Exhibit 4
                                                                 ---------


                                 LOAN AGREEMENT
                                     AMONG
                 MEREDITH/NEW HERITAGE STRATEGIC PARTNERS L.P.,
                               A PARTNERSHIP AMONG
                       MEREDITH/NEW HERITAGE PARTNERSHIP,
                  CONTINENTAL CABLEVISION OF MINNESOTA, INC.,
                 AND NEW HERITAGE ASSOCIATES (THE "BORROWER"),
                 NORTH CENTRAL CABLE COMMUNICATIONS CORPORATION
           ("NORTH CENTRAL"), MEREDITH/NEW HERITAGE SUBSIDIARY, INC.
                  (THE "BUYER SUB" AND, COLLECTIVELY WITH THE
                 BORROWER AND NORTH CENTRAL, THE "BORROWERS"),
                         THE TORONTO-DOMINION BANK and
                     THE BANKS NAMED HEREIN WHOSE NAMES AND
                SIGNATURES APPEAR ON THE SIGNATURE PAGES HEREOF
                          (COLLECTIVELY, THE "BANKS"),
                             THE BANK OF NEW YORK,
                      THE FIRST NATIONAL BANK OF CHICAGO,
                         AND NATIONSBANK OF TEXAS, N.A.
                      (COLLECTIVELY, THE "CO-AGENTS"), and
                    THE TORONTO-DOMINION BANK TRUST COMPANY,
             AS AGENT FOR THE CO-AGENTS AND THE BANKS (THE "AGENT")


                              As of March 31, 1992

ARTICLE 1   Definitions . . . . . . . . . . . . . . . . . . . . . . .    6

ARTICLE 2   The Loans . . . . . . . . . . . . . . . . . . . . . . . .   26

     2.1    The Loans . . . . . . . . . . . . . . . . . . . . . . . .   26
     2.2    Manner of Borrowing and Disbursement  . . . . . . . . . .   27
     2.3    Interest  . . . . . . . . . . . . . . . . . . . . . . . .   31
     2.4    Fees  . . . . . . . . . . . . . . . . . . . . . . . . . .   33
     2.5    Optional Commitment Reduction . . . . . . . . . . . . . .   34
     2.6    Prepayment  . . . . . . . . . . . . . . . . . . . . . . .   34
     2.7    Repayment . . . . . . . . . . . . . . . . . . . . . . . .   35
     2.8    Notes; Loan Accounts  . . . . . . . . . . . . . . . . . .   36
     2.9    Manner of Payment . . . . . . . . . . . . . . . . . . . .   37
     2.10   Reimbursement . . . . . . . . . . . . . . . . . . . . . .   38
     2.11   Pro Rata Treatment  . . . . . . . . . . . . . . . . . . .   39
     2.12   Capital Adequacy  . . . . . . . . . . . . . . . . . . . .   40
     2.13   Option to Replace Banks . . . . . . . . . . . . . . . . .   40

ARTICLE 3   Conditions Precedent  . . . . . . . . . . . . . . . . . .   41

     3.1    Conditions Precedent to Closing . . . . . . . . . . . . .   41
     3.2    Conditions Precedent to Initial Advance . . . . . . . . .   43
     3.3    Conditions Precedent to Each Advance. . . . . . . . . . .   47

ARTICLE 4   Representations and Warranties  . . . . . . . . . . . . .   47

     4.1    Representations and Warranties  . . . . . . . . . . . . .   47
     4.2    Survival of Representations and Warranties, etc.  . . . .   54

ARTICLE 5   General Covenants . . . . . . . . . . . . . . . . . . . .   54

     5.1    Preservation of Existence and Similar Matters . . . . . .   55
     5.2    Business; Compliance with Applicable Law  . . . . . . . .   55
     5.3    Maintenance of Properties . . . . . . . . . . . . . . . .   55
     5.4    Accounting Methods and Financial Records  . . . . . . . .   55
     5.5    Insurance . . . . . . . . . . . . . . . . . . . . . . . .   55
     5.6    Payment of Taxes and Claims . . . . . . . . . . . . . . .   56
     5.7    Visits and Inspections  . . . . . . . . . . . . . . . . .   57
     5.8    Payment of Indebtedness and Other Liabilities . . . . . .   57
     5.9    Use of Proceeds . . . . . . . . . . . . . . . . . . . . .   57
     5.10   Indemnity . . . . . . . . . . . . . . . . . . . . . . . .   57
     5.11   Payment of Wages  . . . . . . . . . . . . . . . . . . . .   58
     5.12   Management  . . . . . . . . . . . . . . . . . . . . . . .   58
     5.13   Interest Rate Hedging . . . . . . . . . . . . . . . . . .   58
     5.14   Covenants Regarding Investments and Acquisitions  . . . .   58
     5.15   Merger Covenant . . . . . . . . . . . . . . . . . . . . .   59

ARTICLE 6   Information Covenants . . . . . . . . . . . . . . . . . .   59

     6.1    Quarterly Financial Statements and Information  . . . . .   59
     6.2    Annual Financial Statements and Information;
            Certificate of No default . . . . . . . . . . . . . . . .   60
     6.3    Monthly Operating Reports . . . . . . . . . . . . . . . .   60
     6.4    Performance Certificates  . . . . . . . . . . . . . . . .   60
     6.5    Copies of Other Reports . . . . . . . . . . . . . . . . .   61
     6.6    Notice of Litigation and Other Matters  . . . . . . . . .   61

ARTICLE 7   Negative Covenants  . . . . . . . . . . . . . . . . . . .   62

     7.1    Indebtedness of the Borrower  . . . . . . . . . . . . . .   63
     7.2    Limitation on Liens . . . . . . . . . . . . . . . . . . .   63
     7.3    Amendment and Waiver  . . . . . . . . . . . . . . . . . .   63
     7.4    Liquidation, Change in Ownership, Disposition or
            Acquisition of Assets . . . . . . . . . . . . . . . . . .   63

     7.5    Limitation on Guaranties  . . . . . . . . . . . . . . . .   66
     7.6    Investments . . . . . . . . . . . . . . . . . . . . . . .   66
     7.7    Restricted Payments and Purchases . . . . . . . . . . . .   66
     7.8    Total Indebtedness to Annualized Operating Cash
            Flow Ratio  . . . . . . . . . . . . . . . . . . . . . . .   67
     7.9    Operating Cash Flow to Interest Expense Ratio . . . . . .   68
     7.10   Capital Expenditures  . . . . . . . . . . . . . . . . . .   68
     7.11   Annualized Operating Cash Flow to Pro Forma Debt
            Service Requirements Ratio  . . . . . . . . . . . . . . .   68
     7.12   Operating Cash Flow to Fixed Charges Ratio  . . . . . . .   69
     7.13   Affiliate Transactions  . . . . . . . . . . . . . . . . .   69
     7.14   Real Estate . . . . . . . . . . . . . . . . . . . . . . .   69
     7.15   Limitation on Leases  . . . . . . . . . . . . . . . . . .   69
     7.16   ERISA Liabilities . . . . . . . . . . . . . . . . . . . .   69

ARTICLE 8   Default . . . . . . . . . . . . . . . . . . . . . . . . .   69

     8.1    Events of Default . . . . . . . . . . . . . . . . . . . .   70
     8.2    Remedies  . . . . . . . . . . . . . . . . . . . . . . . .   73

ARTICLE 9   The Agent . . . . . . . . . . . . . . . . . . . . . . . .   74

     9.1    Appointment and Authorization . . . . . . . . . . . . . .   75
     9.2    Interest Holders  . . . . . . . . . . . . . . . . . . . .   75
     9.3    Consultation with Counsel . . . . . . . . . . . . . . . .   75
     9.4    Documents . . . . . . . . . . . . . . . . . . . . . . . .   75
     9.5    Agent and Affiliates  . . . . . . . . . . . . . . . . . .   75
     9.6    Responsibility of the Agent . . . . . . . . . . . . . . .   75
     9.7    Collateral  . . . . . . . . . . . . . . . . . . . . . . .   76
     9.8    Action by Agent . . . . . . . . . . . . . . . . . . . . .   76
     9.9    Notice of Default or Event of Default . . . . . . . . . .   76
     9.10   Responsibility Disclaimed . . . . . . . . . . . . . . . .   77
     9.11   Indemnification . . . . . . . . . . . . . . . . . . . . .   77
     9.12   Credit Decision . . . . . . . . . . . . . . . . . . . . .   78
     9.13   Successor Agents  . . . . . . . . . . . . . . . . . . . .   78

ARTICLE 10  Change in Circumstances Affecting Fixed Rate Advances . .   78

    10.1    Fixed Rate Basis Determination Inadequate or Unfair . . .   78
    10.2    Illegality  . . . . . . . . . . . . . . . . . . . . . . .   79
    10.3    Increased Costs . . . . . . . . . . . . . . . . . . . . .   79
    10.4    Effects on Other Advances . . . . . . . . . . . . . . . .   81

ARTICLE 11  Miscellaneous . . . . . . . . . . . . . . . . . . . . . .   81

    11.1    Notices . . . . . . . . . . . . . . . . . . . . . . . . .   81
    11.2    Expenses  . . . . . . . . . . . . . . . . . . . . . . . .   83
    11.3    Waivers . . . . . . . . . . . . . . . . . . . . . . . . .   84
    11.4    Set-Off . . . . . . . . . . . . . . . . . . . . . . . . .   84
    11.5    Assignment  . . . . . . . . . . . . . . . . . . . . . . .   85
    11.6    Accounting Principles; Materiality  . . . . . . . . . . .   86
    11.7    Counterparts  . . . . . . . . . . . . . . . . . . . . . .   86
    11.8    Governing Law, Etc. . . . . . . . . . . . . . . . . . . .   86
    11.9    Severability  . . . . . . . . . . . . . . . . . . . . . .   87
    11.10   Interest  . . . . . . . . . . . . . . . . . . . . . . . .   87
    11.11   Headings  . . . . . . . . . . . . . . . . . . . . . . . .   87
    11.12   Amendment and Waiver  . . . . . . . . . . . . . . . . . .   88
    11.13   Entire Agreement  . . . . . . . . . . . . . . . . . . . .   88
    11.14   Other Relationships   . . . . . . . . . . . . . . . . . .   88
    11.15   Exhibits and Schedules  . . . . . . . . . . . . . . . . .   88

ARTICLE 12  Waiver of Jury Trial  . . . . . . . . . . . . . . . . . .   89

    12.1    Waiver of Jury Trial  . . . . . . . . . . . . . . . . . .   89


                                 EXHIBITS

Exhibit A  -  Form of Collateral Assignment of Leases
Exhibit B  -  Form of Collateral Assignment of Partnership Interests
Exhibit C  -  Form of Mortgage
Exhibit D  -  Form of Promissory Note
Exhibit E  -  Form of Pledge Agreement
Exhibit F  -  Form of Request for Advance
Exhibit G  -  Form of Security Agreement
Exhibit H  -  Form of Subordination of Management Fees Agreement
Exhibit I  -  Form of Subsidiary Collateral Assignment of Leases
Exhibit J  -  Form of Subsidiary Guaranty
Exhibit K  -  Form of Subsidiary Mortgage
Exhibit L  -  Form of Subsidiary Pledge Agreement
Exhibit M  -  Form of Subsidiary Security Agreement
Exhibit N  -  Form of Use of Proceeds Letter
Exhibit 0  -  Form of Borrower's Loan Certificate
Exhibit P  -  Form of Legal Opinions to be Given on the Agreement Date
Exhibit Q  -  Form of Partner Loan Certificate
Exhibit R  -  Form of Legal Opinions to be Given on the Initial Funding Date
Exhibit S  -  Form of Certificate of Financial Condition
Exhibit T  -  Form of Subsidiary Loan Certificate

Exhibit U  -  Form of Monthly Operating Report
Exhibit V  -  Form of Performance Certificate
Exhibit W  -  Form of Assignment and Assumption Agreement
Exhibit X  -  Form of Collateral Assignment of Intercompany Note
Exhibit Y  -  Form of Subordination Agreement
Exhibit Z  -  Form of Borrower Guaranty

                                  SCHEDULES

Schedule 1  -  List of Licenses
Schedule 2  -  List of Liens
Schedule 3  -  List of Pole Agreements
Schedule 4  -  Ownership of the Borrower
Schedule 5  -  Subsidiaries of the Borrower as of the Initial Funding Date
               and as of Five (5) Business Days Thereafter
Schedule 6  -  Overbuilding, Necessary Consents, Etc. as of the Initial
               Funding Date
Schedule 7  -  Lien Searches as of the Initial Funding Date
Schedule 8  -  Real Estate as of the Initial Funding Date
Schedule 9  -  Litigation
Schedule 10 -  Agreements with Affiliates

                                 LOAN AGREEMENT

                 MEREDITH/NEW HERITAGE STRATEGIC PARTNERS L.P.,
                               A PARTNERSHIP AMONG
                       MEREDITH/NEW HERITAGE PARTNERSHIP,
                  CONTINENTAL CABLEVISION OF MINNESOTA, INC.,
             AND NEW HERITAGE ASSOCIATES (THE "BORROWER"), (on and
              after the Initial Funding Date (as herein defined))
                 NORTH CENTRAL CABLE COMMUNICATIONS CORPORATION
           ("NORTH CENTRAL"), MEREDITH/NEW HERITAGE SUBSIDIARY, INC.
                  (THE "BUYER SUB" AND, COLLECTIVELY WITH THE
                 BORROWER AND NORTH CENTRAL, THE "BORROWERS"),
                         THE TORONTO-DOMINION BANK and
                     THE BANKS NAMED HEREIN WHOSE NAMES AND
                SIGNATURES APPEAR ON THE SIGNATURE PAGES HEREOF
                          (COLLECTIVELY, THE "BANKS"),
                             THE BANK OF NEW YORK,
                      THE FIRST NATIONAL BANK OF CHICAGO,
                         AND NATIONSBANK OF TEXAS, N.A.
                      (COLLECTIVELY, THE "CO-AGENTS"), and
                    THE TORONTO-DOMINION BANK TRUST COMPANY,
             AS AGENT FOR THE CO-AGENTS AND THE BANKS (THE "AGENT")
                                     agree as
                   follows as of the 31st day of March, 1992:

                                     ARTICLE 1

                                    Definitions


     For the purposes of this Agreement:

     "Acquisition" shall mean (i) any acquisition by the Borrower or any Subsidiary of the Borrower of any cable television system or SMATV System, or
(ii) any acquisition by the Borrower of any other Person which owns or operates cable television systems or SMATV Systems, which Person shall then become a Subsidiary of the Borrower whose financial statements are consolidated with the Borrower in accordance with generally accepted accounting principles. "Acquisition" shall not include the acquisitions of the Meyer Systems and of North Central.

     "Advance" or "Advances" shall mean amounts advanced by the Banks to the Borrowers or any of them pursuant to Article 2 hereof on the occasion of any borrowing.

     "Affiliate" shall mean any Person directly or indirectly controlling, controlled by, or under common control with, the Borrower. For purposes of this definition, "control" when used with respect to any Person includes, without limitation, the direct or indirect beneficial ownership of more than ten percent (10%) of the voting securities or voting equity of such Person or the power to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

    "Agent" shall mean The Toronto-Dominion Bank Trust Company, acting as agent for the Banks.

     "Agent's Office" shall mean the office of the Agent located at The Toronto-Dominion Bank Trust Company, 42 Wall Street, New York, New York 10005, or such other office as may be designated pursuant to the provisions of Section
11.1 of this Agreement.

     "Agreement" shall mean this Agreement.

     "Agreement Date" shall mean the date as of which this Agreement is dated.

     "Annualized Operating Cash Flow" shall mean an amount equal to Operating Cash Flow of the Borrower and its Subsidiaries, on a consolidated basis, for the calendar quarter specified, multiplied by four (4).

     "Applicable Law" shall mean, in respect of any Person, all provisions of constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such Person, including, without limiting the foregoing, the Licenses, the Federal Communications Act of 1934 and Title 47 of the United States Code, all Environmental Laws, and all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

     "Assessment Rate" shall mean, for any Interest Period for a CD Rate Advance, the current annual assessment rate (if any), rounded upward to the nearest hundredth (1/100th of one percent), payable by insured banks to the Federal Deposit Insurance Corporation (or any successor) for insuring time deposits made in dollars at offices of banks in the United States as determined by the Agent on the first day of such Interest Period.

     "Authorized Signatory" shall mean such senior personnel of the Borrower or either of its Partners as may be duly authorized and designated in writing by the Borrower to execute documents, agreements and instruments on behalf of the Borrower.

     "Available Commitment" shall mean, at any time, the remainder of (a) the amount of the Commitment, as such Commitment may be reduced and increased from time to time in accordance with Section 2.1(b) hereof, less (b) the amount of the Unavailable Commitment at such time.

     "Banks" shall mean the Banks whose names and signatures as Banks appear on the signature pages hereof, and any assignees of such Banks which hereafter become parties hereto pursuant to and in accordance with Section 11.5 hereof; and "Bank" shall mean any one of the foregoing Banks.

     "Basic Subscribers" shall mean a dwelling unit, including an apartment which is separately billed for cable television services within an apartment building, in respect of which the Borrower or a Subsidiary of the Borrower has in effect an agreement to provide one or more tiers of the cable television subscription services offered by the Borrower or a Subsidiary of the Borrower and for which the Borrower or a Subsidiary of the Borrower has received at least one full month's payment at the rate customarily charged by the Borrower or such Subsidiary of the Borrower within the applicable franchise area, except for those dwelling units for which payment is more than sixty (60) days past due, or for which notices of termination of service have been sent by the Borrower or a Subsidiary of the Borrower, or have been sent by the customer and received by the Borrower or a Subsidiary of the Borrower. As to bulk and commercial subscribers, such as hotels, motels, and apartments, billed on a bulk basis, the number of Basic Subscribers for the Borrower and its Subsidiaries in respect of such bulk and commercial subscribers shall be computed by dividing the monthly basic cable revenues received by the Borrower and all of its Subsidiaries from any such bulk and commercial subscribers by the average monthly revenue received by the Borrower and all of its Subsidiaries from other Basic Subscribers within the System.

     "Borrower" shall mean Meredith/New Heritage Strategic Partners L.P., a limited partnership formed under the laws of the State of Iowa among the General Partner and the Limited Partners pursuant to the Partnership Agreement.

     "Borrowers" shall mean, collectively, the Borrower and Buyer Sub and, from and after the Initial Funding Date, North Central.

     "Business Day" shall mean a day on which banks and foreign exchange markets are open for the transaction of business required for this Agreement in New York and Dallas, as relevant to the determination to be made or the action to be taken.

     "Buyer Sub" shall mean Meredith/New Heritage Subsidiary, Inc., a Delaware corporation.

     "Capital Expenditures" shall mean, in respect of any Person, expenditures for the purchase or construction of fixed assets, plant and equipment which are capitalized in accordance with generally accepted accounting principles, less any such expenditures for assets and equipment held in inventory. "Capital Expenditures" shall not include the acquisition of the Meyer Systems by the Borrower on the Initial Funding Date.

     "Capitalized Lease Obligation" shall mean that portion of any obligation of a Person as lessee under a lease which at the time would be required to be capitalized on the balance sheet of such lessee in accordance with generally accepted accounting principles.

     "CCM" shall mean Continental Cablevision of Minnesota, Inc., a Minnesota corporation and a Limited Partner of the Borrower.

     "CD Rate" shall mean, for any Interest Period, the interest rate per annum (rounded upwards to the nearest one-sixteenth (1/16th) of one percent) determined by the Agent to be the average of the prevailing rate bids at 10:00 a.m. (New York time) or as soon thereafter as practicable, on the Business Day on which the relevant Interest Period commences, by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from The Toronto-Dominion Bank, New York Branch, or, upon request of any Borrower, from one of the Co-Agents (whichever rate is less), of its certificates of deposit having a maturity comparable to the duration of the Interest Period requested by such Borrower, and an amount equal to the amount requested by such Borrower.

     "CD Rate Advance" shall mean an Advance which any Borrower requests to be made as a CD Rate Advance or which is reborrowed as a CD Rate Advance, in accordance with the provisions of Section 2.2 hereof, and which shall be in a principal amount of at least $5,000,000 and in an integral multiple of $1,000,000.

     "CD Rate Basis" shall mean a simple per annum interest rate equal to the sum of (a) the quotient (rounded upwards to the nearest one-hundredth (1/100th) of one percent) of (i) the CD Rate divided by (ii) one minus the Domestic Reserve Percentage, stated as a decimal, plus (b) the Assessment Rate, plus (c) one and three-quarters percent (1-3/4%). The CD Rate Basis shall apply to Interest Periods of thirty (30), sixty (60), ninety (90) days, one hundred eighty (180), and three hundred sixty (360) days and, once determined, shall remain unchanged during the applicable Interest Period, except for changes to reflect adjustments in the Domestic Reserve Percentage. No Borrower may elect an Interest Period of three hundred sixty (360) days unless the Agent has notified such Borrower that the Banks have available to them funds for their respective portions of the proposed Advance which are not required for other purposes, that such funds are available to each of the Banks at a rate at or below the CD Rate for such proposed Advance and Interest Period, and that each of the Banks has agreed (each in its sole discretion) to fund their respective portions of such Advance. Interest on CD Rate Advances shall also be subject to adjustment as provided in Section 2.3(f) hereof.

     "Co-Agents" shall mean The Bank of New York, The First National Bank of Chicago, and NationsBank of Texas, N.A.; and "Co-Agent" shall mean any one of them.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Collateral" shall mean any property of any kind constituting collateral for the Obligations under this Agreement or any of the Security Documents..

     "Collateral Assignment of Leases" shall mean any Collateral Assignment of Leases given by the Borrower in favor of the Agent, on behalf of the Co-Agents and the Banks, in substantially the form attached hereto as Exhibit A, pursuant to which the Borrower assigns to the Agent (on behalf of the Co-Agents and the Banks) its interests as lessee under its real property leases, whether now owned or hereafter acquired.

     "Collateral Assignment of Partnership Interests" shall mean that certain Collateral Assignment of Partnership Interests given by each of the Partners in favor of the Agent (on behalf of the Co-Agents and the Banks), dated as of the Initial Funding Date and in substantially the form attached hereto as Exhibit

B, pursuant to which each of the Partners pledges as collateral for the Obligations its right to receive cash and other distributions from the Borrower on account of its ownership interest in the Borrower.

     "Commission" shall mean the Federal Communications Commission or any successor thereto.

     "Commitment" shall mean the several obligations of the Banks to advance to the Borrowers, pursuant to the terms hereof, up to $205,000,000 at any time prior to the Maturity Date, as such obligations may be reduced from time to time pursuant to the terms hereof.

     "Commitment Ratios" shall mean the percentages in which the Banks are severally bound to satisfy the Commitment to make Advances to the Borrowers, as set forth below, and as modified to reflect assignments by the Banks pursuant to Section 11.5 hereof:


                Bank               Percentage        Dollar Amount
        ---------------------      ----------        -------------

        The Toronto-
          Dominion Bank           14.634146341%       $ 30,000,000

        The Bank of New York      12.195121951%       $ 25,000,000

        The First National
          Bank Of Chicago         12.195121951%       $ 25,000,000

        NationsBank of Texas,
          N.A.                    12.195121951%       $ 25,000,000

        Bank of Montreal          12.195121951%       $ 25,000,000

        CIBC, Inc.                12.195121951%       $ 25,000,000

        Credit Lyonnais
          Cayman Island Branch    12.195121951%       $ 25,000,000

        Connecticut
          National Bank            7.317073171%       $ 15,000,000

        Bank of Hawaii             4.878048780%       $ 10,000,000

        TOTAL                     100%                $205,000,000

     "Conversion Date" shall mean March 31, 1994.

     "Default" shall mean any Event of Default, and any of the events specified in Section 8.1 regardless of whether there shall have occurred any passage of time or giving of notice or both that would be necessary for such event to be an Event of Default.

     "Default Rate" shall mean a simple per annum interest rate equal to the sum of the otherwise applicable Interest Rate Basis hereof plus two percent (2%) or, if there is no otherwise applicable Interest Rate Basis, the Prime Rate Basis plus two percent (2%).

     "Defaulting Bank" shall have the meaning set forth in Section 2.2(f) hereof.

     "Domestic Reserve-Percentage" shall mean, for any day, the percentage (if any) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency or marginal reserves) for a member bank of the Federal Reserve System with deposits exceeding $5 billion United States dollars in respect of new non-personal time deposits in dollars in the United States having a maturity comparable to the duration of the Interest Period selected by the relevant Borrower and in an amount of $250,000 or more. The CD Rate Basis shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

     "Earn-Out Payments" for any fiscal year shall mean cash payments required to be made by the Borrower to CCM and HCM pursuant to Section 11.2 of the North Central Purchase Agreement, such cash payments to be payable simultaneously with the repayments of the Loan pursuant to Section 2.7(c) hereof.

     "Environmental Laws" shall mean all applicable federal, state or local laws, statutes, rules, regulations or ordinances relating to public health, safety or the environment, including, without limitation, those relating to releases, discharges, emissions or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls, asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited, or regulated substances, including, without limitation, any such provisions under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), or the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901 et seq.).

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as in effect on the Agreement Date and as amended thereafter from time to time.

     "Eurodollar Advance" shall mean an Advance which any Borrower requests to be made as a Eurodollar Advance or which is reborrowed as a Eurodollar Advance, in accordance with the provisions of Section 2.2 hereof, and which shall be in a principal amount of at least $5,000,000 and in an integral multiple of $1,000,000.

     "Eurodollar Basis" shall mean a simple per annum interest rate equal to the sum of (a) the quotient (rounded upwards to the nearest one-sixteenth of one percent (1/16%)) of (i) the Eurodollar Rate divided by (ii) one minus the Eurodollar Reserve Percentage, stated as a decimal, plus (b) one and five-eights percent (1-5/8%). The Eurodollar Basis shall apply to Interest Periods of one (1), two (2), three (3), six (6), and twelve (12) months, and, once determined, shall remain unchanged during the applicable Interest Period, except for changes to reflect adjustments in the Eurodollar Reserve Percentage. No Borrower may elect an Interest Period of twelve (12) months unless the Agent has notified such Borrower that the Banks have available to them funds for their respective portions of the proposed Advance which are not required for other purposes, that such funds are available to each of the Banks at a rate at or below the Eurodollar Rate for such proposed Advance and Interest Period, and that the Banks have agreed (each in its sole discretion) to fund their respective portions of such Advance. Interest on Eurodollar Advances shall also be subject to adjustment as provided in Section 2.3(f) hereof.

     "Eurodollar Rate" shall mean, for any Interest Period, the average (rounded upwards to the nearest one-sixteenth of one percent (1/16%)) of the interest rates per annum at which deposits in United States Dollars for such Interest Period are offered to The Toronto-Dominion Bank, New York Branch, or, upon the request of any Borrower, to one of the Co-Agents (whichever average is less), in the eurodollar interbank borrowing market at approximately 11:00 a.m. (New York time), two (2) Business Days before the first day of such Interest Period, in an amount approximately equal to the principal amount of, and for a length of time approximately equal to the Interest Period for, the Eurodollar Advance sought by such Borrower.

     "Eurodollar Reserve Percentage" shall mean the percentage (if any) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System, as such regulation may be amended from time to time, as the maximum reserve requirement applicable with respect to Eurocurrency Liabilities (as that term is defined in Regulation D), whether or not any Bank has any Eurocurrency Liabilities subject to such reserve requirement at that time. The Eurodollar Basis for any Eurodollar Advance shall be adjusted as of the effective date of any change in the Eurodollar Reserve Percentage.

     "Event of Default" shall mean any of the events specified in Section 8.1 hereof, provided that any requirement for notice or lapse of time or both has been satisfied.

     "Excess Cash Flow" shall mean, as of the last day of any fiscal year of the Borrower, Operating Cash Flow of the Borrower and its Subsidiaries on a consolidated basis for such fiscal year, less the sum of each of the following for the Borrower and its Subsidiaries on a consolidated basis for such fiscal year: (i) Interest Expense, (ii) Management Fees paid or payable (excluding any such fees which are accrued but not permitted to be paid under Section 7.7 hereof) to the Manager in accordance with the terms of the Partnership Agreement, this Agreement and the Subordination of Management Fees Agreement,
(iii) all scheduled repayments (including those required pursuant to Section 2.7(a) hereof) for the Borrower and its Subsidiaries on a consolidated basis of principal amounts of Indebtedness for Money Borrowed (other than payments out of Excess Cash Flow required under Section 2.7(c) hereof), (iv) Capital Expenditures of the Borrower and its Subsidiaries on a consolidated basis, (v) cash payments of income tax liabilities of the Borrower or any of its Subsidiaries (but excluding payments made by the Borrower to its Partners to enable them to pay any tax liabilities incurred by them in respect of their ownership interests in the Borrower), (vi) Earn-Out Payments made as permitted under Section 7.7 hereof, (vii) repayments of the principal amount of the Loans required pursuant to Section 2.7(b) hereof, and (viii) $500,000.

     "Federal Funds Rate" shall mean, as of any date, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three (3) federal funds brokers of recognized standing selected by the Agent.

     "Fixed Charges" shall mean, for the Borrower and its Subsidiaries on a consolidated basis for any fiscal period, the aggregate amount of principal, interest, and associated fees (other than fees payable to the Agent, the Co-Agents, and the Banks on the Agreement Date) paid or payable in connection with Indebtedness for Money Borrowed (excluding repayments required under Section 2.7(b) and Section 2.7(c) hereof), cash payments of income tax liabilities, Capital Expenditures and Management Fees whether paid or payable (but excluding any such fees which are accrued but not permitted to be paid under Section 7.7 hereof) to the Manager in accordance with the terms of the Partnership Agreement, this Agreement, and the Subordination of Management Fees Agreement.

     "Fixed Rate advance" shall mean a CD Rate Advance of a Eurodollar Advance or both, as appropriate.

     "General Partner" shall mean Meredith/New Heritage Partnership, an Iowa partnership, which is the sole general partner of the Borrower.

     "Guaranty" or "Guaranteed," as applied to an obligation, shall mean and include (a) a guaranty, direct or indirect, in any manner, of any part of all of such obligation or (b) any other agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of any part or all of such obligation.

     "HCM" shall mean Hauser Cable of Minnesota, Inc., a Delaware corporation and a 'Seller' under the North Central Purchase Agreement.

     "Indebtedness" shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis, without duplication, (a) all items which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liability side of a balance sheet, except (i) accounts payable and accrued liabilities, (ii) items of partners' equity or capital stock or surplus or (iii) items of general contingency or deferred tax reserves, (b) all direct or indirect obligations secured by any Lien to which any property or asset owned by the Borrower or any of its Subsidiaries is subject, whether or not the obligation secured thereby shall have been assumed, (c) to the extent not otherwise included, all Capitalized Lease Obligations and all obligations with respect to leases constituting part of a sale and lease-back arrangement, and (d) all reimbursement obligations with respect to outstanding letters of credit.

     "Indebtedness for Money Borrowed" shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis, money borrowed and Indebtedness represented by notes payable and drafts accepted representing extensions of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments, all Indebtedness upon which interest charges are customarily paid, all reimbursement obligations as to amounts drawn down by beneficiaries of letters of credit, and all Indebtedness issued or assumed as full or partial payment for property or services. For purposes of this definition, interest which is accrued but not paid on the original due date for such interest shall be deemed Indebtedness for Money Borrowed. Where obligations are evidenced by bonds, debentures, notes or other similar instruments whose face amount exceeds the amount received by the Borrower with respect thereto, only the amount received plus debt discount amortized as of the calculation date need be taken into account as Indebtedness for Money Borrowed.

     "Initial Funding Date" shall mean the date on which the initial Advance of the Loans hereunder is funded by the Banks to the Borrower and the Buyer Sub, which Advance shall be made, subject to the terms and conditions hereof, on the date of the consummation of the North Central Purchase Agreement to permit the acquisition of North Central and of the Meyer Systems by the Borrower.

     "Interest Expense" shall mean, for any quarter or year, as applicable, the aggregate of all interest paid or payable (excluding any interest which has accrued but is not payable) by the Borrower and its Subsidiaries on a consolidated basis in respect of their Indebtedness for Money Borrowed.

     "Interest Hedge Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, or any similar arrangement designed to hedge the risk to the Borrowers of variable interest rate volatility, arising at any time between any Borrower and one or more of the Agent, the Co-Agents, and the Banks or any other Person, as such agreement or arrangement may be modified, supplemented and in effect from time to time.

     "Interest Period" shall mean, (a) in connection with any Prime Rate Advance, the period beginning on the date such Advance is made and ending on the last day of the calendar quarter in which such Advance is made, provided, however, that if a Prime Rate Advance is made on the last day of any calendar quarter, it shall have an Interest Period ending on, and its Payment Date shall be, the last day of the following calendar quarter; and (b) in connection with any Fixed Rate Advance, the term of such Advance selected by any Borrower or otherwise determined in accordance with this Agreement. Notwithstanding the foregoing, however, (i) any applicable Interest Period, with respect to Eurodollar Advances only, which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any applicable Interest Period, with respect to Eurodollar Advances only, which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall (subject to clause (i) above) end on the last day of such calendar month, and (iii) no Interest Period shall extend beyond the Maturity Date. Interest shall be due and payable with respect to any Advance as provided in Section 2.3 hereof.

     "Interest Rate Basis" shall mean the Prime Rate Basis, the Eurodollar Basis, or the CD Rate Basis, as appropriate.

     "Investment" shall mean any investment by the Borrower or any Subsidiary of the Borrower in any other Person which, directly or indirectly, owns or operates cable television systems or SMATV Systems, which Person's financial statements, after giving effect to such investment, are not consolidated with the Borrower in accordance with generally accepted accounting principles.

     "Licenses" shall mean any rights, whether based upon any agreement, statute, ordinance or otherwise, granted by any governmental authority to the Borrower or any Subsidiary of the Borrower to own and operate cable television systems, described on Schedule 1 attached hereto, and any other such rights subsequently obtained by the Borrower or any Subsidiary of the Borrower and added to such Schedule 1 by supplement, together with any amendment, modification or replacement with respect thereto.

     "Lien" shall mean, with respect to any property, any mortgage, lien, pledge, assignment, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other encumbrance of any kind in respect of such property, whether or not choate, vested or perfected.

     "Limited Partners" shall mean CCM and the Manager.

     "Loans" shall mean, collectively, the amounts advanced by the Banks to the Borrowers under the Commitment, not to exceed the amount of the Commitment, and evidenced by the Notes.

     "Loan Documents" shall mean, without limitation, this Agreement, the Notes, the Security Agreement, the Mortgages, the Subordination of Management Fees Agreement, the Pledge Agreement, the Collateral Assignment of Leases, all Requests for Advances, all Use of Proceeds Letters, the Collateral Assignment of Partnership Interests, the Subsidiary Guaranty, the Subsidiary Mortgage, the Subsidiary Security Agreement, the Subsidiary Pledge Agreement, the Subsidiary Collateral Assignment of Leases, all Interest Hedge Agreements to which any Borrower and one or more of the Agent, the Co-Agents, and the Banks, or any of them or their affiliates are party, any agreements referred to in Section 2.4(b) or Section 2.4(c) or otherwise and providing for the payment of a fee or fees to the Agent, the Co-Agents, the Banks, or any of them, and all other documents and agreements executed or delivered in connection with or contemplated by this Agreement.

     "Majority Banks" shall mean, at any time, Banks the total of whose principal amount of the Loans outstanding equals or exceeds sixty-six and two-thirds percent (66-2/3%) of the total principal amount of the Loans outstanding, or, at any time when there are no Loans outstanding, Banks the total of whose Commitment Ratios equals or exceeds sixty-six and two-thirds percent (66-2/3%).

     "Management Fees" shall mean all management fees and other amounts (other than as set forth in the following sentence) due and payable to the Manager in respect of its services in managing the Systems for the Borrower, pursuant to the provisions of the Partnership Agreement. "Management Fees" shall not include amounts owing to the Manager in respect of programming, equipment or other assets obtained from third parties which are transferred to the Borrower or any of its Subsidiaries, or services obtained from third parties solely for the benefit of the Borrower or any of its Subsidiaries, provided that amounts for all such items and services obtained by the Managers shall be passed through to the Borrower at the Manager's cost therefor.

     "Manager" shall mean New Heritage Associates, an Iowa general partnership and a Limited Partner of the Borrower, which has agreed to provide management services to the Borrower and its Subsidiaries regarding the daily operation of the System in return for certain Management Fees pursuant to the provisions of the Partnership Agreement.

     "Materially Adverse Effect" shall mean any materially adverse effect upon the business, financial condition, results of operations or business prospects of the Borrower and its Subsidiaries, taken as a whole, or upon the ability of the Borrower and its Subsidiaries, taken as a whole, to construct, own, operate and maintain the System, or to ensure performance under the Licenses, this Agreement or any other Loan Document by the Borrower or any other obligor thereunder, resulting from any act, omission, situation, status, event or undertaking, either singly or taken together; provided, however, that no act, omission, situation, status, event or undertaking, singly or taken together, which affects only the business prospects (and not the business, financial condition, or results of operations) of the Borrower and its Subsidiaries, taken as a whole, shall constitute a Materially Adverse Effect unless or until it has a present and direct effect upon the business or operations of the Borrower or one or more of its Subsidiaries.

     "Maturity Date" shall mean March 31, 2001, or such earlier date as payment of the Loans under the Commitments shall be due (whether by acceleration or otherwise).

     "Merger Date" shall mean the date (which shall be not later than the fifth Business Day after the Initial Funding Date) on which Buyer Sub shall merge with North Central and North Central shall assume and be liable for the Advance initially borrowed by the Buyer Sub pursuant to Section 2.1(c) hereof.

     "Meyer Systems" shall mean those certain cable television systems of the Borrower in and around Bismarck and Mandan, North Dakota, which were acquired by the General Partner on December 31, 1991 from Meyer Broadcasting Company, a North Dakota corporation, and which will be contributed on the Initial Funding Date to the Borrower.

     "Mortgages" shall mean any mortgage, deed to secure debt, deed of trust, security deed, security agreement, or other instrument conveying a security interest or other Lien in real property or interests in real property, whether now owned or hereafter acquired, in substantially the form attached hereto as Exhibit C, by the Borrower to the Agent (on behalf of the Co-Agents and the Banks), as Collateral for the Obligations.

     "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

     "Necessary Authorizations" shall mean all approvals and licenses from, and all filings and registrations with, any governmental or other regulatory authority, including, without limiting the foregoing, the Licenses and all approvals, licenses, filings and registrations under the Federal Communications Act of 1934, necessary in order to enable the Borrower and its Subsidiaries to acquire, construct, own, maintain and operate the System.

     "Net Income" shall mean, as applied to the Borrower for any fiscal period, the aggregate amount of net income (or net loss) of the Borrower and its Subsidiaries on a consolidated basis, after taxes, for such period as determined in accordance with generally accepted accounting principles.

     "Net Proceeds" shall mean, with respect to any sale of the assets of the Borrower or any Subsidiary of the Borrower permitted hereunder, or with respect to the sale of the stock or other ownership interests of any Subsidiary of the Borrower, the gross sales price for the assets or stock or other ownership interests being sold (including, without limitation, any payments received for consulting agreements and non-competition covenants, and other similar payments not included in the gross sales price), net of (i) amounts reserved, if any, for taxes payable with respect to the sale, (ii) reasonable and customary transaction costs payable by the Borrower or any Subsidiary of the Borrower,
(iii) contingencies with respect to such sale appropriately reserved for, and
(iv) until actually received by the Borrower or such Subsidiary of the Borrower (at which time such amounts shall become "Net Proceeds"), any portion of the sales price (x) held in escrow or (y) evidenced by a promissory note or other instrument permitted under Section 7.4(a) hereof.

     "Non Pro Rata Advance" shall have the meaning set forth in Section 2.2(f) hereof.

     "North Central" shall mean North Central Cable Communications Corporation, a Delaware corporation which, as of the Initial Funding Date, shall become a wholly-owned Subsidiary of the Borrower, and which, as of the Merger Date, shall become one of the Borrowers hereunder.

     "North Central Purchase Agreement" shall mean that certain Stock Purchase Agreement for the purchase of the Borrower of all of the stock of North Central, dated as of February 11, 1992, among the Borrower, the General Partner, HCM, Hauser Cable Communications, Inc., a Delaware corporation, North Central, CCM, and NCC Holding Co., Inc., a Massachusetts corporation, as amended from time to time pursuant to any applicable provisions of Section 7.3 hereof.

     "North Central Systems" shall mean those certain cable television systems owned by North Central and its Subsidiaries in and around Columbia Heights, Burnsville, Eagan, Roseville, Quad Cities, Blaine, and White Bear Lake, Minnesota.

     "Notes" shall mean those certain promissory notes in the aggregate principal amount of $205,000,000, one such Note issued to each of the Banks on the Initial Funding Date by the Borrower, one such Note issued to each of the Banks on the Initial Funding Date by the Buyer Sub, and one such Note issued to each of the Banks on the Merger Date by North Central to replace and succeed Notes executed by the Buyer Sub, each one in substantially the form of Exhibit D attached hereto, any other promissory notes issued pursuant to this Agreement, and any extensions, amendments, or renewals thereof.

     "Obligations" shall mean (i) all payment and performance obligations of the Borrowers to the Banks, the Co-Agents, and the Agent and their respective affiliates under this Agreement and the other Loan Documents, as they may be amended, modified, extended, or renewed from time to time, or as a result of making the Loans, (ii) all payment and performance obligations of all Subsidiaries of the Borrower and other obligors (other than the Borrowers) to the Banks, the Co-Agents, and the Agent and their respective affiliates under the Loan Documents, as they may be amended from time to time, and (iii) the obligation to pay the Agent (for the benefit of the Co-Agents and the Banks) an amount equal to the amount of any and all damage which the Banks, the Co-Agents, and the Agent and their respective affiliates, or any of them, may suffer by reason of a breach by the Borrower, any of its Subsidiaries, or any other obligor of any obligation, covenant or undertaking with respect to this Agreement or any other Loan Document.

     "Operating Cash Flow" shall mean, for the Borrower and its Subsidiaries on a consolidated basis in respect of any fiscal period, the sum of (i) Net Income, plus (ii) Interest Expense, income taxes paid or payable (and not added to Operating Cash Flow in a prior fiscal period), depreciation, amortization, Management Fees whether paid or accrued, and other non-cash items, which sum shall be adjusted, upward or downward, as applicable, for extraordinary items, all as determined in accordance with generally accepted accounting principles. If the Meyer Systems or the North Central systems are acquired during any fiscal quarter being tested, or any other Acquisition is made hereunder, Operating Cash Flow for the acquired portion of the System for that fiscal quarter during which such transaction occurs shall be calculated by multiplying
(x) the Operating Cash Flow of the acquired portion of the Systems from the purchase date through the last day of the fiscal quarter being tested, by (y) a fraction, the numerator of which is three hundred sixty-five (365) and the denominator of which is the number of days from the purchase date to the end of the fiscal quarter being tested.

     "Partners" shall mean the General Partner and the Limited Partners.

     "Partnership Agreement" shall mean that certain Restated Agreement of Limited Partnership of Meredith/New Heritage Strategic Partners L.P. among the Partners of the Borrower dated as of December 30, 1991 and as in effect on the Agreement Date.

     "Payment Date" shall mean the last day of any Interest Period.

     "Permitted Liens" shall mean, as applied to any Person:

          (a) any Lien in favor of the Agent (acting on behalf of the Co-Agents and the Banks) given to secure the Obligations including without limitation, the obligations of any Borrower under any Interest Hedge Agreement between such Borrower on the one hand and any of the Agent, the Co-Agents, or the Banks or their respective affiliates, on the other hand);

          (b) (i) Liens on real estate for real estate taxes not yet delinquent and (ii) Liens for taxes, assessments, judgments, governmental charges or levies or claims the non-payment of which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on such Person's books, but if any foreclosure, distraint, sale or similar proceedings have been commenced with respect thereto and remain unstayed for a period of thirty (30) days after their commencement, such Liens shall no longer be deemed "Permitted Liens";

          (c) Liens of carriers, warehousemen, mechanics, laborers and materialmen incurred in the ordinary course of business for sums not yet due or being diligently contested in good faith, if such reserve or appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made therefor;

          (d) Liens incurred in the ordinary course of business in connection with worker's compensation and unemployment insurance;

          (e) Restrictions on the transfer of assets imposed by any of the Licenses as presently in effect or by the Federal Communications Act of 1934 and any regulations thereunder;

          (f) Easements, rights-of-way, restrictions and other similar encumbrances on the use of real property which do not in the aggregate materially interfere with the ordinary conduct of the business of such Person, or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness or other extensions of credit and which do not in the aggregate materially detract from the value of such properties or materially impair their use in the operation of the business of such Person (including, without limitation, Liens created under pole attachment agreements on cables and property affixed to transmission poles);

          (g) Purchase money security interests which are perfected by operation of law only for a period not in excess of ten (10) days after the inception thereof and limited to Liens on assets so purchased;

          (h) Other Liens of record (purchase money or otherwise) against the assets of the Borrower or any of its Subsidiaries securing Indebtedness in an amount not to exceed in the aggregate at any time $500,000; and

          (i) Other Liens of record against the assets of the Borrower or any of its Subsidiaries which are listed on Schedule 2 attached hereto, and any other Liens of record as of the Initial Funding Date and added to such Schedule 2 by supplement, securing Indebtedness in an amount not to exceed in the aggregate at any time $500,000.

     "Person" shall mean an individual, corporation, partnership, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

     "Plan" shall mean an employee benefit plan within the meaning of Section 3(3) of ERISA or any other plan maintained for employees of any Person or any affiliate of such Person.

     "Pledge Agreement" shall mean that certain stock pledge agreement, in substantially the form attached hereto as Exhibit E, pursuant to which the Borrower and certain of its Subsidiaries shall, on the Initial Funding Date, pledge to the Agent (on behalf of the Co-Agents and the Banks) all of the issued and outstanding stock of North Central, as additional Collateral for the Obligations. "Pledge Agreement" shall also include any other stock pledge agreement substantially in the form of Exhibit E attached hereto and given by the Borrower or any Subsidiary of the Borrower to the Agent and pledging, as additional Collateral for the Obligations, all of the issued and outstanding stock of any other direct and subsequently-acquired Subsidiary of the Borrower.

     "Pole Agreements" shall mean the agreements between the Borrower or any of its Subsidiaries, on the one hand, and the parties referred to in Schedule 3 to this Agreement, on the other hand, as more particularly described therein, and any other agreement subsequently entered into by the Borrower or any of its Subsidiaries and added to such Schedule 3 by supplement, permitting the Borrower or any of its Subsidiaries to make use of transmission poles or other conduits (above or below ground) of such parties in distributing cable television signals.

     "Prime Rate" shall mean, at any time, a simple per annum interest rate equal to the rate of interest adopted by The Toronto-Dominion Bank, New York Branch, as its reference rate for the determination of interest rates for loans of varying maturities in United States dollars to United States residents of varying degrees of creditworthiness and being quoted at such time by such bank as its "prime rate." The "Prime Rate is not necessarily the lowest rate of interest charged to borrowers of The Toronto-Dominion Bank, New York Branch.
In the event that, on any date, the Prime Rate, as described in the first sentence of this definition, is less than the sum of (a) the Federal Funds Rate plus (b) five-eighths of one percent (5/8%) per annum, the Prime Rate for such date shall mean a simple interest rate per annum equal to the sum of (x) the Federal Funds Rate plus (y) five-eighths of one percent (5/8%) per annum.

     "Prime Rate Advance" shall mean an Advance which any Borrower requests to be made as a Prime Rate Advance or is reborrowed as a Prime Rate Advance in accordance with the provisions of Section 2.2 hereof, and which shall be in a principal amount of at least $1,000,000 and in an integral multiple of $500,000, except for a Prime Rate Advance which is in an amount equal to the unused amount of the Commitment, which Advance may be in such amount.

     "Prime Rate Basis" shall mean a simple per annum interest rate equal to the sum of (a) the Prime Rate plus (b) five-eighths of one percent (5/8%). The Prime Rate Basis shall be adjusted automatically as of the opening of business on the effective date of each change in the Prime Rate to account for such change. Interest on Prime Rate Advances shall also be subject to adjustment as provided in Section 2.3(f) hereof.

     "Pro Forma Debt Service Requirements" shall mean, when calculated as of the last day of any fiscal quarter, the sum of Interest Expense, scheduled repayments of principal required under Section 2.7(a), and Management Fees reasonably projected by the Borrower to be paid (but excluding any such fees which are accrued but not permitted to be paid under Section 7.7 hereof) to the Manager in accordance with the terms of the Partnership Agreement, this Agreement, and the Subordination of Management Fees Agreement, each for the immediately succeeding four quarters. In calculating Interest Expense, it shall be assumed that (i) the ratio of the Borrower tested in Section 2.3(f) which adjusts the interest margin shall remain at the level prevailing on the date of calculation for the succeeding four quarters, and (ii) as for Interest Expense for any Indebtedness for Money Borrowed as to which the interest rate is not fixed or otherwise calculable for the entire succeeding four quarters, interest shall be calculated at the blended, weighted average interest rate on the outstanding principal amount of the Loans on the data of calculation.

     "Reportable Event" shall have the meaning set forth in Title IV of ERISA.

     "Request for Advance" shall mean a certificate signed by an Authorized Signatory of the Borrower or an officer of either of the other Borrowers who is duly authorized requesting an Advance hereunder which will increase the aggregate amount of the Loans outstanding hereunder, which certificate shall be denominated a "Request for Advance," and shall be in substantially the form of Exhibit F attached hereto. Each Request for Advance shall, among other things,
(i) specify which of the Borrowers is requesting the Advance, the date of the Advance, which shall be a Business Day, the amount of the Advance, the type of

Advance and, with respect to Fixed Rate Advances, the Interest Period selected by such Borrower, and (ii) state that there shall not exist, on the date of the requested Advance and after giving effect thereto, a Default hereunder.

     "Restricted Payment" shall mean (a) any direct or indirect distribution, dividend or other payment to any Person on account of any general or limited partnership interest in, or shares of capital stock or other securities of, the Borrower or any of its Subsidiaries; (b) any management, consulting or other similar fees (other than items expressly excluded from the definition of "Management Fees"), or any interest thereon, payable by the Borrower or any of its Subsidiaries to any Affiliate, or to any other Person, including, without limitation, payments to the Manager in accordance with the terms of the Partnership Agreement; and (c) any payment of principal of or interest on, or any defeasance, repurchase, redemption, or other acquisition of, any Indebtedness for Money Borrowed of the Borrower or any of its Subsidiaries in favor of any Affiliate.

     "Restricted Purchase" shall mean any payment on account of the purchase, redemption or other acquisition or retirement of any partner interests or other securities of the Borrower or any of its Subsidiaries.

     "Security Agreement" shall mean that certain Security Agreement dated as of the Initial Funding Date between the Borrower and the Agent, on behalf of the Co-Agents and the Banks, substantially in the form of Exhibit G attached hereto, whereby the Borrower grants to the Agent a security interest in and security title to all of its personal property as Collateral for the Obligations.

     "Security Documents" shall mean the Security Agreement, the Mortgages, the Subordination of Management Fees Agreement, the Pledge Agreement, the Collateral Assignment of Leases, the Collateral Assignment of Partnership Interests, the Subsidiary Guaranty, the Subsidiary Mortgages, the Subsidiary Security Agreement, the Subsidiary Pledge Agreement, the Subsidiary Collateral Assignment of Leases, any other agreement or instrument providing Collateral for the Obligations whether now or hereafter in existence, and any filings, instruments, agreements, and documents related thereto or to this Agreement, and providing collateral for the Obligations.

     "Security Interest" shall mean all Liens in favor of the Agent, on behalf of the Co-Agents and the Banks, created now or hereafter under this Agreement or any of the Security Documents to secure the Obligations.

     "Senior Advances" shall have the meaning set forth in Section 2.2(f) hereof.

     "SMATV Systems" shall mean any satellite master antenna television facilities used by the Borrower or any of its Subsidiaries in providing cable television service to their customers.

     "Subordination of Management Fees Agreement" shall mean that certain Subordination of Management Fees Agreement of even date among the Manager, the Borrower, and the Agent (on half of the Co-Agents and the Banks), substantially in the form of Exhibit H attached hereto.

     "Subsidiary" shall mean, as applied to any Person, (a) any corporation of which fifty percent (50%) or more of the outstanding stock (other than directors' qualifying shares) having ordinary voting power to elect a majority of its board of directors, regardless of the existence at the time of a right of the holders of any class or classes of securities of such corporation to exercise such voting power by reason of the happening of any contingency, or any partnership of which fifty percent (50%) or more of the outstanding partnership interests is at the time owned by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person, and (b) any other entity which is controlled or susceptible to being controlled by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person.

     "Subsidiary Collateral Assignment of Leases" shall mean any collateral assignment of leases given on the Initial Funding Date by North Central or by any other Subsidiary of the Borrower in favor of the Agent (on behalf of the Co-Agents and the Banks) in substantially the form of Exhibit I attached hereto, pursuant to which North Central or such other Subsidiary of the Borrower assigns as additional collateral for the Obligations its interests as lessee under its real property leases. "Subsidiary Collateral Assignment of Leases" shall also include any such subsidiary collateral assignment of leases in substantially the form of Exhibit I attached hereto and given by a Subsidiary of the Borrower to the Agent on or after the Initial Funding Date pursuant to the terms hereof, pursuant to which such Subsidiary of the Borrower assigns as additional Collateral for the Obligations its interests as lessee under its real property leases.

     "Subsidiary Guaranty" shall mean that certain Guaranty dated as of the Initial Funding Date, in substantially the form of Exhibit J attached hereto, and in favor of the Agent (for the benefit of the Co-Agents and the Banks) pursuant to which North Central guarantees the Obligations. "Subsidiary Guaranty" shall also include any other subsidiary guaranty substantially in the form of Exhibit J attached hereto and given by a Subsidiary to the Agent on or after the Initial Funding Date pursuant to the terms hereof, pursuant to which such Subsidiary guarantees the Obligations.

     "Subsidiary Mortgage" shall mean any mortgage, deed to secure debt, deed of trust, security deed, security agreement, or other instrument conveying a security interest or other Lien in real property or interests in real property, in substantially the form attached hereto as Exhibit K, given on the Initial Funding Date by North Central or by any other Subsidiary of the Borrower to the Agent (on behalf of the Co-Agents and the Banks), as Collateral for the Obligations. "Subsidiary Mortgage" shall also include any such mortgage, deed to secure debt, deed of trust, security deed, security agreement, or other instrument conveying a security interest or other Lien in real property or interests in real property, in substantially the form attached hereto as Exhibit K, and given by a Subsidiary of the Borrower to the Agent on or after the Initial Funding Date pursuant to the terms hereof, as additional Collateral for the Obligations.

     "Subsidiary Pledge Agreement" shall mean that certain stock pledge agreement, in substantially the form attached hereto as Exhibit L, pursuant to which North Central shall, on the Initial Funding Date, pledge to the Agent (on behalf of the Co-Agents and the Banks) all of the issued and outstanding stock of its Subsidiaries, as additional Collateral for the Obligations. "Subsidiary Pledge Agreement" shall also include any other stock pledge agreement substantially in the form of Exhibit L attached hereto and given by any Subsidiary of the Borrower on or after the Initial Funding Date to the Agent and pledging, as additional Collateral for the Obligations, all of the issued and outstanding stock of any other direct and subsequently-acquired Subsidiary of such Subsidiary of the Borrower.

      "Subsidiary Security Agreement" shall mean a certain Security Agreement to be given on the Initial Funding Date by North Central in favor of the Agent (on behalf of the Co-Agents and the Banks), substantially in the form of Exhibit M attached hereto, whereby North Central grants to the Agent a security interest in and security title to all of its personal property as Collateral for the Obligations, including the Subsidiary Guaranty. "Subsidiary Security Agreement" shall also include any other subsidiary security agreement substantially in the form of Exhibit M attached hereto and given by a Subsidiary of the Borrower to the Agent on or after the Initial Funding Date pursuant to the terms hereof, pursuant to which such Subsidiary grants to the Agent a security interest in and security title to all of its personal property as Collateral for the Obligations, including the Subsidiary Guaranty of such Subsidiary.

     "System" shall mean, collectively, the cable television systems and SMATV Systems which are owned by the Borrower and its Subsidiaries, and which are operated and maintained by the Borrower and its Subsidiaries pursuant to the terms of the Licenses, including without limitation the Meyer Systems and the North Central Systems, together with any other cable television systems and any SMATV Systems now owned or hereafter acquired by the Borrower or any of its Subsidiaries.

     "Total Indebtedness" shall mean, for the Borrower and its Subsidiaries on a consolidated basis, as of any date, the sum of Indebtedness for Money Borrowed, plus Capitalized Lease Obligations, plus contingent liabilities (including, without limitation, obligations under Guaranties of the Borrower and its Subsidiaries and obligations of such Persons in respect of letters of credit), but excluding all accrued but unpaid Management Fees due the Manager pursuant to the provisions of the Partnership Agreement.

     "Unavailable Commitment" shall mean the amount, if any, by which the Borrower has elected to reduce the Available Commitment pursuant to Section 2.1(b) hereof. The Unavailable Commitment shall be in the amount of either $27,500,000 or $55,000,000.

     "Use of Proceeds Letters" shall mean those certain Use of Proceeds Letters, similar in form to Exhibit N attached hereto and in substance satisfactory to the Agent, to be delivered to the Agent, the Co-Agents, and the Banks pursuant to Sections 3.1 and 3.2 hereof.

     Each definition of an agreement in this Article 1 shall include such agreement as amended from time to time in accordance with the provisions of this Agreement.


                                    ARTICLE 2

                                    The Loans

     Section 2.1  The Loans

          (a) The Commitment. The Banks agree, severally in accordance with their respective Commitment Ratios and not jointly, upon the terms and subject to the conditions of this Agreement (including without limitation the applicable conditions set forth in Article 3 hereof), to lend to the Borrowers, and to relend to the Borrower and to North Central, prior to the Maturity Date amounts which in the aggregate at any one time outstanding do not exceed the Available Commitment, as reduced from time to time. Subject to the terms hereof, Advances under the Commitment may be repaid and then reborrowed as provided in Sections 2.2(b)(ii), 2.2(c)(ii), and 2.2(d)(ii) hereof so as to change the Interest Rate Bases or Interest Periods for Advances outstanding; provided, however, that (i) after the Conversion Date, there shall be no increase in the principal amount of the Loans outstanding as of the close of business on the Conversion Date, and (ii) no Fixed Rate Advance may be borrowed at a time when there has occurred and is continuing an Event of Default hereunder.

          (b) Unavailable Commitment. On the Agreement Date, the Borrower may elect to reduce the Available Commitment by the amount of either $55,000,000 or $27,500,000, such amount to be the Unavailable Commitment. At any time thereafter until the Conversion Date, the Borrower, subject at all times to the aggregate limit of the Commitment, may elect to increase the Available Commitment (and simultaneously decrease the amount of the Unavailable Commitment) in the amount of either $27,500,000 or $55,000,000, and if in the amount of $27,500,000, the Borrower may subsequently increase the Available Commitment and reduce the Unavailable Commitment by an identical amount, by giving the Agent, the Co-Agents, and the Banks not less than ten (10) Business Days' prior written notice thereof. Any Unavailable Commitment remaining on the Conversion Date shall expire and shall no longer constitute Commitment.

          (c) North Central Advance. On the Initial Funding Date only, Buyer Sub may borrow a single Prime Rate Advance in an amount of up to $126,000,000. Within five (5) Business Days thereafter, on the Merger Date, Buyer Sub shall, as provided in Section 5.15 hereof, merge with North Central, which shall assume all of Buyer Sub's obligations including, without limitation, its obligation to repay Buyer Sub's Prime Rate Advance. Thereafter, North Central may exercise its rights with respect to Advances as set forth in Section 2.2 hereof, but may not at any time request an Advance at any time which increases its principal amount of the Loans then outstanding.

     Section 2.2  Manner of Borrowing and Disbursement.

          (a) Choice of Interest Rate, Etc. Any Advance under the Commitment shall, at the option of the Borrower or North Central, be made as a Prime Rate Advance, a Eurodollar Advance or a CD Rate Advance. Fixed Rate Advances shall in all cases be subject to Section 2.3(g) and Article 10 hereof. Any notice given to the Agent in connection with a requested Advance hereunder shall be given prior to 12:00 noon (New York time) in order for such Business Day to count toward the minimum number of Business Days required.

          (b) Prime Rate Advances.

              (i) Initial Advances. The Borrower or Buyer Sub shall give the Agent in the case of Prime Rate Advances at least one (1) Business Day's irrevocable written notice in the form of a Request for Advance, or telephonic notice followed immediately by an original Request for Advance; provided, however, that the Borrower's or Buyer Sub's failure to confirm any telephonic notice with an original Request for Advance shall not invalidate any notice so given.

              (ii) Repayments and Reborrowings. The Borrower or North Central may repay or prepay a Prime Rate Advance without regard to its Payment Date and (i) upon at least one (1) Business Day's irrevocable prior written notice to the Agent, reborrow all or a portion of the principal amount thereof as one or more Prime Rate Advances, (ii) upon at least three (3) Business Days' irrevocable prior written notice to the Agent, reborrow all or a portion of the principal thereof as one or more Fixed Rate Advances, or (iii) not reborrow all or any portion of such Prime Rate Advance. On the date indicated by the Borrower or North Central, such Prime Rate Advance shall be so repaid and, as applicable, reborrowed.

          (c) Eurodollar Advances.

              (i) Initial Advances. The Borrower shall give the Agent in the case of Eurodollar Advances at least three (3) Business Days' irrevocable written notice in the form of a Request for Advance, or telephonic notice followed immediately by an original Request for Advance; provided, however, that the Borrower's failure to confirm any telephonic notice with an original Request for Advance shall not invalidate any notice so given. The Agent, whose determination shall be conclusive, shall determine the available Eurodollar Bases and shall notify the Borrower or of such Eurodollar Bases. The Borrower shall promptly notify the Agent by telecopy or by telephone, and shall immediately confirm any such telephonic notice with a telecopy, of its selection of a Eurodollar Basis and Interest Period for such Advance.

              (ii) Repayments and Reborrowings. At least three (3) Business Days prior to each Payment Date for a Eurodollar Advance, the Borrower or North Central may give the Agent written notice specifying whether all or a portion of any Eurodollar Advance outstanding on the Payment Date (i) is to be repaid and then reborrowed in whole or in part as a Eurodollar Advance, (ii) is to be repaid and then reborrowed in whole or in part as one or more Prime Rate Advances or CD Rate Advances, or (iii) is to be repaid and not reborrowed. Upon such Payment Date such Eurodollar Advance will, subject to the provisions hereof, be so repaid and, as applicable, reborrowed.

          (d) CD Rate Advances.

              (i) Initial Advances. The Borrower shall give the Agent in the case of CD Rate Advances at least two (2) Business Days' irrevocable written notice in the form of a Request for Advance, or telephonic notice followed immediately by an original Request for Advance; provided, however, that the Borrower's failure to confirm any telephonic notice with an original Request for Advance shall not invalidate any notice so given. The Agent, whose determination shall be conclusive, shall determine the available CD Rate Bases and shall notify the Borrower of such CD Rate

     Bases. The Borrower shall promptly notify the Agent by telecopy or by telephone, and shall immediately confirm any such telephonic notice with a telecopy, of its selection of a CD Rate Basis and Interest Period for such Advance.

              (ii) Repayments and Reborrowings. At least three (3) Business Days prior to each Payment Date for a CD Rate Advance, the Borrower or North Central may give the Agent written notice specifying whether all or a portion of any CD Rate Advance outstanding on the Payment Date (i) is to be repaid and then reborrowed in whole or in part as a CD Rate Advance,
     (ii) is to be repaid and then reborrowed in whole or in part as a Eurodollar Advance or a Prime Rate Advance, or (iii) is to be repaid and not reborrowed. Upon such Payment Date such CD Rate Advance will, subject to the provisions hereof, be so repaid and, as applicable, reborrowed.

          (e) Notification of Banks. Upon receipt of a Request for Advance, or a notice from the Borrower or North Central with respect to any outstanding Advance prior to the Payment Date for such Advance, or a notice from the Borrower or North Central of its selection of an Interest Rate Basis and Interest Period with respect to a Fixed Rate Advance, the Agent shall promptly notify each Co-Agent and Bank by telephone or telecopy of the contents thereof and the amount of such Bank's portion of the Advance. Each Bank shall, not later than 12:00 noon (New York time) on the date specified in such notice, make available to the Agent at the Agent's Office, or at such account as the Agent shall designate, the amount of its portion of the Advance in immediately available funds.

          (f) Disbursement.

              (i) Prior to 2:00 p.m. (New York time) on the date of an Advance hereunder, the Agent shall, subject to the satisfaction of the conditions set forth in Article 3, disburse the amounts made available to the Agent by the Banks (or as otherwise provided below) in like funds by (a) transferring the amount so made available (or as otherwise provided below) by wire transfer pursuant to the Borrower's or North Central's instructions, or (b) in the absence of such instructions, crediting the amounts so made available (or as otherwise provided below) to the account of the Borrower or North Central maintained with the Agent. Unless the Agent shall have received notice from a Bank prior to the date of any borrowing that such Bank will not make available to the Agent such Bank's ratable portion of such borrowing, the Agent may assume that such bank has made such portion available to the Agent on the date of such borrowing and the Agent may, in its sole discretion and in reliance upon such assumption, make available to the Borrower or North Central on such date a corresponding amount. If and to the extent such Bank shall not have so made such ratable portion available to the Agent, such Bank agrees to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower or North Central until the date such amount is repaid to the Agent, at the Federal Funds Rate for the first ten (10) Business Days and thereafter at the Prime Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan as part of such borrowing for purposes of this Agreement. If such Bank does not repay such corresponding amount immediately upon the Agent's demand therefor, the Agent shall notify the Borrower or North Central and the Borrower or North Central shall immediately pay such corresponding amount to the Agent. The failure of any Bank to make the Loan to be made by it as part of any borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its Loan on the date of such borrowing, but no Bank shall be responsible for any such failure of any other Bank to fund its portion of an Advance.

          (ii) In the event that, at any time when there is no Default hereunder, and the applicable conditions for funding set forth in Article 3 have been satisfied, a Bank for any reason fails or refuses to fund its portion of an Advance (the funded portion of such Advance being hereinafter referred to as a "Non Pro Rata Advance" and such Bank being hereinafter referred to as a "Defaulting Bank"), then, until such time as such Defaulting Bank has funded its portion of the Advance which was previously a Non Pro Rata Advance, or all other Banks have received payment in full (whether by repayment or prepayment) of the principal and interest due in respect of such Non Pro Rata Advance, (x) the fee provided for in Section 2.4(a) hereof shall not accrue in favor of the Defaulting Bank, and (y) all of such Defaulting Bank's Advances, interest and fees owing hereunder shall be subordinated in right of payment, as provided in the following sentence, to the prior payment in full of all principal, interest and fees in respect of all Non Pro Rata Advances in which the Defaulting Bank has not funded its share (such principal, interest and fees being referred to as "Senior Advances"). All amounts paid by the Borrowers and otherwise due to be applied to the Defaulting Bank's Advances, interest and fees pursuant to the terms hereof shall be distributed by the Agent to the other Banks in accordance with their respective Commitment Ratios (recalculated for purposes hereof to exclude the Defaulting Bank's Commitment), until all Senior Advances have been paid in full. This provision (other than clause (x) of the preceding sentence) governs only the relationship among the Agent, the non-funding Bank, and the other Banks; nothing hereunder shall limit the obligation of the Borrower, Buyer Sub, or North Central to repay all Advances in accordance with the terms of this Agreement. Notwithstanding anything in this Agreement to the contrary:

              (A) the foregoing provisions of this subsection (ii) of this
     Section 2.2(f) shall apply only with respect to Advances requested by the Borrower or Buyer Sub prior to the Conversion Date which increase the outstanding principal amount of the Loans; and

              (B) the provisions of this subsection (ii) of this Section 2.2(f) shall apply and be effective regardless of whether or not an Event of Default has occurred and is continuing, and notwithstanding any instruction of the Borrower or North Central as to its or their desired application of payments.

     Section 2.3  Interest.

          (a) On Prime Rate Advances. Interest on each Prime Rate Advance shall be computed on the basis of a year of 365/366 days for the actual number of days elapsed and shall be payable by the respective Borrower at the Prime Rate Basis for such Advance in arrears on the applicable Payment Date. Interest on Prime Rate Advances then outstanding shall also be due and payable on the Maturity Date.

          (b) On Eurodollar Advances. Interest on each Eurodollar Advance shall be computed on the basis of a 360-day year for the actual number of days elapsed and shall be payable by the respective Borrower at the Eurodollar Basis for such Advance, in arrears, on the applicable Payment Date, and, in addition, if the Interest Period for a Eurodollar Advance exceeds three (3) months, interest on such Eurodollar Advance shall also be due and payable in arrears on each three month anniversary of the making of such Advance. Interest on Eurodollar Advances then outstanding shall also be due and payable on the Maturity Date.

          (c) On CD Rate Advances. Interest on each CD Rate Advance shall be computed on the basis of a 360-day year for the actual number of days elapsed and shall be payable by the respective Borrower at the CD Rate Basis for such Advance in arrears on the applicable Payment Date, and, in addition, if the Interest Period for a CD Rate Advance exceeds ninety (90) days, interest on such CD Rate Advance shall also be due and payable in arrears on each ninety day anniversary of the making of such Advance. Interest on CD Rate Advances then outstanding shall also be due and payable on the Maturity Date.

          (d) Interest if no Notice of Selection of Interest Rate Basis. If the Borrower or North Central fail to give the Agent timely notice of its selection of a Eurodollar Basis or a CD Rate Basis, or if for any reason a determination of a Eurodollar Basis or a CD Rate Basis for any Advance is not timely concluded, the Prime Rate Basis shall apply to such Advance.

          (e) Interest Upon Default. Upon the occurrence of an Event of Default and at the request of the Majority Banks, the Banks shall have the right to charge the Borrowers interest on Rate, commencing the date of the request of the Majority Banks, provided, however, that in the event of the occurrence of an Event of Default which is not disclosed to the Agent, the Co-Agents, and the Banks by the Borrowers as required under Section 6.6(d) and which Event of Default is the basis for the imposition of the Default Rate, the Default Rate shall commence on the date on which the Event of Default should have been disclosed to the Agent, the Co-Agents, and the Banks. The Agent, on behalf of the Majority Banks, shall notify the Borrowers within five (5) Business Days of any decision to charge interest on the Loans at the Default Rate hereunder. In addition, upon the occurrence of any Event of Default under
Section 8.1(b) (with respect to principal or interest only), Section 8.1(f) or
Section 8.1(g), the outstanding principal balance of the Loans shall automatically and without any need for notice to the Borrowers begin to accrue interest at the Default Rate. Interest accruing at the Default Rate shall be payable on the earlier of demand or the Maturity Date and shall accrue until the earlier of (i) waiver or cure (to the satisfaction of the Banks or the Majority Banks, as the case may be, depending upon the nature of the Event of Default) of the applicable Event of Default, (ii) agreement by the Banks or the Majority Banks (depending on the nature of the Event of Default) to rescind the charging of interest at the Default Rate, or (iii) payment in full of the obligations. The Banks shall not be required to (a) accelerate the maturity of the Loans, or (b) exercise any other rights or remedies under the Loan Documents, prior to or in conjunction with the effective date of the decision to charge interest at the Default Rate.

          (f) Interest Adjustment. The interest due and payable by the Borrowers on the principal amount of the Loans outstanding hereunder shall be subject to reduction of increase, as applicable and as set forth in the table below, based upon the ratio of the Borrower's Total Indebtedness to its Annualized Operating Cash Flow as of the end of any fiscal quarter. The interest adjustment provided for in this Section 2.3(f) shall be effective as of the first day of the fiscal quarter following the fiscal quarter for which such financial statements and a performance certificate are delivered pursuant to Section 6.1 and Section 6.4 hereof, respectively.

                                        Then interest otherwise payable at
If the ratio of Total Indebtedness to   the Prime Rate Basis, the Eurodollar
Annualized Operating Cash Flow as of    Basis, or the CD Rate Basis, as the
the end of a quarter is                 case may be, shall ---
- -------------------------------------   -----------------------------------

A.  Greater than 6.0:1                  Remain unchanged from the Prime Rate
                                        Basis, the Eurodollar Basis, or the CD
                                        Rate Basis, as the case may be

B.  Greater than 5.0:1 but less than    Be reduced by one-eighth of one percent
    or equal to 6.0:1                   (1/8%) per annum from the Prime Rate
                                        Basis, the Eurodollar Basis, or the CD
                                        Rate Basis, as the case may be

C.  Greater than 4.5:1 but less than    Be reduced by three-eighths of one
    or equal to 5.0:1                   percent (3/8%) per annum from the Prime
                                        Rate Basis, the Eurodollar Basis, or
                                        the CD Rate Basis, as the case may be

D.  Less than or equal to 4.5:1         Be reduced by five-eighths of one
                                        percent (5/8%) from the Prime Rate
                                        Basis, the Eurodollar Basis, or the CD
                                        Rate Basis, as the case may be

In the event that the Loans and the transactions evidenced by this Agreement and the Loan Documents are, after the Agreement Date, classified by the Agent as an "HLT" (as defined in Banking Circular BC-242, issued by the Comptroller of the Currency on October 30, 1989, as supplemented or amended from time to time), the interest rate on all outstanding Advances of the Loans shall be increased by three-eighths of one percent (3/8%) from such date of classification until the earlier of (i) de-classification of the Loans as an "HLT," or (ii) the date on which banks are no longer required to report their "HLT" exposure.

          (g) Fixed Rate Advance Limitations. At no time may the number of Fixed Rate Advances outstanding exceed five (5); nor may the Borrowers borrow more than twenty (20) Fixed Rate Advances in the aggregate in any calendar year.

     Section 2.4  Fees.

          (a) Line of Credit Fees. The Borrower agrees to pay to the Banks, subject to Section 2.2(f) (ii) hereof, pro rata in accordance with their respective Commitment Ratios, line of credit fees (i) on the unused portion of the Available Commitment at the rate of one-half percent (1/2%) per annum, and
(ii) on the unused portion of the Unavailable Commitment at the rate of one-quarter of one percent (1/4%) per annum, in each case for each day from the earlier of the Agreement Date or March 1, 1992, until the Conversion Date. In addition, if any Unavailable Commitment is converted to Available Commitment, the Borrower agrees to pay the Banks, pro rata in accordance with their respective Commitment Ratios, an additional one-quarter of one percent (1/4%) on the amount so converted for a period equal to the lesser of (i) one hundred eighty (180) days or (ii) the number of days from the earlier of (x) March 1, 1992 or (y) the Agreement Date, up to the date of the conversion of Unavailable

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Commitment to Available Commitment.  Such line of credit fees shall be computed on the basis of a year of 365/366 days for the actual number of days elapsed, shall be payable quarterly in arrears on the last day of each calendar quarter, commencing March 31, 1992, and shall be fully earned as they accrue and non-refundable when paid.

          (b) Facility Fees. The Borrower agrees to pay to each Bank a mutually-agreed upon facility fee. Such fees shall be due and payable on the Agreement Date, fully earned when due and non-refundable when paid.

          (c) Other Fees. The Borrower agrees to pay the Agent and the Co-Agents for their services in structuring and arranging the Loans, and the Agent for its services with respect to the ongoing administration of the Loans, such other fees as are agreed to in writing by the Borrower. Such fees shall be due and payable in full on the Agreement Date (except for the Agent's fee, which shall be due and payable quarterly in arrears), shall be fully earned as they accrue or when due, as applicable, and non-refundable when paid.

     Section 2.5 Optional Commitment Reduction. The Borrower may without penalty at any time prior to the Maturity Date terminate or permanently reduce the Available Commitment by giving the Agent and the Banks at least five (5) Business Days' notice thereof; provided, however, that any reduction shall reduce the Available Commitment in a principal amount of at least $5,000,000 and in an integral multiple of $1,000,000. The Borrower or North Central shall, if necessary, make a repayment of the Loans outstanding under the Commitment plus accrued interest on such outstanding Loans, together with any costs incurred on account of such repayment under Section 2.10 hereof, on or before the effective date of such reduction of the Commitment, such that the principal amount of the Loans outstanding after such repayment does not exceed the amount of the Commitment as so reduced. In addition, the Borrower may at any time without penalty prior to the Conversion Date terminate or permanently reduce the Unavailable Commitment by giving the Agent and the Banks at least five (5) Business Days' notice thereof; provided, however, that any reduction shall reduce the principal amount of the Unavailable Commitment in an increment of $27,500,000. The Borrower shall not have the right to rescind any termination or reduction pursuant to this Section 2.5 within the five (5) Business Day period immediately preceding the effective date of the proposed termination or reduction.

     Section 2.6 Prepayment. The principal amount of any Prime Rate Advance may be prepaid in full or in part at any time, without penalty and without regard to the Payment Date for such Advance, upon one (1) Business Day's prior written notice to the Agent of such prepayment. Fixed Rate Advances may be prepaid prior to the applicable Payment Date, up three (3) Business Days' prior written notice to the Agent, provided that the Borrower or North Central, as


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
appropriate, shall reimburse the Banks and the Agent, on the earlier of demand of the Maturity Date, for any loss or out-of-pocket expense incurred by the Banks or the Agent in connection with such prepayment, as set forth in Section
2.10 hereof. Any notice of prepayment shall be irrevocable. All amounts prepaid on the Loans shall be applied first to interest and fees and other amounts due hereunder, and then to principal, on a pro rata basis against all scheduled repayments of principal (as provided in Section 2.7(a) hereof) after the Conversion Date. Partial prepayments shall be in a principal amount of at least $1,000,000 and integral multiples of $1,000,000. Upon receipt of any notice of prepayments, the Agent shall promptly notify each Co-Agent and each Bank of the contents thereof by telephone or telecopy and of each Bank's portion of the prepayment. After the Conversion Date, amounts prepaid may not be reborrowed.

     Section 2.7  Repayment.

          (a) Scheduled Repayments. Commencing on June 30, 1994, the principal balance of the Loans outstanding on the Conversion Date shall be amortized by the Borrower and North Central, on a pro rata basis, in consecutive quarterly installments on June 30, September 30, December 31, and March 31 of each year until paid in full, in such amounts as follows:

                                                Percent of Principal
                                                Outstanding on the Conversion
                                                Date Due on the Last Day of
          Quarters Ended                        Each Quarter
- ---------------------------------               ----------------------------

June 30, 1994, September 30, 1994
December 31, 1994, March 31, 1995                            1.9%

June 30, 1995, September 30, 1995
December 31, 1995, March 31, 1996                             2.4%

June 30, 1996, September 30, 1996
December 31, 1996, March 31, 1997                             3.6%

June 30, 1997, September 30, 1997
December 31, 1997, March 31, 1998                             4.0%

June 30, 1998, September 30, 1998
December 31, 1998, March 31, 1999                             2.95%

June 30, 1999, September 30, 1999
December 31, 1999, March 31, 2000                             5.1%

June 30, 2000, September 30, 2000
December 31, 2000, March 31, 2001                             5.05%
                                  Page 35 of 122

A final payment of all principal amounts and other Obligations hereunder then outstanding shall be due and payable in full on the Maturity Date.

          (b) Repayment in Connection with Commitment Reduction or from Asset Sales. The Borrowers shall repay outstanding principal of the Loans from time to time as necessary in order to comply with Section 2.5 hereof and, in the event of the sale of assets or the stock or other ownership interests of a Subsidiary of the Borrower permitted under Section 7.4 hereof (other than sales of immaterial assets, or sales of assets in the ordinary course of business), the Borrower or North Central, as appropriate, shall, on the date of such sale, make a repayment of the principal of the Loans then outstanding in an amount equal to the Net Proceeds of such sale. Such repayments from the Net Proceeds of asset sales shall permanently reduce the outstanding principal balance of the Loans, in inverse order of maturity after the Conversion Date. Any Net Proceeds which constitute a portion of the sales price which was previously held in escrow or which is paid pursuant to a promissory note or other instrument constituting a portion of the purchase price for any such sale shall be paid by the Borrower or North Central, as appropriate, to the Agent for the benefit of the Banks as a repayment of principal within two (2) Business Days from the date such Net Proceeds are received by the Borrower or North Central.

          (c) Repayment from Annual Excess Cash Flow. In addition, not later than August 31 of each year after the Conversion Date, commencing August 31, 1995, the Borrower shall make a repayment of the principal amount of the Loans then outstanding in an amount equal to the Excess Cash Flow of the Borrower and its Subsidiaries on a consolidated basis for the immediately preceding fiscal year. Such repayment shall permanently reduce the Commitment in an equal amount, and shall be applied in inverse order of maturity.

          (d) Allocation. After the Conversion Date, repayment of the Loans pursuant to this Section 2.7 shall be applied on a pro rata basis to the Loans owing by the Borrower and North Central as of the Conversion Date, except for repayments made from Net Proceeds, which shall be applied to the Loans of North Central if derived form it or its Subsidiaries, or to the Loans of the Borrower if derived from it or its Subsidiaries (other than North Central and the Subsidiaries of North Central).

     Section 2.8  Notes; Loan Accounts.

          (a) The Loans shall be repayable in accordance with the terms and provisions set forth herein, and shall be evidenced by the Notes. Notes shall be payable to the order of each Bank in accordance with the respective Commitment Ratios of the Banks. Each Note of the Borrower shall be duly executed and delivered by one or more of the Authorized Signatories; Notes issued by the other Borrowers shall be duly executed and delivered by one or more officers authorized to do so.

         (b) Each Bank may open and maintain on its books in the name of each of the Borrowers a loan account with respect to the Loans and interest thereon. Each Bank which opens such loan account shall debit such loan account for the principal amount of each Advance extended by it to each Borrower and accrued interest thereon, and shall credit such loan account for each payment on account of principal of or interest on its Loans. The records of a Bank with respect to the loan account maintained by it shall be prima facie evidence of the Loans and accrued interest thereon.

     Section 2.9  Manner of Payment.

          (a) Each payment (including any prepayment) by the Borrowers on account of the principal of or interest on the Loans, line of credit fees, facility fees, agent's fees, extension fees, waiver fees, and any other amount owed to the Banks, the Agent or the Co-Agents under this Agreement or the other Loan Documents shall be made not later than 12:00 p.m. (New York time) on the date specified for payment under this Agreement to the Agent at the Agent's Office, for the account of the Banks, the Agent, or the Co-Agents or any of them, as the case may be, in lawful money of the United States of America in immediately available funds. Any payment or prepayment received by the Agent after 12:00 p.m. (New York time) shall be deemed received on the next Business Day. Receipt by the Agent of any payment or prepayment intended for any Bank or Banks hereunder prior to 12:00 p.m. (New York time) on any Business Day shall be deemed to constitute receipt by such Bank or Banks (as appropriate) on such Business Day. In the case of a payment or prepayment for the account of a Bank, the Agent will promptly thereafter distribute the amount so received in like funds to such Bank. If the Agent shall not have received any payment or prepayment from any Borrower as and when due, the Agent will promptly notify the Co-Agents and the Banks accordingly.

          (b) Each Borrower agrees to pay principal, interest, fees and all other amounts due hereunder or under the Notes or the other Loan Documents without set-off or counterclaim or any deduction whatsoever.

          (c) Prior to the acceleration of the Loans under Section 8.2 hereof, if some but less than all amounts due from the Borrowers are received by the Agent, the Agent shall distribute such amounts in the following order of priority, all in accordance where applicable with the respective Commitment Ratios of the Banks: (i) to the costs and expenses, if any, incurred by the Agent in the collection of such amounts under this Agreement or any of the Security Documents; (ii) to the payment of all fees then due and payable hereunder or under the other Loan Documents; (iii) to the payment of interest then due and payable on the Loans; (iv) to the payment of all other amounts not otherwise referred to in this Section 2.9(c) then due and payable hereunder or under the Notes or the other Loan Documents; and (v) to the payment of principal then due on the Loans, in inverse order of maturity, which payment shall be applied against outstanding Advances in the following order of priority (unless, due to the operation of Article 10 hereof, the Banks do not have corresponding Fixed Rate and Prime Rate Advances, in which case such amounts shall be applied against principal on a pro rata basis according to the outstanding principal amount of the Loans held by each Bank): (A) Advances, the Interest Period for which is expiring concurrently with such payment, (B) Prime Rate Advances, (C) Eurodollar Advances, and (D) CD Rate Advances. Subsequent to the acceleration of the Loans under Section 8.2 hereof, all amounts received from any source whatsoever by the Agent or any of the Co-Agents or the Banks with respect to the Borrowers shall be paid to and distributed by the Agent in the manner provided in Section 2.11(c) hereof.

          (d) Subject to any contrary provisions in the definition of Interest Period, if any payment under this Agreement or any of the other Loan Documents is specified to be made on a day which is not a Business Day, it shall be made on the next Business Day, and such extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment.

     Section 2.10  Reimbursement.

          (a) Whenever any Bank shall sustain or incur any losses or reasonable out-of-pocket expenses in connection with (i) failure by any Borrower to borrow any Fixed Rate Advance after having given notice of its intention to borrow in accordance with Section 2.2 hereof (whether by reason of such Borrower's election not to proceed or the non-fulfillment of any of the conditions set forth in Article 3), or (ii) prepayment or repayment of any Fixed Rate Advance in whole or in part (including a payment required pursuant to Sections 10.2 and 10.3(b) hereof) prior to its Payment Date, such Borrower agrees to pay to such Bank, upon the earlier of such Bank's demand or the Maturity Date, an amount sufficient to compensate such Bank for all such losses and out-of-pocket expenses. Such Bank's good faith determination of the amount of such losses or out-of-pocket expenses, absent demonstrable error, shall be binding and conclusive.

          (b) Loss subject to reimbursement hereunder shall be any loss incurred by any Bank in connection with the re-employment of funds prepaid, repaid, not borrowed, or paid, as the case may be, and the amount of such loss shall be calculated as the excess, if any, of (i) interest or other costs to such Bank of the deposit or other sources of funding used to make any such Fixed Rate Advance for the remainder of its Interest Period over (ii) the interest earned, to be earned, or which could have been earned by such Bank upon the re-lending or other redeployment of the amount of such Fixed Rate Advance for the remainder of its putative Interest Period.

     Section 2.11  Pro Rata Treatment.

          (a) Advances. Each Advance from the Banks under this Agreement shall be made pro rata on the basis of their respective Commitment Ratios.

          (b) Payments Prior to Declaration of Event of Default. Prior to the acceleration of the Loans under Section 8.2 hereof, each payment and prepayment of the Loans, and, except as provided in Article 10 hereof, each payment of interest on the Loans, shall, except as provided in Section 2.2(f) (ii), be made to the Banks pro rata on the basis of their respective unpaid principal amounts outstanding immediately prior to such payment or prepayment. If any Bank shall obtain any payment (whether involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans made by it in excess of its ratable share of the Loans under its Commitment Ratio, such Bank shall forthwith purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery. The Borrowers agree that any Bank so purchasing a participation from another Bank pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Borrowers in the amount of such participation.

          (c) Payments Subsequent to Declaration of Event of Default. Subsequent to the acceleration of the Loans under Section 8.2 hereof, payments and prepayments made to any of the Agent, the Co-Agents, and the Banks or otherwise received by the Agent or any Co-Agent or Bank (from realization on Collateral for the Obligations or otherwise) shall be paid over to the Agent if necessary and distributed by the Agent as follows: first, to the Agent's and Banks' costs and expenses, if any, incurred in connection with the collection of such payment or prepayment, including, without limitation, any reasonable costs incurred by the Agent in connection with the sale or disposition of any Collateral for the Obligations; second, to the payment of any fees hereunder or under any of the other Loan Documents then due and payable; third, to damages incurred by the Agent or any Co-Agent or Bank by reason of any breach hereof or of any other Loan Document; fourth, to the Banks pro rata on the basis of their respective unpaid principal amounts (except as provided in Section 2.2(f), to the payment of any unpaid interest which may have accrued on the Obligations; fifth, to the Banks (other than any Defaulting Bank) in accordance with their respective Commitment Ratios (recalculated for this purpose to exclude the Defaulting Bank's Commitment), until all Senior Advances have been paid in full; sixth, to the Banks pro rata on the basis of their respective unpaid principal amounts, to the payment of any unpaid principal or other amount of the Obligations; and seventh, upon satisfaction in full of all Obligations, to the Borrowers or as otherwise required by law.

     Section 2.12 Capital Adequacy. If any Bank shall determine that any Applicable Law regarding the capital adequacy of banks or bank holding companies, or any change therein or in any other Applicable Law, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital as a consequence of its Commitment to fund or to maintain Advances hereunder to a level below that which it could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that such Bank's capital was fully utilized prior to such adoption, change or compliance) by an amount deemed by such Bank in good faith to be material, then, upon the earlier of demand by such Bank or the Maturity Date, if such Bank is making similar demands for payment on its similarly-situated customers, the Borrowers shall immediately pay to such Bank, such additional amounts as shall be sufficient to compensate such Bank for such reduced return, together with interest on such amount from the fourth (4th) day after the date of demand or the Maturity Date, as applicable, until payment in full thereof at the Prime Rate. A certificate of such Bank setting forth the amount to be paid to such Bank by the Borrowers as a result of any event referred to in this paragraph shall, absent demonstrable error, be conclusive, and, at the Borrower's request, such Bank shall demonstrate the basis for such determination.

     Section 2.13  Option to Replace Banks.  If any Bank shall:

          (i) fail or refuse to fund its portion of any Advance for any reason other than the failure of any of the Borrowers to satisfy the conditions precedent to such Advance hereunder;

          (ii) fail or refuse, for any reason, to approve any amendment, waiver or consent hereunder which, pursuant to the terms hereof, may be approved by the Majority Banks, if such amendment, waiver or consent has been approved by Banks the sum of whose Commitment Ratios exceed 60% (or, if Loans are outstanding, Banks the total of whose outstanding Loans exceeds 60% of the total principal amount of the Loans outstanding hereunder);

          (iii) fail or refuse, for any reason, to approve any amendment, waiver or consent hereunder which, pursuant to the terms hereof, must be approved by all of the Banks, if such amendment, waiver or consent has been approved by Banks the sum of whose Commitment Ratios exceed 85% in the aggregate (or, if there are Loans outstanding, Banks the total of whose outstanding Loans exceeds 85% of the total principal amount of the Loans outstanding hereunder);

          (iv) be the only Bank which makes any demand for payment or reimbursement pursuant to Section 10.3;

          (v) be the only Bank, which for any reason (other than the failure to fund twelve-month Eurodollar Advances or three hundred sixty (360) day CD Rate Advances), becomes subject to the provisions of Section 10.1 or 10.2; or

          (vi)  make any demand for payment or reimbursement pursuant to
     Section 2.12 thereof;

     then, in any of the foregoing cases, provided there does not then exist any Default, the Borrowers may terminate the Commitment of such Bank, in whole but not in part, by (i) giving such Bank and the Agent not less than ten (10) Business Days' prior written notice thereof, which notice shall be irrevocable and effective only upon receipt thereof by such Bank and the Agent and shall specify the effective date of such termination, (ii) paying to such Bank (and there shall become due and payable) on such date the outstanding principal amount of all Loans made by such Bank, all interest thereon, and all other Obligations owed to such Bank, including, without limitation, amounts owing under Sections 2.10, 2.12 and 10.3, if any, and (iii) pursuant to the provisions of Section 11.5(b), bringing in a new Bank, or obtaining the agreement of one or more existing Banks, to assume the entire amount of the Commitment of the Bank whose Commitment is being terminated, on the effective date of such termination. Upon the fulfillment of such conditions, such Bank shall cease to be a "Bank" for purposes of this Agreement; provided, however, that the Borrowers' obligations to such Bank under Section 5.10 shall survive such termination.

                                    ARTICLE 3

                               Conditions Precedent

     Section 3.1 Conditions Precedent to Closing. The obligation of the Banks to undertake the Commitment is subject to the prior fulfillment of each of the following conditions:

          (a) The Agent, on behalf of each of the Co-Agents and the Banks, shall have received each of the following, in form and substance satisfactory to each of them:

               (i) the loan certificate of the Borrower, in substantially the form attached hereto as Exhibit O, including a certificate of incumbency with respect to each Authorized Signatory, together with appropriate attachments which shall include, without limitation, the following items:
     (A) a copy of the certificate of limited partnership of the Borrower, certified to be true, complete and correct by the Secretary of State for the State of Iowa, (B) a true, complete and correct copy of the Partnership Agreement of the Borrower, as amended and as in effect on the date hereof, (C) certificates of good standing for the Borrower from Iowa and each other jurisdiction in which it is required to qualify to do business, (D) true, complete and correct copies of any Licenses and Pole Agreements of the Borrower and its Subsidiaries, together with all amendments thereto through the Agreement Date and certified by an Authorized Signatory to be in full force and effect, and (E) a true, complete and correct copy of any other material contract or agreement involving one or more of the Partners of the Borrower and affecting, in any material way, the business of the Borrower or the rights of the Partners or other Persons with respect to ownership of the Borrower;

               (ii) opinion of Nyemaster, Goode, McLaughlin, Voights, West, Hansell & O'Brien, and of Sidley & Austin, counsel to the Borrower, addressed to each Bank, each Co-Agent, and the Agent and satisfactory to the Agent and its special counsel and each of the Co-Agents and the Banks, dated the Agreement Date, and in substantially the forms attached hereto as Exhibit P;

               (iii) receipt of all fees due (under this Agreement or any other agreement) from the Borrower or any other party to the Agent, the Co-Agents, and the Banks on the Agreement Date;

               (iv) duly executed Partner Loan Certificate, in substantially the form attached hereto as Exhibit Q, given by each of the Partners (other than CCM) of the Borrower;

               (v) copies of all documents delivered at closing related to the acquisition by the General Partner of the Meyer Systems;

               (vi) financial statements, audited and unaudited, and projections through the Maturity Date, for the Borrower, the North Central Systems, and the Meyer Systems, as requested by the Agent or any Bank or Co-Agent; and

               (vii) all such other documents as the Agent or any Co-Agent or Bank may reasonably request, certified by an appropriate governmental official or any Authorized Signatory if so requested.

          (b) The Agent, the Co-Agents and the Banks shall have received evidence satisfactory to them that all Necessary Authorizations required in connection with the closing of this Agreement have been obtained or made, are in full force and effect and are not subject to any pending or threatened reversal or cancellation, and the Agent, the Co-Agents, and the Banks shall have received a certificate of an Authorized Signatory so stating.

     Section 3.2 Conditions Precedent to Initial Advance. The obligation of the Banks to make the initial Advance hereunder is subject to the fulfillment prior to the Initial Funding Date of each of the following conditions:

          (a) The Agent, on behalf of each of the Co-Agents and the Banks, shall have received each of the following (other than items (viii), (ix), (xxi) and (xxvi)) in draft form not less than ten (10) days prior to the requested Initial Funding Date, and on or prior to the Initial Funding Date, each of the following items in form and substance satisfactory to each of them:

               (i) the loan certificate of the Borrower, in substantially the form attached hereto as Exhibit O, including a certificate of incumbency with respect to each Authorized Signatory, together with appropriate attachments which shall include, without limitation, each of the following: (A) any changes to the certificate of limited partnership of the Borrower made after the Agreement Date, certified to be true, complete and correct by the Secretary of State for the State of Iowa, (B) a true, complete and correct copy of the Partnership Agreement of the Borrower, as amended and as in effect on the Initial Funding Date, (C) certificates of good standing for the Borrower from Iowa, North Dakota, Minnesota and each other jurisdiction in which it is required to qualify to do business, (D) true, complete and correct copies of all Licenses and Pole Agreements of the Borrower and its Subsidiaries, together with all amendments thereto through the Initial Funding Date, and certified by an Authorized Signatory to be in full force and effect, and (E) a true, complete and correct copy of any other material contract or agreement involving one or more of the Partners of the Borrower and affecting, in any material way, the business of the Borrower or the rights of the Partners or other Persons with respect to ownership of the Borrower;

               (ii) opinion of Nyemaster, Goode, McLaughlin, Voigts, West, Hansell & O'Brien, and of Sidley & Austin, counsel to the Borrower and its Subsidiaries, together with appropriate local (Minnesota and North Dakota) and federal communications law counsel opinions, addressed to each Bank, each Co-Agent, and the Agent and satisfactory to the Agent and its special counsel and each of the Co-Agents and the Banks, dated the Initial Funding Date, and in substantially the form attached hereto as Exhibit R;

               (iii) not later than 10:00 a.m. (New York time) on the Business Day prior to the date which is to be the Initial Funding Date, a duly executed Request for Advance from the Borrower and the Buyer Sub for the initial Advances of the Loans;

               (iv) duly executed Use of Proceeds Letter in connection with the initial Advance of the Loans;

               (v) duly executed Pledge Agreement, together with appropriate stock certificates and stock powers;

               (vi) Lien search results for the Borrower and each of it Subsidiaries from each jurisdiction in which they do business;

               (vii) copies of insurance binders or certificates covering the assets of the Borrower and its Subsidiaries, and otherwise meeting the requirements of Section 5.5;

               (viii) receipt of any fees due (under this Agreement or any other agreement) from the Borrower or any other party to the Agent, the Co-Agents, and the Banks on the Initial Funding Date;

               (ix) duly executed releases, UCC-3 termination statements and pay-off letters with respect to any Liens other than Permitted Liens on the assets of the Borrower, North Central, and any other Subsidiary of the Borrower;

               (x) duly executed Collateral Assignment of Leases, in appropriate form for recordation;

               (xi) duly executed Subsidiary Collateral Assignment of Leases, in appropriate form for recordation;

               (xii) duly executed Mortgage or Subsidiary Mortgage with respect to any parcel or tract of real estate owned by the Borrower or any of its Subsidiaries having a fair market value in excess of $250,000, together with evidence of due filing and recordation, and appropriate mortgagee title insurance policies or commitments therefor;

               (xiii) duly executed Subsidiary Guaranties from Buyer Sub, North Central and each other Subsidiary of the Borrower;

               (xiv) duly executed Subsidiary Security Agreement, together with evidence of the due filing of appropriate UCC-1 financing statements, from North Central and each other Subsidiary of the Borrower;

               (xv) duly executed Subsidiary Pledge Agreement from North Central, together with appropriate stock certificates and stock powers;

               (xvi) duly executed Collateral Assignment of Partnership Interests, together with evidence of the due filing of appropriate UCC-1 financing statements or other evidence of the perfection of the Security Interest created thereby;

               (xvii) duly executed Notes issued by the Borrower and the Buyer Sub;

               (xviii) duly executed Security Agreement, together with evidence of the due filing of appropriate UCC-1 financing statements;

               (xix) a Certificate of Financial Condition given by the Borrower on behalf of itself and its Subsidiaries on a consolidated basis, in substantially the form of Exhibit S hereto;

               (xx) duly executed Subsidiary Loan Certificate, in substantially the form attached hereto as Exhibit T, given by North Central and each other Subsidiary of the Borrower, including a certificate of incumbency and together with appropriate attachments which shall include, without limitation, the following items: (A) a copy of the Certificate or Articles of Incorporation of North Central or such Subsidiary, certified to be true, complete and correct by the Secretary of State for the state in which North Central or such Subsidiary was incorporated, (B) a true, complete and correct copy of the By-Laws of North Central or such Subsidiary, (C) certificates of good standing for North Central or such Subsidiary from its jurisdiction of incorporation and from each other jurisdiction in which it is required to qualify to do business, and (D) a true, complete and correct copy of the resolutions of North Central or such Subsidiary authorizing it to execute, deliver and perform each Loan Document to which it is a party;

               (xxi) copies of all documents delivered at closing related to the acquisition by the Borrower of North Central and the North Central Systems, and of the Meyer Systems;

               (xxii) to the extent not previously provided, any financial statements, audited and unaudited, and including, without limitation, a pro forma balance sheet as of the Merger Date for the Borrower and its

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     Subsidiaries, and projections through the Maturity Date, for the Borrower, its Subsidiaries, the Meyer Systems and the North Central Systems, and as otherwise requested by the Agent or any Bank or Co-Agent;

               (xxiii) duly executed Borrower Guaranty of the Obligations of North Central, in substantially the form attached hereto as Exhibit Z;

               (xxiv) duly executed Collateral Assignment of Intercompany Notes from the Borrower and each of its Subsidiaries;

               (xxv)  duly executed Subordination of Management Fees Agreement;
     and

               (xxvi) all such other documents as the Agent or any Co-Agent or Bank may reasonably request, certified by an appropriate governmental official or an Authorized Signatory if so requested.

          (b) The Agent, the Co-Agents and the Banks shall have received evidence satisfactory to them that all Necessary Authorizations, including, without limitation, all Necessary Authorizations required in connection with the initial Advance, the acquisition of the North Central Systems and the Meyer Systems, and the grant of the Security Interest, and including, without limitation, any necessary approvals from the grantors of the Licenses, have been obtained or made, are in full force and effect and are not subject to any pending or threatened reversal or cancellation, and the Agent, the Co-Agents, and the Banks shall have received a certificate of an Authorized Signatory so stating.

          (c) The Borrower shall have provided the Agent, the Co-Agents and the Banks with (i) evidence satisfactory to them that the Borrower has received not less than $72,000,000 in cash equity contributions from the Partners, and not less than $68,250,000 in value of non-cash equity contributions from the Partners, as shown on the Borrower's unaudited pro forma balance sheet dated as of the Initial Funding Date, after giving effect to the closing of this Agreement, the initial Advance hereunder, and the closing of the transactions contemplated hereby, and (ii) a certificate from the chief financial officer of the Borrower stating that as of the Initial Funding Date, and after giving effect to the initial Advance hereunder, the acquisition of North Central and of the Meyer Systems by the Borrower, and the closing of the transactions contemplated hereby, there exists no Default hereunder, and providing as a schedule thereto arithmetical calculations showing the Borrower's compliance with the financial covenants contained in Sections 7.8, 7.10 and 7.11 of
Article VII hereof.

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     Section 3.3  Conditions Precedent to Each Advance.  The obligation of the
Banks to make each Advance, including the initial Advance under Section 3.2, is subject to the fulfillment of each of the following conditions immediately prior to or contemporaneously with such Advance:

          (a) (i) As to the Advances which increase the aggregate principal amount of the Loans outstanding, all of the representations and warranties of the Borrowers under this Agreement which, pursuant to Section 4.2 hereof, are made at and as of the time of such Advance shall be true and correct at such time in all material respects, both before and after giving effect to the application of the proceeds of the Advance; or (ii) as to Advances which do not increase the aggregate principal amount of the Loans outstanding, all of the material representations of the Borrowers under this Agreement which, pursuant to Section 4.2 hereof, are made at and as of the time of such Advance (except for representations and warranties set forth in (1) the fourth sentence of
Section 4.1(f), (2) Section 4.1(p), (3) the last sentence of Section 4.1(q), and (4) Section 4.1(u)), shall be true and correct in all material respects;

          (b) The incumbency of the Authorized Signatories shall be as stated in the certificate of incumbency contained in the Borrower's loan certificate delivered pursuant to Section 3.1(a) hereof or as subsequently modified and reflected in a certificate of incumbency delivered to the Agent and the Banks;

          (c) With respect to Advances requested prior to the Conversion Date which, if funded, would increase the aggregate principal amount of the Loans outstanding hereunder, the Agent shall have received a duly executed Request for Advance and a duly executed Use of Proceeds Letter;

          (d) The Agent, the Co-Agents, and each of the Banks shall have received all such other certificates, reports, statements, opinions of counsel, Security Documents or other items reasonably requested by any of them, together with any items which may be required under Section 5.14 hereof; and

          (e) There shall not exist, on the date of the making of the Advance and after giving effect thereto, a Default hereunder.

                                    ARTICLE 4

                          Representations and Warranties

     Section 4.1 Representations and Warranties. The Borrowers hereby agree, represent and warrant that:

          (a) Organization; Ownership; Power; Qualification; Capitalization. The Borrower is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Iowa, having the General Partner

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as its sole general partner and the Limited Partners as its sole limited partners. Their respective ownership interests in the Borrower are set forth as of the Initial funding Date on Schedule 4 attached hereto. The Borrower has the partnership power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted. The Borrower is in good standing and authorized to do business in each jurisdiction in which the character of its properties or the nature of its businesses requires such qualification or authorization.

          (b) Authorization; Enforceability. The Borrower has the power and it and its Partners have taken all necessary action to authorize the Borrower to borrow hereunder, to execute, deliver and perform this Agreement and each of the other Loan Documents to which the Borrower is a party in accordance with their respective terms, and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Borrower and is, and each of the other Loan Documents to which the Borrower is party is, a legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law, and (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Borrower).

          (c) Subsidiaries. As of the Agreement Date, the Borrower has no Subsidiaries; not later than the Merger Date, the Borrower shall have one direct Subsidiary, North Central, which shall be a wholly-owned Subsidiary, and such other indirect Subsidiaries as are shown on Schedule 5 attached hereto. Each Subsidiary of the Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has the corporate power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted. Each Subsidiary of the Borrower is duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization. Each Subsidiary of the Borrower has the corporate power and has taken all necessary corporate action to authorize it to execute, deliver and perform each of the Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated by this Agreement and by such Loan Documents. Each of the Loan Documents to which any Subsidiary of the Borrower is party (including, without limitation, this Agreement and their respective Notes, as to North Central and the Buyer Sub) is a legal, valid and binding obligation of such Subsidiary enforceable against such Subsidiary in accordance with its terms, subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law, and (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of any such Subsidiary).

          (d) Compliance with Other Loan Documents and Contemplated Transactions. Except as shown on Schedule 6 attached hereto, the execution, delivery and performance, in accordance with their respective terms, by the Borrower of this Agreement and the other Loan Documents to which it is party, and by any Subsidiary of the Borrower of any Loan Document to which it is party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) require any consent or approval not timely obtained, (ii) violate any Applicable Law respecting the Borrower or any of its Subsidiaries, (iii) conflict with, result in a breach of, or constitute a default under the certificate of limited partnership or the Partnership Agreement of the Borrower, under the articles or certificate of incorporation or by-laws, as amended, of any Subsidiary of the Borrower, under the Licenses, the Pole Agreements, or under any other material indenture, agreement, or other instrument to which the Borrower or any of its Subsidiaries is a party or by which it or any of its respective properties may by bound, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any of its Subsidiaries except Permitted Liens.

          (e) Business. The Borrower and its Subsidiaries are engaged solely in the business of acquiring, constructing, developing, operating, expanding and maintaining the System, obtaining additional Licenses therefor, investing in other cable television systems and SMATV Systems, producing and making investments in cable television programming and engaging in other activities closely related to the cable television industry.

          (f) Licenses, etc. The Licenses have been issued by the grantors thereof and are in full force and effect. The Borrower and its Subsidiaries are in compliance in all material respects with all of the provisions thereof. The Borrower and its Subsidiaries have secured all material Necessary Authorizations and all such Necessary Authorizations (including all Licenses) are in full force and effect. Neither any License nor any material Necessary Authorization is the subject of any pending or, to the best of the Borrower's knowledge, threatened attack or revocation. Except as described on Schedule 6 attached hereto, as of the Initial Funding Date, there is no competitor of the Borrower or any of its Subsidiaries which is currently overbuilding any

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territory within the System, and no other License or franchise agreement with respect to the territory covered by any License has been granted, nor is any application for such a License or franchise agreement pending. Any SMATV System owned and operated by the Borrower or any of its Subsidiaries is being operated pursuant to a valid and binding agreement for the operation of such SMATV System, and in accordance with Applicable Law.

          (g) Compliance with Law. The Borrower and its Subsidiaries are in substantial compliance with all material Applicable Laws.

          (h) Title to Assets. The Borrower and its Subsidiaries have good, legal and marketable title to, or a valid leasehold interest in, all of their respective assets. To the best knowledge of the Borrower, and based in part on Lien searches which are described as of the Initial Funding Date on Schedule 7 hereto, none of such properties or assets is subject to any Liens, except for Permitted Liens. To the best knowledge of the Borrower, based in part on Lien searches which are described on Schedule 7 attached hereto, and except for financing statements evidencing Permitted Liens, no financing statement under the Uniform Commercial Code of any jurisdiction and no other filing which names the Borrower or any of its Subsidiaries as debtor (other than UCC-1 financing statements filed by lessors to reflect their ownership of equipment or other personal property leased by the Borrower or any of its Subsidiaries) or which covers or purports to cover any of the assets of the Borrower or any of its Subsidiaries is on file in any state or other jurisdiction, and neither the Borrower nor any of its Subsidiaries have signed any such financing statement or filing or any security agreement authorizing any secured party thereunder to file any such financing statement or filing. All real estate owned by the Borrower or any of its Subsidiaries is described as of the Initial Funding Date on Schedule 8 attached hereto.

          (i) Litigation. Except as described on Schedule 9 attached hereto which shall include all litigation as of the Initial Funding Date, or as subsequently notified by the Borrower in writing to the Agent and the Banks, there is no material action, suit, proceeding or investigation pending against, or, to the best of the Borrower's knowledge, threatened against or in any other manner relating directly and materially adversely to, the Borrower or any of its Subsidiaries or any of their respective properties, including, without limitation, the Licenses, in any court or before any arbitrator of any kind or before or by any governmental body. No such action, suit, proceeding or investigation (i) calls into question the validity of this Agreement or any other Loan Document, or (ii) could, if determined adversely to the Borrower or any affected Subsidiary, reasonably be expected to have a Materially Adverse Effect.

          (j) Taxes. All federal, state and other tax returns of the Borrower and its Subsidiaries required by law to be filed have been duly filed and all federal, state and other taxes, including, without limitation, withholding taxes, assessments and other governmental charges or levies required to be paid by the Borrower or any of its Subsidiaries or imposed upon the Borrower or any of its Subsidiaries or any of their respective properties, income, profits or assets, which are due and payable, have been paid, except any such taxes (x) the payment of which is being diligently contested in good faith by appropriate proceedings, (y) for which adequate reserves have been provided on the books of the Borrower or the affected Subsidiary, and (z) as to which no Lien other than a Permitted Lien has attached and no foreclosure, distraint, sale or similar proceedings have been commenced. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes are, in the judgement of the Borrower, adequate.

          (k) Financial Statements. When furnished to the Agent, the Co-Agents, and the Banks in accordance with Sections 3.1, 6.1 and 6.2 hereof, all copies of the balance sheets, statements of income and other financial statements for the Borrower and its Subsidiaries shall present fairly, in accordance with generally accepted accounting principles consistently applied, the financial position of the Borrower and its Subsidiaries on and as of the date thereof and the results of operations for the periods then ended. The Borrower and its Subsidiaries have or shall have no material liabilities, contingent or otherwise, required to be disclosed by generally accepted accounting principles, other than as disclosed in the financial statements referred to in the preceding sentence for the most recently ended fiscal year or quarter, as appropriate, or as arise in the ordinary course of business and are not required to be reported before the next financial statements are due under Section 6.1 or Section 6.2 hereof, and there shall be and are no material unrealized losses of the Borrower and its Subsidiaries and no material anticipated losses of the Borrower and its Subsidiaries other than those which have been previously disclosed in writing to the Agent, the Co-Agents, and the Banks and identified to the Agent, the Co-Agents, and the Banks as such.

          (l) ERISA. The Borrower and its Subsidiaries and each of their respective Plans, if any, are in compliance with ERISA and the Code and the Borrower and its Subsidiaries have not incurred any accumulated funding deficiency with respect to any such Plan within the meaning of ERISA or the Code. The Borrower and its Subsidiaries and each other Person which is affiliated with the Borrower within the meaning of Section 414 of the Code have complied with all requirements of ERISA Sections 601 through 608 and Code
Section 4980B. The Borrower and its Subsidiaries have not made any promises of retirement or other benefits to employees, except as set forth in any Plan or other writing. The Borrower and its Subsidiaries have not incurred any material liability to the Pension Benefit Guaranty Corporation in connection with any such Plan. The assets of each such Plan which is subject to Title IV of ERISA are sufficient to provide the benefits under such Plan payment of which the Pension Benefit Guaranty Corporation would guarantee if such Plan were terminated, and such assets are also sufficient to provide all other "benefit liabilities" (as defined in ERISA Section 4001(a)(1b)) due under the Plan upon termination. No Reportable Event has occurred and is continuing with respect to any such Plan. No such Plan or trust created thereunder, or party in interest (as defined in Section 3(14) of ERISA), or any fiduciary (as defined in Section 3(21) of ERISA), has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject such Plan or any other Plan of the Borrower or any of its Subsidiaries, any trust created thereunder, or any such party in interest or fiduciary, or any party dealing with any such Plan or any such trust to the penalty or tax on "prohibited transactions" imposed by Section 502 of ERISA or
Section 4975 of the Code. Neither the Borrower nor any of its Subsidiaries is a participant in, or is obligated to make any payment to, any Multiemployer Plan.

          (m) Compliance with Regulations G, T, U and X. Neither the Borrower nor any of its Subsidiaries is engaged principally in, nor has as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any margin stock within the meaning of Regulations G, T, U, and X of the Board of Governors of the Federal Reserve System. None of the proceeds of the Loans shall be used to purchase or carry margin stock within the meaning of such Regulations, nor is any of the Collateral margin stock within the meaning of such regulations.

          (n) Investment Company Act. Neither the Borrower nor any of its Subsidiaries is required to register under the provisions of the Investment Company Act of 1940, as amended, and neither the entering into or performance by the Borrower of this Agreement nor the issuance of the Notes nor the entry into any of the Loan Documents by any Subsidiary of the Borrower violates any provision of such Act or requires any consent, approval or authorization of, or registration with, the Securities and Exchange Commission or any other governmental or public body or authority pursuant to any provisions of such Act.

          (o) Government Regulation. Other than as set forth on Schedule 6 attached hereto, neither the Borrower nor any of its Subsidiaries is required to obtain any consent, approval, authorization, permit or license which has not timely been obtained from, or effect any filing or registration which has not timely been effected with, any federal, state or local regulatory authority in connection with the execution and delivery of this Agreement or any other Loan Document, and in connection with the consummation of the transactions contemplated by this Agreement. Other than as set forth on Schedule 6 attached hereto, neither the Borrower not any of its Subsidiaries is required to obtain any consent, approval, authorization, permit or license which has not already been obtained from, or effect any filing or registration which has not already been effected with, any federal, state or local regulatory authority in connection with the performance, in accordance with their respective terms, of this Agreement or any other Loan Document, or the borrowing hereunder.

          (p) Absence of Default. The Borrower is in compliance in all respects with all of the provisions of its certificate of limited partnership and its limited partnership agreement, and each Subsidiary of the Borrower is currently in compliance in all material respects with all of the provisions of its certificate or articles of incorporation and its by-laws, and no event has occurred or failed to occur (including, without limitation, any matter which could create a Default hereunder by cross-default) which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, or with the passage of time or giving of notice or both would constitute, (i) a Default or
(ii) a default in any material respect by the Borrower or any of its Subsidiaries under any indenture, or other material agreement or instrument, including without limiting the foregoing, the Licenses, or any material judgment, decree or order to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries or any of their respective properties may be bound or affected.

          (q) Accuracy and Completeness of Information. All information, reports, prospectuses and other papers and data relating to the Borrower or any of its Subsidiaries and furnished by or on behalf of the Borrower to any of the Agent, the Co-Agents, and the Banks were, at the time furnished and taken as a whole, complete and correct in all material respects to the extent necessary to give the Agent, the Co-Agents, and the Banks true and accurate knowledge of the subject matter. Notwithstanding the foregoing, with respect to projections of the future performance of the Borrower and its Subsidiaries, such representations and warranties are made in good faith and to the best judgment of the Borrower. No fact or situation is currently known to the Borrower which has had or which could reasonably be expected to have a Materially Adverse Effect.

          (r) Agreements with Affiliates and Management Agreements. Except as set forth on Schedule 10 attached hereto, neither the Borrower nor any of its Subsidiaries has (i) any agreements or binding arrangements of any kind with any Affiliates or (ii) any management or consulting agreements of any kind with any third party (including Affiliates).

          (s) Payment of Wages. The Borrower and its Subsidiaries are in compliance in all material respects with the Fair Labor Standards Act, as amended, and the Borrower and its Subsidiaries have paid all minimum and overtime wages required by law to be paid to its employees.

          (t) Priority. On and after the Initial Funding Date, the Security Interest is a valid security interest in the Collateral, which Security Interest has been perfected (as to Collateral for which an appropriate method of perfection is the filing of UCC-1 financing statements, upon the due filing of UCC-1 financing statements, as to Collateral covered by any Mortgages or any Subsidiary Mortgages, upon the due filing thereof, and as to capital stock pledged pursuant to the Pledge Agreement or otherwise, upon the taking of possession of stock certificates and stock powers therefor by the Agent), securing, in accordance with the terms of the Security Documents, the Obligations, and the Security Interest is subject to no Liens that are prior to, on a parity with or junior to the Security Interest other than certain of the Permitted Liens, and the Security Documents are enforceable as security for the Obligations in accordance with their terms with respect to the Collateral against the Borrower and its Subsidiaries, as applicable, and all other third parties, other than holders of the Permitted Liens, subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law, and (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Borrower or any of its Subsidiaries).

          (u) No Adverse Changes. Since December 31, 1991, there has occurred no event which has had or could reasonably be expected to have a Materially Adverse Effect.

     Section 4.2 Survival of Representations and Warranties, etc. All representations and warranties made under this Agreement shall be deemed to be made, and shall be true and correct, at and as of the Agreement Date, and, to the extent set forth in Article 3, on the date of each Advance, except to the extent previously fulfilled in accordance with the terms hereof. All representations and warranties made under this Agreement shall survive, and not be waived by, the execution hereof by the Agent, the Co-Agents, and the Banks, any investigation or inquiry by any of the Agent, the Co-Agents, and the Banks, or the making of any Advance.


                                    ARTICLE 5

                                General Covenants

     So long as any of the Obligations is outstanding and unpaid or any Borrower shall have the right to borrow hereunder (whether or not the conditions to borrowing have been or can be fulfilled), and unless the Majority Banks shall otherwise consent in writing:

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     Section 5.1  Preservation of Existence and Similar Matters.  Subject to
Section 7.4(a), the Borrower will, and will cause each of its Subsidiaries to:

          (a) preserve and maintain its existence in the state of its formation, and all material rights, franchises, licenses and privileges necessary for the conduct of its business including, without limiting the foregoing, the Licenses (to the extent that failure to do so would result in a Default or an Event of Default under Section 8.1(1)) and all other material Necessary Authorizations, and

          (b) qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization.

     Section 5.2 Business; Compliance with Applicable Law. The Borrower will, and will cause each of its Subsidiaries to engage solely in the business of acquiring, constructing, developing, maintaining, expanding, owning and operating the System, obtaining additional Licenses therefor, investing in other cable television systems and SMATV Systems, producing and making investments in cable television programming, and engaging in other activities closely related to the cable television industry. The Borrower will, and will cause each of its Subsidiaries to, substantially comply with all material Applicable Laws.

     Section 5.3 Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in the ordinary course of business in good repair, working order and condition (reasonable ware and tear excepted) all material properties used in their businesses (whether owned or held under lease), and from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements, additions, betterments and improvements thereto.

     Section 5.4 Accounting Methods and Financial Records. The Borrower will, and will cause each of its Subsidiaries to, maintain a system of accounting established and administered in accordance with United States generally accepted accounting principles consistently applied, keep adequate records and books of account in which complete entries will be made in accordance with such accounting principles consistently applied and reflecting all transactions required to be reflected by such accounting principles, and keep accurate and complete records of their respective properties and assets. The Borrower will, and will cause each of its Subsidiaries to, maintain a fiscal year ending on June 30.

     Section 5.5 Insurance. The Borrower will, and will cause each of its Subsidiaries to:

          (a) Maintain insurance including, but not limited to, public liability coverage insurance from responsible companies in such amounts and against such risks as shall be standard in the cable television industry for cable television companies similar in size and location to the Borrower and its Subsidiaries, and such other coverage as may be reasonably requested by the Majority Banks.

          (b) Keep their respective assets insured by insurers on terms and in a manner acceptable to the Majority Banks against loss or damage by fire, theft, burglary, loss in transit, explosions and hazards insured against by extended coverage, in amounts which are standard in the cable television industry for cable television companies similar in size and location to the Borrower and its Subsidiaries, all premiums thereon to be paid by the Borrower and its Subsidiaries.

          (c)  Require that each insurance policy provide for at least thirty
(30) days' prior written notice to the Agent of any termination of or proposed cancellation or nonrenewal of such policy, and that each insurance policy insuring assets pledged to the Agent (on behalf of the Co-Agents and the Banks) as Collateral for the Obligations name the Agent as additional insured and named loss payee to the extent of the Obligations secured by such assets; and to the extent of any single payment or series of related payments equal to or greater than $1,000,000, such payments shall by made to the Agent. All amounts paid in respect of any such policy directly to the Agent shall, provided no Default then exists, be applied to the prepayment of the Obligations or the rebuilding or repairing of the portion of the System giving rise to the payment of insurance benefits, as the Borrower may elect; otherwise, such amounts shall be applied by the Agent, (i) prior to the acceleration of the Loans, as provided in Section 2.9 (c) hereof or, if the Majority Banks so elect, to the prepayment of the Obligations or to the rebuilding or repairing of the portion of the System giving rise to the payment of insurance benefits, and any balance thereof remaining after payment in full of the Obligations shall be paid to the Borrower or as otherwise required by law, and (ii) after the acceleration of the Loans, as provided under Section 2.11 (c) hereof.

     Section 5.6 Payment of Taxes and Claims. The Borrower will, and will cause each of its Subsidiaries to, pay and discharge all taxes, including, without limitation, withholding taxes, assessments and governmental charges or levies required to be paid by it or imposed upon it or any of its income or profits or upon any properties belonging to it prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which, if unpaid, might become a Lien or charge upon any of its properties; except that no such tax, assessment, charge, levy or claim need be paid which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the


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appropriate books, but only so long as such tax, assessment, charge, levy or claim does not become a Lien or charge other than a Permitted Lien and no foreclosure, distraint, sale or similar proceedings shall have been commenced. The Borrower will, and will cause each of its Subsidiaries to, timely file all information returns required by federal, state or local tax authorities.

     Section 5.7 Visits and Inspections. The Borrower will, and will cause each of its Subsidiaries to, permit representatives of the Agent and any of the Co-Agents or the Banks, upon one (1) day's prior notice, to (a) visit and inspect its properties at all reasonable times, (b) inspect and make extracts from and copies of its books and records, and (c) discuss with its principal officers and accountants, its business, assets, liabilities, financial position, results of operations and business prospects.

     Section 5.8 Payment of Indebtedness and Other Liabilities. Subject to any provisions regarding subordination herein or in any other Loan Document, the Borrower will, and will cause each of its Subsidiaries to, (i) pay any and all of its Indebtedness when and as it becomes due, other than amounts diligently disputed in good faith, and (ii) pay all of its accounts payable and accrued liabilities in the ordinary course of business.

     Section 5.9 Use of Proceeds. The Borrowers will use the proceeds of the Loans to finance the acquisition of the Meyer Systems and the North Central Systems, to fund ongoing working capital and Capital Expenditure requirements permitted hereunder, and to make Acquisitions and Investments as permitted hereunder.

     Section 5.10 Indemnity. The Borrowers will indemnify and hold harmless each Bank and Co-Agent and the Agent and each of their respective employees, representatives, officers and directors from and against any and all claims, liabilities, losses, damages, actions, attorneys' fees and demands by any party against the Banks, the Co-Agents, the Agent, or any of them (a) resulting from any breach or alleged breach by any of the Borrowers or any Subsidiary of the Borrower of any representation or warranty made hereunder or any other Loan Document, or (b) arising out of (i) the making or administration of the Loans or the use of the proceeds thereof, including the making of Acquisitions and Investments permitted hereunder, or the exercise or enforcement of rights, remedies, powers or privileges under the Loan Documents, (ii) allegations of any participation by the Banks, the Co-Agents, the Agent or any of them, in the affairs of the Borrower and its Subsidiaries, or allegations that the Banks, the Co-Agents, the Agent or any of them, has any joint liability with the Borrowers or any of them for any reason, or (iii) any claims against the Banks, the Co-Agents, the Agent, or any of them, by any investor in or lender to the Borrower or any of its Subsidiaries for any reason whatsoever in connection with the transactions contemplated by this Loan Agreement; unless, in any case


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referred to above, the Person seeking indemnification hereunder is determined to have acted or failed to act with gross negligence or willful misconduct by a non-appealable judicial order. This Section 5.10 shall survive the termination of this Agreement and the satisfaction in full of the Obligations.

     Section 5.11 Payment of Wages. The Borrower will, and will cause each of its Subsidiaries to, at all times comply in all material respects with the Fair Labor Standards Act, as amended, including, without limitation, the provisions of such Act relating to the payment of minimum and overtime wages as they may become due from time to time.

     Section 5.12 Management. The Borrower will, and will cause each of its Subsidiaries to, obtain management services for the operation of the System from the Manager pursuant to the terms of the Partnership Agreement.

     Section 5.13 Interest Rate Hedging. The Borrowers shall enter into one or more Interest Hedge Agreements which fix or place a limit on the interest obligations of the Borrowers hereunder and under the Notes in a manner reasonably acceptable to the Majority Banks in an aggregate principal amount of not less than fifty percent (50%) of the principal amount of all then outstanding Loans within six (6) months of the Initial Funding Date, such Interest Hedge Agreements to provide such interest rate protection for a period of not less than three (3) years from the date of such Interest Hedge Agreement. All obligations of the Borrowers to the Agent or any of the Co-Agents or the Banks or any affiliate of any of them, pursuant to any Interest Hedge Agreement, shall rank pari passu with the other Obligations.

     Section 5.14 Covenants Regarding Investments and Acquisitions. At the time of any Acquisition or Investment permitted hereunder, the Borrower shall, and shall cause each affected Subsidiary to, (a) in the case of the Acquisition of a Subsidiary, provide to the Agent, the Co-Agents and the Banks a Guaranty of the Obligations executed by such Subsidiary in favor of the Agent and the Banks, which shall be substantially identical to the form of Subsidiary Guaranty attached hereto as Exhibit J, and a security agreement substantially identical to the form of Subsidiary Security Agreement attached hereto as Exhibit M, and such other Security Documents as may be requested by the Agent, each of which shall be a "Security Document" for purposes of this Agreement;
(b) in the case of any Acquisition of a Subsidiary or any Investment (which shall not involve "margin stock" (as such term is defined under Regulations G, T, U and X of the Board of Governors of the Federal Reserve System)), pledge to the Agent (on behalf of the Co-Agents, and the Banks) all of the stock (or other instruments or securities evidencing ownership) of such Subsidiary or Person in which an Investment is made, beneficially owned by the Borrower or its affected Subsidiary, as additional Collateral for the Obligations, to be held by the Agent in accordance with the terms of a pledge agreement


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substantially identical to the Pledge Agreement attached hereto as Exhibit E, or to the Subsidiary Pledge Agreement attached hereto as Exhibit M, and execute and deliver to the Agent all such documentation for such pledge as, in the opinion of the Agent, is appropriate, each of which shall also be a "Security Document" hereunder; and (c) in any case, provide all other documentation, including one or more opinions of counsel satisfactory to the Agent (including, without limitation, opinions of counsel as to compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) which in the reasonable opinion of the Agent is appropriate with respect to such Acquisition or Investment. In the case of any real estate owned or acquired in connection with any Acquisition, a Mortgage or a Subsidiary Mortgage shall only be requested by the Agent in connection with a parcel of real property having a fair market value in excess of $250,000. Any such document, agreement or instrument executed or issued pursuant to this Section shall be a "Loan Document" for purposes of this Agreement.

     Section 5.15 Merger Covenant. The Borrower covenants that it will, not later than the fifth (5th) Business Day after the Initial Funding Date, merge Buyer Sub and North Central, the latter to be the surviving entity. The Borrower further covenants and agrees that it shall cooperate fully with the Agent and the Banks in preparing and executing appropriate documents to ensure that all Collateral for the Obligations remains in place both before and after the Merger Date.


                                    ARTICLE 6

                            Information Covenants

     So long as any of the Obligations is outstanding and unpaid or any Borrower has a right to borrow hereunder (whether or not the conditions to borrowing have been or can be fulfilled) and unless the Majority Banks shall otherwise consent in writing, the Borrower will furnish or cause to be furnished to the Agent and each Bank and Co-Agent at their respective offices:

     Section 6.1 Quarterly Financial Statements and Information. Within thirty (30) days after the last day of each quarter in each fiscal year, the balance sheet of the Borrower and its Subsidiaries on a consolidated basis as at the end of such quarter and the related statement of income of the Borrower and its Subsidiaries for such quarter and for the elapsed portion of the year ended with the last day of such quarter, which shall be certified by the chief financial officer of the Borrower, to be, in his or her opinion, complete and correct in all material respects and to present fairly, in accordance with generally accepted accounting principles consistently applied, the financial position of the Borrower and its Subsidiaries as at the end of such period and


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the results of operations for such period, and for the elapsed portion of the year ended with the last day of such period, subject only to normal year-end adjustments.

     Section 6.2 Annual Financial Statements and Information; Certificate of No Default. Within ninety (90) days after the end of each fiscal year of the Borrower, the balance sheet of the Borrower and its Subsidiaries on a consolidated basis at the end of such fiscal year and the related statement of income and retained earnings and related statement of changes in cash of the Borrower and its Subsidiaries on a consolidated basis for such fiscal year, which financial statements shall set forth in comparative form such figures as at the end of and for the previous fiscal year, as applicable, and shall be accompanied by an opinion of KMPG Peat Marwick or other independent certified public accountants of recognized standing satisfactory to the Majority Banks, together with a statement of such accountants (A) to the effect that their audit examination has included a review of the terms of this Agreement and the Notes as they relate to accounting matters, (B) as to whether, in connection with their audit examination, any Default of any provisions under Articles 2, 5, 6 or 7 hereof has come to their attention and if such a Default has come to their attention, specifying the nature and period of existence thereof, and (C) that such accountants have authorized the Borrower to deliver such financial statements and opinion thereon to the Agent, the Co-Agents, and the Banks pursuant to this Agreement.

     Section 6.3 Monthly Operating Reports. Within thirty (30) days from the last day of each month, a monthly operating report of the Borrower and its Subsidiaries, on a system by system basis, in substantially the form attached hereto as Exhibit U.

     Section 6.4 Performance Certificates. At the time the financial statements are furnished pursuant to Sections 6.1 and 6.2, a certificate of an Authorized Signatory in substantially the form attached hereto as Exhibit V, and:

          (a) setting forth as at the end of such quarterly period or fiscal year, as the case may be, the arithmetical calculations required to establish
(i) any interest rate adjustment, as provided for in Section 2.3 (f), and (ii) whether or not the Borrower was in compliance with the requirements of Sections 7.8, 7.9, 7.10, 7.11, 7.12 (after the Conversion Date), and 7.15 hereof; and

          (b) stating that, to the best of his or her knowledge, no Default or Event of Default has occurred during or as at the end of such quarterly period or year, as the case my be, or, if a Default or an Event of Default has occurred, disclosing each such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower


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with respect to such Default or Event of Default.  For purposes of demonstrating the Borrower's compliance with Section 7.11 hereof, such certificate shall separately itemize the amount of Management Fees to be included in the Borrower's calculation of Pro Forma Debt Service Requirements for the following four-quarter period.

     Section 6.5  Copies of Other Reports.

          (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to the Borrower in connection with an audit of the Borrower by the Borrower's independent public accountants, including, without limitation, any management report prepared in connection with the annual audit referred to in
Section 6.2.

          (b) Not later than June 30 of each year, a copy of the annual budget for the Borrower and its Subsidiaries on a consolidated basis for the following fiscal year.

          (c) Promptly upon receipt thereof, copies of any material notice or report regarding any License from the grantor of such License or regarding the System or any License from the Commission with respect to (i) the suspension, revocation or modification of any License, (ii) a denial of a request for a rate change, (iii) disciplinary proceedings involving the Borrower, (iv) notice of default or other non-compliance by the Borrower under any License, or (v) any similar event or occurrence.

          (d) Promptly upon transmission of or receipt by the Borrower, (i) a copy of any material notice or mailing sent by the Borrower or by any of the Partners under the Partnership Agreement, and (ii) a copy of any notice sent or received by the Borrower pertaining to a material default under any material contract to which the Borrower or any of its Subsidiaries is party.

          (e) From time to time and promptly upon each request, such data, certificates, reports, statements, opinions of counsel, financial statements, projections, documents or further information regarding the business, assets, liabilities, financial position, projections, results of operations or business prospects of the Borrower or any of its Subsidiaries, as the Agent or any Co-Agent or Bank reasonably may request.

     Section 6.6 Notice of Litigation and Other Matters. Prompt notice of the following events after the Borrower has received notice or otherwise become aware thereof:

          (a) the commencement of all proceedings and investigations by or before any governmental body and all actions and proceedings in any court or before any arbitrator against or to the extent known to the Borrower in any

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
other way relating directly and materially adversely to the Borrower or any of its Subsidiaries, or any of their respective properties, assets or businesses, or any License;

          (b) any material adverse change with respect to the business, assets, liabilities, financial position, results of operations or business prospects of the Borrower or any of its Subsidiaries, other than changes in the ordinary course of business which have not had and could not reasonably be expected to have a Materially Adverse Effect;

          (c)  any material amendment or change to any budget submitted under
Section 6.5(b) hereof for the operation of the System;

          (d) any Default or the occurrence or non-occurrence of any event (i) which constitutes, or which with the passage of time or giving of notice or both would constitute a material default by the Borrower under any material agreement other than this Agreement to which the Borrower is party or by which any of its properties may be bound, (ii) which constitutes, or which with the passage of time or giving of notice or both would constitute a material default by any Subsidiary of the Borrower under any material agreement to which such Subsidiary is party or by which any of its properties may be bound, or (iii) which could reasonably be expected to have a Materially Adverse Effect, giving in each case the details thereof and specifying the action proposed to be taken with respect thereto;

          (e) the Occurrence of any Reportable Event or a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan of the Borrower or any of its Subsidiaries or the institution or threatened institution by the Pension Benefit Guaranty Corporation of proceedings under ERISA to terminate or to partially terminate any such Plan or the commencement or threatened commencement of any litigation regarding any such Plan or naming it or the trustee of any such Plan with respect to such Plan; and

          (f) the occurrence of any event subsequent to the Agreement Date which, if such event had occurred prior to the Agreement Date, would have constituted an exception to the representation and warranty in Section 4.1 (1) of this Agreement.

                                  ARTICLE 7

                             Negative Covenants

     So long as any of the Obligations is outstanding and unpaid or any Borrower has a right to borrow hereunder (whether or not the conditions to borrowing have been or can be fulfilled) and unless the Majority Banks shall otherwise give their prior consent in writing:

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     Section 7.1  Indebtedness of the Borrower.  The Borrower shall not, and shall not permit any of its Subsidiaries to, create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, any Indebtedness except:

          (a)  Indebtedness under this Agreement and the Notes;

          (b) Accounts payable, subscriber deposits, accrued expenses and customer advance payments incurred and paid in the ordinary course of business;

          (c) Capitalized Lease Obligations in an amount not in excess of $2,250,000;

          (d) Accrued but unpaid Management Fees and any interest thereon due pursuant to the Partnership Agreement, subject to the terms of the Subordination of Management Fees Agreement;

          (e)  Indebtedness secured by Permitted Liens;

          (f)  Obligations under Interest Hedge Agreements;

          (g) Indebtedness falling within the definition of Guaranty but which is permitted under Section 7.5 hereof;

          (h) Indebtedness arising under payment and performance bonds and letters of credit issued for the account of the Borrower and its Subsidiaries in the ordinary course of business in favor of the grantors of the Licenses and the Pole Agreements in respect of the System, in an aggregate amount not to exceed $1,750,000 in the aggregate;

          (i) intercompany loans among the Borrower and its Subsidiaries, provided that any such loan is evidenced by a revolving promissory note which is subject to an appropriate Collateral Assignment of Intercompany Note in substantially the form attached hereto as Exhibit X;

          (j) Unsecured Indebtedness for Money Borrowed having no financial covenants issued by the Borrower in unlimited amounts in favor of its Affiliates, provided that (x) interest on such Indebtedness for Money Borrowed does not at any time accrue at a rate higher than the blended interest rate payable on the Loans, (y) no principal or interest is paid or repaid in respect of such Indebtedness for Money Borrowed until after the satisfaction in full of all Obligations and the termination of the Commitment and (z) such Indebtedness for Money Borrowed is subject to a Subordination Agreement in substantially the form attached hereto as Exhibit Y; and

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          (k)  $1,000,000 in additional unsecured Indebtedness for Money
Borrowed, which may be borrowed from an Affiliate or any other Person, provided that interest on such Indebtedness for Money Borrowed if owed to an Affiliate shall not accrue or be payable at a rate higher than the blended interest rate payable on the Loans.

     Section 7.2 Limitation on Liens. The Borrower shall not, and shall not permit any of its subsidiaries to, create, assume, incur or permit to exist or to be created, assumed, incurred or permitted to exist, directly or indirectly, any Lien on any of their respective properties or assets, whether now owned or hereafter acquired, except for Permitted Liens, and the Borrower shall not, and shall not permit any of its Subsidiaries to, undertake, covenant or agree with any third party that it will not create, assume, incur or permit to exist or to be created, assumed, incurred or permitted to exist any Lien on any of its assets or properties.

     Section 7.3 Amendment and Waiver. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any amendment of, or agree to or accept or consent to any waiver of any of the provisions of, (i) its certificate of limited partnership or Partnership Agreement, (ii) any Loan Document (except as provided in Section 11.12 hereof), (iii) the portions of the North Central Purchases Agreement dealing with the Earn-out Payments, or
(iv) any License. The foregoing notwithstanding, such certificate of limited partnership, Partnership Agreement, or any License may be amended or modified without the prior written consent of the Majority Banks provided (i) each such amendment or modification is of a purely administrative nature or is required by law, (ii) no such amendment or modification adversely affects the rights or reduces the benefits in any material respect of any of the Agent, the Co-Agents, and the Banks under the Loan Documents, and (iii) copies of all documents evidencing or related to such amendment or modification are furnished to the Agent, the Co-Agents, and the Banks within five (5) days of their effective date.

     Section 7.4 Liquidation, Change in Ownership, Disposition or Acquisition of Assets. (a) Except as set forth on Schedule 5 attached hereto, the Borrower shall not, and shall not permit any of its Subsidiaries to, at any time (i) liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up, (ii) enter into any merger (except that the Borrower may merge with any of its wholly-owned Subsidiaries so long as the Borrower remains the surviving entity and that wholly-owned Subsidiaries of the Borrower may merge with each other), or (iii) create any Subsidiary (other than in connection with or as a result of an Acquisition, as set forth below), or
(iv) sell, lease, abandon, transfer or otherwise dispose of (other than in the ordinary course of business) all or any material part of any of its assets, property or business, provided that so long as no Default then exists or would

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be caused thereby, the Borrower and its Subsidiaries may sell or otherwise dispose of its assets, if (x) such sales in the aggregate do not reduce the aggregate number of Basic Subscribers by more than 5,000 over the term of this Agreement, and (y) all Net Proceeds received by the Borrower and its Subsidiaries from sales permitted under this proviso shall be used to repay or prepay on the closing date of such sale an identical amount of the outstanding principal amount of the Loans. Such repayments of principal shall be applied as provided in Section 2.7 (b) hereof. Any Net Proceeds which constitute a portion of the sales price which was previously held in escrow or which is paid under a promissory note or other instrument constituting a portion of the purchase price shall be paid to the Agent, on behalf of the Banks, as a repayment of principal at such time as such Net Proceeds are received by the Borrower or the selling Subsidiary. During the term of this Agreement, neither the Borrower nor any of its Subsidiaries shall accept promissory notes or other instruments unless such notes or instruments are endorsed to the order of the Agent and pledged (together with any collateral for such notes) to the Agent and the Banks as additional Collateral for the Obligations, and do not aggregate more than $1,000,000 in principal amount in respect of the purchase price for assets sold by the Borrower and its Subsidiaries hereunder.

          (b) Neither the Borrower nor any of its Subsidiaries shall at any time acquire any assets, property or business of any other Person, or acquire stock, partnership or other ownership interests in any other Person, provided, however, that so long as no Default then exists or would be caused thereby, and provided that the Borrower complies with Section 5.14 hereof, the Borrower may acquire assets and property in the ordinary course of business and may also make Acquisitions and Investments for a cumulative amount of purchase prices not to exceed in the aggregate $10,000,000 during the term of this Agreement and may make Acquisitions and Investments in excess of such amount with the prior written consent of the Majority Banks, such consent not to be unreasonably withheld. In the event the Borrower makes an Acquisition of a Person which becomes a Subsidiary, such Subsidiary shall be subject to covenants and obligations contained herein as fully as if it were a Subsidiary of the Borrower on the date hereof. All of the Borrower's financial statements and financial covenants described or set forth herein shall be on a consolidated basis with its Subsidiaries. The Banks shall not be required or requested to give their consent, or the consent of the Majority Banks, to any Acquisition or Investment sought to be made by the Borrower hereunder until a reasonable time has elapsed after the receipt by the Banks of a certificate from the Borrower, which shall set forth material information regarding the proposed Acquisition or Investment, including but not limited to the following:
(i) the Acquisition or Investment particulars, including a description of the assets, number of Basic Subscribers, proposed purchase price, draft purchase or investment agreement, etc.; (ii) recent, financial statements (audited, if available) for the proposed Acquisition or Person in whom an Investment is

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proposed to be made, including cash flow numbers for the most recent fiscal periods; (iii) pro forma projections for the Borrower and its Subsidiaries on a consolidated basis assuming consummation of the Investment or Acquisition and demonstrating, through the Maturity Date, compliance with the financial covenant ratios set forth in Sections 7.8, 7.9, 7.10, 7.11, 7.12 and 7.15 hereof; and (iv) such other information as may reasonably be requested by the Agent, the Co-Agents, the Banks, or any of them.

     Section 7.5 Limitation on Guaranties. The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time guaranty, assume, be obligated with respect to, or permit to be outstanding any Guaranty of, any obligation of any other Person other than (a) Guaranties by endorsement of negotiable instruments for collection in the ordinary course of business, (b) Guaranties by the Borrower and of its Subsidiaries of obligations of other Subsidiaries of the Borrower under Licenses and under other agreements entered into in connection with the acquisition of services, supplies and equipment and real estate leases in the ordinary course of business of the Subsidiaries of the Borrower, (c) the Subsidiary Guaranties, and (d) other Guaranties with respect to Indebtedness in an aggregate principal amount not to exceed $500,000.

     Section 7.6 Investments. The Borrower shall not, and shall not permit any of its Subsidiaries to, make any loan or advance, or otherwise acquire for a consideration evidences of Indebtedness, capital stock or other securities of any Person, except that so long as no Default then exists or would be caused thereby, the Borrower and its Subsidiaries may (i) purchase marketable, direct obligations of the United States of America maturing within three hundred sixty-five (365) days of the date of purchase, (ii) purchase commercial paper issued by corporations, each of which conducts a substantial part of its business in the United States of America, maturing within one hundred and eighty (180) days from the date of the original issue thereof, and rated "P-1" or better by Moody's Investors Service or "A-1" or better by Standard and Poor's Corporation, (iii) purchase repurchase agreements and certificates of deposit maturing within three hundred sixty-five (365) days of the date of purchase which are issued by the Agent or any Co-Agent or Bank or by a United States national or state bank having capital, surplus and undivided profits totaling more than $250,000,000 and rated "A" or better by Moody's Investors Service, (iv) make intercompany investments in each other, and (v) make Investments as permitted under Section 7.4 (b) hereof.

     Section 7.7 Restricted Payments and Purchases. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly declare or make any Restricted Payment or Restricted Purchase, except that (i) the Borrower may (x) make the Earn-Out Payments, (y) accrue Management Fees in an amount not to exceed five percent (5%) of the gross revenues of the Borrower

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and its Subsidiaries on a consolidated basis, and (z) make and permit intercompany transfers to, from, and among its Subsidiaries, and (ii) so long as (x) no Default hereunder then exists or would be caused thereby, and (y) the ratio of Operating Cash Flow (less Management Fees paid or payable) to Interest Expense, for the most recent quarter ended, prior to the proposed date of payment, for which financial statements are available, is greater than 1.25:1, the Borrower (1) may pay Management Fees then due and payable to the Manager under the Partnership Agreement on a monthly basis in an aggregate amount not to exceed (A) three percent (3%) of the gross revenues of the Borrower and its Subsidiaries on a consolidated basis for each fiscal quarter for the period from the Agreement Date through March 31, 1995, (B) two and one-half percent (2-1/2%) of the gross revenues of the Borrower and its Subsidiaries on a consolidated basis for the period from April 1, 1995 through March 31, 1997, and (C) two percent (2%) of the gross revenues of the Borrower and its Subsidiaries on a consolidated basis for the period from April 1, 1997 through the Maturity Date, and (2) may borrow, repay and reborrow Indebtedness for Money Borrowed permitted under Section 7.1(k) hereof.

     Section 7.8 Total Indebtedness to Annualized Operating Cash Flow Ratio. As of (a) the Initial Funding Date, and (b) the end of each fiscal quarter thereafter, the Borrower shall not permit the ratio of its Total Indebtedness to its Annualized Operating Cash Flow for the fiscal quarter end being tested to exceed the ratios set forth below for fiscal quarters ending on the dates shown below:

              Dates                                   Ratio
              -----                                   -----

Initial Funding Date, June 30,                        6.50:1
1992, and September 30, 1992

December 31, 1992                                     6.25:1

March 31, 1993                                        6.00:1

June 30, 1993 and                                     5.75:1
September 30, 1993

December 31, 1993                                     5.50:1

March 31, 1994                                        5.25:1

June 30, 1994 and                                     5.00:1
September 30, 1994

December 31, 1994                                     4.75:1

March 31, 1995 and                                    4.50:1
June 30, 1995

September 30, 1995 and                                4.00:1
thereafter

For purposes of this Section 7.8, "Annualized Operating Cash Flow" shall not include any portion of Operating Cash Flow which would have otherwise been included in respect of any Subsidiary of the Borrower or portion of the System of which has been sold, for the fiscal period in which the sale occurs.

     Section 7.9 Operating Cash Flow to Interest Expense Ratio. The Borrower shall not as of the end of any fiscal quarter after the Initial Funding Date permit the ratio of its Operating Cash Flow for such fiscal quarter to its Interest Expense for such period to be less than 1.50:1 for quarters ending on and after March 31, 1992.

     Section 7.10 Capital Expenditures. During the periods set forth below, the Borrower shall not permit the aggregate amount of the Capital Expenditures of it and its Subsidiaries to exceed the sum of (a) the limit for such year, as set forth below, plus (b) any unexpended portion of the Capital Expenditures limit set forth below for the preceding years, plus (c) the amount of net proceeds received by the Borrower and its Subsidiaries pursuant to any sale of assets made in the ordinary course of business.

                                                    Capital
              Year                              Expenditure Limit
              ----                              -----------------

From January 1, 1992 through                       $2,500,000
June 30, 1992

From July 1, 1992 through                         $10,500,000
June 30, 1993

From July 1, 1993 through                          $9,500,000
June 30, 1994


     Section 7.11 Annualized Operating Cash Flow to Pro Forma Debt Service Requirements Ratio. The Borrower shall not permit the ratio of its Annualized Operating Cash Flow to its Pro Forma Debt Service Requirements as of the end of any calendar quarter occurring after the Initial Funding Date to fall below 1.1 to 1. For purposes of this Section 7.11, "Annualized Operating Cash Flow" shall not include any portion of Operating Cash Flow which would have otherwise been included in respect of any Subsidiary of the Borrower or portion of the System which has been sold, for the fiscal period in which the sale occurs.

     Section 7.12 Operating Cash Flow to Fixed Charges Ratio. As of the end of each fiscal quarter ending after the Conversion Date, the Borrower shall not permit the ratio of its Operating Cash Flow for the immediately preceding four fiscal quarters to its Fixed Charges for such period to be less than 1.0 to 1.

     Section 7.13 Affiliate Transactions. The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time engage in any transaction with an Affiliate, or make an assignment or other transfer of any of its properties or assets to any Affiliate, on terms less advantageous to the Borrower than would be the case if such transaction had been effected with a non-Affiliate. In addition, the Borrower and its Subsidiaries shall receive the benefit of any discounts, rebates or special payment terms for cable television programming available to either of the Partners which such Partner is permitted and has agreed to pass through to the Borrower and its Subsidiaries.

    Section 7.14 Real Estate. The Borrower shall not, and shall not permit any of its Subsidiaries to, purchase or become obligated to purchase real estate (other than easements, rights-of-way, restrictions and other similar encumbrances on the use of real property), other than purchases in the ordinary course of business of owning, acquiring, maintaining and constructing the System, and real estate acquired in connection with an Acquisition permitted hereunder.

     Section 7.15 Limitation on Leases. The Borrower shall not, and shall not permit any of its Subsidiaries to, make or be or become obligated to make any payment in respect of any obligations as lessee under a lease, except for (x) payments under leases to be used in connection with the operation of the System which, when aggregated with all other payments under such leases by the Borrower and its Subsidiaries would not exceed in the aggregate during any one fiscal year of the Borrower, $200,000 and during the term of this Agreement, $1,800,000, and (y) payments relating to Capitalized Lease Obligations.

     Section 7.16 ERISA Liabilities. The Borrower shall not, and shall not permit any of its Subsidiaries to, allow the assets of any of its Plans subject to ERISA to be less than the amount necessary to provide all accrued benefits under such Plans. The Borrower shall not, and shall not permit any of its Subsidiaries to, become a participant in any Multiemployer Plan.


                                    ARTICLE 8

                                     Default

     Section 8.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or non-governmental body:

          (a) Any representation or warranty made under this Agreement shall prove incorrect or misleading in any material respect when made or deemed to be made pursuant to Section 4.2 hereof;

          (b) Any Borrower shall default in the payment of (i) any interest under the Notes, or any of them, or fees, or amounts payable under Section 2.10 hereof due the Agent, the Co-Agents and the Banks or any of them and payable hereunder, or under any other Loan Document, when due, which Default is not cured by payment in full within three (3) days from the date such payment shall become due, or (ii) any principal under the Notes, or any of them, when due;

          (c) The Borrower shall default (i) in the performance or observance of any agreement or covenant contained in Section 5.9, Section 5.14, Section 5.15, or Article 7 hereof, or (ii) in providing any financial statement or report under Article 6 which would permit the Agent, the Co-Agent, and the Banks to determine whether the Borrower was in Default under Article 7;

          (d) Any Borrower shall default in the performance or observance of any other agreement or covenant contained in this Agreement not specifically referred to elsewhere in this Section 8.1, and such default shall not be cured to the Majority Banks' satisfaction within a period of thirty (30) days from the earlier of the date on which any officer of the Borrower becomes aware of, or receives notice of, or in the exercise of reasonable diligence should have learned of, the occurrence of such default;

          (e) There shall occur any default in the performance or observance of any agreement or covenant or breach of any representation or warranty contained in any of the Loan Documents (other than this Agreement or as otherwise provided in Section 8.1 of this Agreement), which shall not be cured to the Majority Banks' satisfaction within a period of thirty (30) days from the earlier of the date on which any officer of the Borrower or any of its Subsidiaries becomes aware of, or receives notice of, or in the exercise of reasonable diligence should have learned of, the occurrence of such default;

          (f) There shall be entered a decree or order for relief in respect of the Borrower or any of its Subsidiaries under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of the Borrower or any of its Subsidiaries or of any substantial part of their respective properties, or ordering the winding-up or liquidation of the affairs of the Borrower or any of its Subsidiaries or an involuntary petition shall be filed against the Borrower or any of its Subsidiaries and a temporary stay entered, and (i) such petition and stay shall not be diligently contested, or
(ii) any such petition and stay shall continue undismissed for a period of thirty (30) consecutive days;

          (g) The Borrower or any of its Subsidiaries shall file a petition, answer or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law, or the Borrower or any of its Subsidiaries shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Borrower or any of its Subsidiaries or of any substantial part of their respective properties, or the Borrower or any of its Subsidiaries shall fail generally to pay their respective debts as they become due, or the Borrower or any of its Subsidiaries shall take any action in furtherance of any such action;

          (h) A final judgment or a warrant of attachment shall be entered by any court against the Borrower or any of its Subsidiaries for the payment of money which exceeds any insurance coverage which is uncontested by the insurance carrier by $3,000,000 or more in the aggregate, or a warrant of attachment or execution or similar process shall be issued or levied against property of the Borrower or any of its Subsidiaries which, together with all other such property of the Borrower and its Subsidiaries subject to other such process, exceeds in value any insurance coverage which is uncontested by the insurance carrier by $3,000,000 or more in the aggregate, and if, within thirty
(30) days after the entry, issue or levy thereof, such judgment, warrant or process shall not have been paid or discharged or stayed pending appeal, or if, after the expiration of any such stay, such judgment, warrant or process shall not have been paid or discharged;

          (i) There shall be at any time any "accumulated funding deficiency," as defined in ERISA or in Section 412 of the Code, with respect to any Plan maintained by the borrower or any of its Subsidiaries, or to which the Borrower or any of its Subsidiaries has any liabilities, or any trust created thereunder; or a trustee shall be appointed by a United States District Court to administer any such Plan; or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any such Plan; or the Borrower or any of its Subsidiaries shall incur any liability to the Pension Benefit Guaranty Corporation in connection with the termination of any such Plan; or any Plan or trust created under any Plan of the Borrower or any of its Subsidiaries shall engage in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject any such Plan, any trust created thereunder, any trustee or administrator thereof, or any party dealing with any such Plan or trust to the tax or penalty on "prohibited transactions" imposed by Section 502 of ERISA or Section 4975 of the Code; or the Borrower or any of its Subsidiaries shall enter into or become obligated to contribute to a Multiemployer Plan;

          (j)  Any event shall occur which has a Materially Adverse Effect;

          (k) There shall occur any default which entitles the holders to accelerate the maturity thereof under any agreement or instrument evidencing Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount exceeding $1,000,000 or there shall occur any material default on the part of any of the Borrowers permitting the Counterpart to exercise early termination rights under any Interest Hedge Agreement having a notional principal amount of $1,000,000, or more;

          (l) Any License shall be revoked and such revocation shall not be waived or stayed, or there shall occur a material default under any License which shall not have been waived within thirty (30) days of the occurrence thereof, or any proceedings shall in any way be brought to challenge (and shall continue uncontested for a period of thirty (30) days), the validity or enforceability of any License, or a proceeding for the renewal of any License shall not be commenced at least nine (9) months prior to its expiration, or any License shall expire due to termination, nonrenewal or for any other reason, which, together with any other such Licenses described in this Section 8.1(1), account for five percent (5%) or more of the Basic Subscribers during the term of this Agreement;

          (m) Any Loan Document shall at any time and for any reason be declared to be null and void, or a proceeding shall be commenced by the Borrower or any of its Subsidiaries or by any governmental authority (other than the grantor of any License in a proceeding pertaining to such License) having jurisdiction over the Borrower or any of its Subsidiaries seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or the Borrower or any of its Subsidiaries shall deny that it has any liability or obligation for the payment of principal or interest or fees purported to be created under any Loan Document;

          (n) Any Security Document shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority lien on or security interest in any material portion of the Collateral purported to be covered thereby;

          (o) The Manager shall for any reason cease providing management to the Borrower and its Subsidiaries or there shall be a material default, other than a payment default required by the Subordination of Management Fees Agreement, under the Partnership Agreement provisions pertaining to the Manager, or there shall occur any event which could have a Materially Adverse Effect upon the ability of the Manager to fulfill its obligations under the Partnership Agreement;

          (p) The Borrower shall lose prior to the stated expiration date of the contract the programming discounts it presently has by virtue of a contract with the parent company of its Partner, Continental Cablevision of Minnesota, Inc., and shall fail to otherwise obtain programming discounts at least as favorable to the Borrower as those in effect on the Agreement Date; or

          (q) The Borrower shall fail to maintain its existence, or there shall be a material default by one of the Partners under the Partnership Agreement which shall not be cured or permanently waived during any available period of cure.

     Section 8.2 Remedies. If an Event of Default shall have occurred and shall be continuing:

          (a) With the exception of an Event of Default specified in Section 8.1(f) or (g), the Agent, with the concurrence of the Majority Banks, shall (i) terminate the Commitment, or (ii) declare the principal of and interest on the Loans and the Notes and all other amounts owed under this Agreement, the Notes and the other Loan Documents to be forthwith due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything in this Agreement, the Notes, or the other Loan Documents to the contrary notwithstanding (and in which case, any Fixed Rate Advances outstanding may be terminated), or (iii) perform both (i) and (ii).

          (b) Upon the occurrence and continuance of an Event of Default specified in Section 8.1(f) or Section 8.1(g), such principal, interest and other amounts outstanding shall thereupon and concurrently therewith become due and payable and the Commitment shall forthwith terminate, all without any action by any of the Agent, the Co-Agents and the Banks or the Majority Banks or the holders of the Notes and without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement, the Notes or the other Loan Documents to the contrary notwithstanding.

          (c) The Agent, with the concurrence of the Majority Banks, may exercise all other post-default rights granted to it and to them under the Loan Documents or under Applicable Law.

          (d) The Agent shall have the right (but not the obligation) upon the request of the Majority Banks to operate the System in accordance with the terms of the Licenses and pursuant to the terms and subject to any limitations contained in the Security Documents and, within guidelines established by the Majority Banks, to make any and all payments and expenditures necessary or desirable in connection therewith, including, without limitation, payment of wages as required under the Fair Labor Standards Act, as amended, and of any necessary withholding taxes to state or federal authorities. In the event the Majority Banks fail to agree upon the guidelines referred to in the preceding sentence within six (6) Business Days' after the Agent has begun to operate the System, the Agent may, after giving three (3) days' prior written notice to the Banks of its intention to do so, make such payments and expenditures as it deems reasonable and advisable in its sole discretion to maintain the normal day-to-day operation of the System. Such payments and expenditures in excess of receipts shall constitute Advances under the Commitment, notwithstanding any limitation that might otherwise be imposed on Advances by the amount of the Commitment. Advances made pursuant to this Section 8.2(d) shall bear interest as provided in Section 2.3(e) and shall be payable on the earlier of demand or the Maturity Date. The making of one or more Advances under this Section 8.2(d) shall not create any obligation on the part of the Banks to make any additional Advances hereunder. No exercise by the Agent of the rights granted to it under this Section 8.2(d) shall constitute a waiver of any other rights and remedies granted to the Agent and the Banks, or any of them, under this Agreement or at law. The Borrower hereby irrevocably appoints the Agent, as agent for the Banks, the true and lawful attorney of the Borrower, in its name and stead and on its behalf, to execute, receipt for or otherwise act in connection with any and all contracts, instruments or other documents in connection with the completion and operation of the System in the exercise of the Agent's and the Banks' rights under this Section 8.2(d). Such power of attorney is coupled with an interest and is irrevocable.

          (e) In addition, the Agent, upon request of the Majority Banks, shall have the right to the appointment of a receiver for the properties and assets of the Borrower and its Subsidiaries, and the Borrower, for itself and on behalf of its Subsidiaries, hereby consents to such rights and such appointment and hereby waives any objection the Borrower may have thereto or the right to have a bond or other security posted by the Agent (on behalf of the Co-Agents and the Banks), in connection therewith.

          (f) The rights and remedies of the Agent and the Banks hereunder shall be cumulative, and not exclusive.

                                   ARTICLE 9

                                   The Agent

     Section 9.1 Appointment and Authorization. Each Bank hereby irrevocably appoints and authorizes, and hereby agrees that it will require any transferee of any of its interest in its Loans and in its Notes irrevocably to appoint and authorize, the Agent to take such actions as its agent on its behalf and to exercise such powers hereunder as are delegated by the terms hereof, together with such powers as are reasonably incidental thereto. Neither the Agent nor any of its directors, officers, employees or agents shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

     Section 9.2 Interest Holders. The Agent may treat each Bank, or the Person designated in the last notice filed with the Agent under this Section, as the holder of all of the interests of such Bank in its Loans and in its Notes until written notice of transfer, signed by such Bank (or the Person designated in the last notice filed with the Agent) and by the Person designated in such written notice of transfer, in the form of a duly executed Assignment and Assumption Agreement substantially in the form of Exhibit W hereto, shall have been filed with the Agent.

     Section 9.3 Consultation with Counsel. The Agent may consult with such legal counsel selected by it and shall not be liable for any action taken or suffered by it in good faith in reliance upon advice rendered by such counsel.

     Section 9.4 Documents. The Agent shall be under no duty to examine, inquire into, or pass upon the validity, effectiveness or genuineness of this Agreement, any Note or any instrument, document or communication furnished pursuant hereto or in connection herewith, and the Agent shall be entitled to assume that they are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be.

     Section 9.5 Agent and Affiliates. With respect to the Commitments and the Loans, The Toronto-Dominion Bank shall have the same rights and powers hereunder as any other Bank and the Agent and its other affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower, any Affliates of, or Persons doing business with, the Borrower, as if it were not the Agent or affiliated with the Agent and without any obligation to account therefor. The Banks acknowledge that The Toronto-Dominion Bank and its affiliates may have other lending and investment relationships with the Borrower and its Affiliates and in the future may enter into additional such relationships.

     Section 9.6 Responsibility of the Agent. The duties and obligations of the Agent under this Agreement and the other Loan Documents are only those expressly set forth in this Agreement and the other Loan Documents. The Agent shall be entitled to assume that no Default or Event of Default has occurred and is continuing unless it has actual knowledge, or has been notified by the Borrower or any Co-Agent or Bank, of such fact, or has been notified by a Co-Agent or Bank that such Co-Agent or Bank considers that a Default or an Event of Default has occurred and is continuing, and such Co-Agent or Bank shall specify in detail the nature thereof in writing. The Agent shall not be liable hereunder for any action taken or omitted to be taken except for its own gross negligence or willful misconduct. The Agent shall provide each Co-Agent and Bank with copies of such documents received from the Borrower as such Co-Agent or Bank may reasonably request.

     Section 9.7 Collateral. The Agent is hereby authorized to act on behalf of the Co-Agents and the Banks, in its own capacity and through other agents and sub-agents appointed by it, under the Security Documents, provided that the Agent shall not agree to the release of any Collateral, or any property encumbered by any Security Document except in compliance with Section 11.12 hereof.

     Section 9.8 Action by Agent.

          (a) The Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement, unless the Agent shall have been instructed by the Majority Banks to exercise or refrain from exercising such rights or to take or refrain from taking such action; provided that the Agent shall not exercise any rights under Section 8.2(a), 8.2(c), 8.2(d), or 8.2(e) of this Agreement without the request of the Majority Banks. The Agent shall not incur any liability under or in respect of this Agreement with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances, except for its gross negligence or willful misconduct.

          (b) The Agent shall not be liable to the Co-Agents or the Banks or to any of them in acting or refraining from acting under this Agreement in accordance with the instructions of the Majority Banks and any action taken or failure to act pursuant to such instructions shall be binding on each of the Co-Agents and the Banks.

     Section 9.9 Notice of Default or Event of Default. In the event that the Agent or any Co-Agent or Bank shall acquire actual knowledge, or shall have been notified, of any Default or Event of Default, the Agent or such Co-Agent or Bank shall promptly notify the Banks, the Co-Agents, and the Agent, and the Agent shall take such action and assert such rights under this Agreement as the Majority Banks shall request in writing, and the Agent shall not be subject to any liability by reason of its action pursuant to any such request. If the Majority Banks shall fail to request the Agent to take action or to assert rights under this Agreement in respect of any Default or Event of Default within ten (10) days after their receipt of the notice of any Default or Event of Default from the Agent, or Banks not constituting Majority Banks shall request inconsistent action with respect to such Default or Event of Default, the Agent may, but shall not be required to, take such action and assert such rights (other than rights under Article 8 hereof) as it deems in its discretion to be advisable for the protection of the Banks, except that, if the Majority Banks have instructed the Agent not to take such action or assert such right, in no event shall the Agent act contrary to such instructions.

     Section 9.10 Responsibility Disclaimed. The Agent shall be under no liability or responsibility whatsoever as Agent:

          (a) To any Borrower or any other Person as a consequence of any failure or delay in performance by or any breach by, any Bank or Banks or Co-Agents or Majority Banks of any of its or their obligations under this Agreement;

          (b) To any Bank or Banks or Co-Agent or Co-Agents, as a consequence of any failure or delay in performance by, or any breach by, any Borrower of any of its Obligations under this Agreement or its Notes or any other Loan Document; or

          (c) To any Bank or Banks or Co-Agent or Co-Agents, for any statements, representations or warranties in this Agreement, or any other document contemplated by this Agreement, or any information provided pursuant to this Agreement, any other Loan Document, or any other document contemplated by this Agreement, or for the validity, effectiveness, enforceability or sufficiency of this Agreement, the Notes, any other Loan Document, or any other document contemplated by this Agreement.

     Section 9.11 Indemnification. The Banks agree to indemnify the Agent (to the extent not reimbursed by the Borrower) pro rata according to their respective Commitment Ratios, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including fees and expenses of experts, agents, consultants and counsel), or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any other Loan Document, or any other document contemplated by this Agreement or any action taken or omitted by the Agent under this Agreement, any other Loan Document, or any other document contemplated by this Agreement, except that no Bank shall be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the gross negligence or willful misconduct of the Agent.

     Section 9.12 Credit Decision. Each Bank represents and warrants to each other and to the Agent that:

          (a) In making its decision to enter into this Agreement and to make its Advances it has independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of the Borrower and its Subsidiaries (including the other Borrowers), and that it has made an independent credit judgment, and that it has not relied upon information provided by the Agent or the Co-Agents, including, without limitation, with respect to the determination as to whether to classify the transactions evidenced by the Loan Documents as an "HLT" (as defined in Banking Circular BC-242, issued by the Comptroller of the Currency on October 30, 1989, as supplemented from time to time); and

          (b) So long as any portion of the Loans remains outstanding, it will continue to make its own independent evaluation of the financial condition and affairs of the Borrower and its Subsidiaries.

     Section 9.13 Successor Agents. The Agent may resign at any time by giving written notice thereof to the Co-Agents, the Banks, and the Borrower, and may be removed at any time for cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent which shall be any Co-Agent or Bank or a commercial bank organized under the laws of the United States of America or any political subdivision thereof which has combined capital and reserves in excess of $250,000,000. Such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Agent.

                                   ARTICLE 10

                            Change in Circumstances
                         Affecting Fixed Rate Advances

     Section l0.1 Fixed Rate Basis Determination Inadequate or Unfair. If with respect to any proposed Fixed Rate Advance for any Interest Period, the Agent determines after consultation with the Banks that deposits in dollars (in the applicable amount) are not being offered to each of the Banks in the relevant market for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such situation no longer exist, the obligations of the Banks to make such type of Fixed Rate Advances shall be suspended.

     Section 10.2 Illegality. If any applicable law, rule or regulation, or any change therein, or any interpretation or change in interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for any Bank to make, maintain or fund its Fixed Rate Advances (whether Eurodollar Advance, or CD Rate Advance, or any of them), such Bank shall notify the Agent, and the Agent shall forthwith give notice thereof to the Banks and the Borrower. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different lending office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. Upon receipt of such notice, notwithstanding anything contained in Article 2 hereof, the affected Borrower shall repay in full the then outstanding principal amount of each Fixed Rate Advance of such Bank so affected, together with accrued interest thereon, either (a) on the last day of the then current Interest Period applicable to such Advance if such Bank may lawfully continue to maintain and fund such Advance to such day or (b) immediately if such Bank may not lawfully continue to fund and maintain such Advance to such day. Concurrently with repaying each Fixed Rate Advance of such Bank so affected, notwithstanding anything contained in Article 2 hereof, the affected Borrower shall borrow a Prime Rate Advance (or the other type of Fixed Rate Advance, if available) from such Bank, and such Bank shall make such Advance in an amount such that the outstanding principal amount of the applicable Note held by such Bank shall equal the outstanding principal amount of such Note immediately prior to such repayment.

     Section 10.3   Increased Costs.

          (a) If any applicable law, rule or regulation adopted or promulgated after the Agreement Date, or any change therein or in any law, rule or regulation existing as of the Agreement Date, or any interpretation or change in interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by any Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

               (1) shall subject any Bank to any tax, duty or other charge with respect to its obligation to make Fixed Rate Advances, or its Fixed Rate Advances, or shall change the basis of taxation of payments to any Bank of the principal of or interest on its Fixed Rate Advances or in respect of any other amounts due under this Agreement, in respect of its Fixed Rate Advances, or any of them, or its obligation to make Fixed Rate Advances, or any of them (except for changes in the rate of tax on the overall net income of such Bank imposed by the jurisdiction in which such Bank's principal executive office is located); or

               (2) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System, but excluding any included in an applicable Eurodollar Reserve Percentage or Assessment Rate) special deposit, capital adequacy, assessment or other requirement or condition against assets of, deposits with or for the account of, or commitments or credit extended by, any Bank or shall impose on any Bank or the London Interbank Borrowing Market any other condition affecting its obligation to make such Fixed Rate Advances or its Fixed Rate Eurodollar Advances, or any of them;

and the result of any of the foregoing is to increase the cost to such Bank of making or maintaining any such Fixed Rate Advances, or to reduce the amount of any sum received or receivable by the Bank under this Agreement or under its Notes, or either of them, with respect thereto, then, on the earlier of a date within ten (10) days after demand by such Bank or the Maturity Date, the Borrower agrees to pay to such Bank such additional amount or amounts as will compensate such Bank for such increased costs. Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section 10.3 and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Bank made in good faith, be otherwise disadvantageous to such Bank.

          (b)  A certificate of any Bank claiming compensation under this
Section 10.3 and setting forth the additional amount or amounts to be paid to it hereunder and calculations therefor shall be conclusive in the absence of demonstrable error. In determining such amount, such Bank may use any reasonable averaging and attribution methods. If any Bank demands compensation under this Section 10.3, the affected Borrower may at any time, upon at least five (5) Business Days' prior notice to such Bank, prepay in full the then outstanding affected Fixed Rate Advances of such Bank, together with accrued interest thereon to the date of prepayment, along with any reimbursement required under Section 2.10 hereof. Concurrently with prepaying such Fixed Rate Advances the affected Borrower shall borrow a Prime Rate Advance (or the other type of Fixed Rate Advance, if available) from such Bank, and such Bank shall make such Advance in an amount such that the outstanding principal amount of the applicable Note held by such Bank shall equal the outstanding principal amount of such Note immediately prior to such prepayment.

     Section 10.4 Effects on Other Advances. If notice has been given pursuant to Sections 10.1, 10.2 or 10.3 suspending the obligation of any Bank to make any type of Fixed Rate Advance, or requiring or permitting Fixed Rate Advances of any Bank to be repaid or prepaid, then, unless and until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension or repayment no longer apply, all Advances which would otherwise be made by such Bank as the type of Fixed Rate Advances affected shall be made instead as Prime Rate Advances, or, if available, the other type of Fixed Rate Advance, as specified by the affected Borrower.

                                  ARTICLE 11

                                 Miscellaneous

     Section 11.1  Notices.

          (a) All notices and other communications under this Agreement shall be in writing and shall be deemed to have been given three (3) days after deposit in the mail, designated as certified mail, return receipt requested, post-prepaid, or one (1) day after being entrusted to a reputable commercial overnight delivery service, or when sent out by telecopy addressed to the party to which such notice is directed at its address determined as provided in this
Section 11.1. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

            (i)  If to any Borrower, to it at:

                 Meredith/New Heritage Strategies Partners L.P.
                 c/o New Heritage Associates
                 2600 Grand Avenue
                 Third Floor
                 Des Moines, Iowa 50312
                 Attn: Mr. David Lundquist, Vice Chairman

                 with a copy to:

                 Sidley & Austin
                 One First National Plaza
                 Chicago, Illinois 60603
                 Attn: John J. Sabl, Esq.

            (ii) If to the Agent, to it at:

                 The Toronto-Dominion Bank Trust Company
                 42 Wall Street
                 New York, New York 10005
                 Attn: Vice President and Secretary

                 with a copy to:

                 The Toronto-Dominion Bank
                 USA Division
                 31 West 52nd Street
                 New York, New York 10019-6101
                 Attn: Emil D.Y. Fung

           (iii) If to the Banks, to them at:

                 The Toronto-Dominion Bank
                 Three First National Plaza, 19th Floor
                 70 West Madison Street
                 Chicago, Illinois 60602
                 Attn: Manager Credit Administration

                 The Bank of New York
                 One Wall Street
                 16th Floor
                 New York, New York 10286
                 Attn: Vince Pacilio

                 The First National Bank of Chicago
                 One First National Plaza
                 Chicago, Illinois 60670
                 Attn: Douglas Roper

                 NationsBank of Texas, N.A.
                 901 Main Street, 67th Floor
                 Dallas, Texas 75202
                 Attn: Sarah W. Rathjen, Senior Vice President

                 Bank of Montreal
                 430 Park Avenue, 16th Floor
                 New York, New York 10022
                 Attn: Toshie Davis

                 CIBC, Inc.
                 200 West Madison, Suite 2300
                 Chicago, Illinois 60606
                 Attn: Rob Sabo

                 Credit Lyonnais Cayman Island Branch
                 1301 Avenue of the Americas
                 New York, New York 10019
                 Attn: Joseph P. Duggan

                 Connecticut National Bank
                 777 Main Street
                 MSN 397
                 Hartford, Connecticut 06115
                 Attn: Robert West

                 Bank of Hawaii
                 130 Merchant Street
                 Bancorp Tower, 20th Floor
                 Honolulu, Hawaii 96813
                 Attn: Buddy Montgomery

Copies shall be provided to Persons other than parties hereto only in the case of notices under Article 8 hereof.

          (b) Any party hereto may change the address to which notices shall be directed under this Section 11.1 by giving ten (10) days' written notice of such change to other parties.

     Section 11.2  Expenses.  The Borrowers will promptly pay:

          (a) all reasonable out-of-pocket expenses of the Agent in connection with the preparation, negotiation, execution and delivery of this Agreement and other Loan Documents, and the transactions contemplated hereunder and thereunder, and the making of the initial Advance hereunder on the Initial Funding Date whether or not such Advance is made, including, but not limited to, the reasonable fees and costs of Powell, Goldstein, Frazer & Murphy, special counsel for the Agent;

          (b) all reasonable out-of-pocket expenses of the Agent in connection with the administration of the transactions contemplated in this Agreement or the other Loan Documents, and the preparation, negotiation, execution and delivery of any waiver, amendment or consent (other than those done in connection with actions taken under subsection (c), below) by the Banks relating to this Agreement or the other Loan Documents, including, but not limited to, the reasonable fees and costs of any experts, agents or consultants and of counsel for the Agent; and

          (c) all reasonable out-of-pocket costs and expenses of the Agent and the Banks in obtaining performance under this Agreement or the other Loan Documents and in connection with any restructuring, refinancing, or "work out" of the transactions contemplated hereby and thereby, and all reasonable out-of-pocket costs and expenses of collection if default is made in the payment of the obligations, which in each case shall include reasonable fees and out-of-pocket expenses and costs of any experts, agents, consultants and counsel for the Agent and each Bank.

     Section 11.3 Waivers. The rights and remedies of the Agent, the Co-Agents, and the Banks under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No failure or delay by the Agent, the Majority Banks or the Banks, or any of them, in exercising any right shall operate as a waiver of such right. The Agent and the Banks expressly reserve the right to require strict compliance with the terms of this Agreement in connection with any funding of a request for an Advance. In the event the Banks decide to fund a request for an Advance at a time when the Borrower is not in strict compliance with the terms of this Agreement, such decision by the Banks shall not be deemed to constitute an undertaking by the Banks to fund any further requests for Advances or preclude the Banks from exercising any rights available to the Banks under the Loan Documents or at law or equity. Any waiver or indulgence granted by the Banks or by the Majority Banks shall not constitute a modification of this Agreement, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing by the Banks at variance with the terms of the Agreement such as to require further notice by the Banks of the Banks' intent to require strict adherence to the terms of this Agreement and the Loan Documents in the future. Any such actions shall not in any way affect the ability of the Agent and the Banks, in their discretion, to exercise any rights available to them under this Agreement and the Loan Documents or under any other agreement relating to the Borrower and its Subsidiaries, whether or not the Agent and the Banks are party.

     Section 11.4 Set-Off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon the occurrence of an Event of Default and during the continuation thereof, each of the Agent, the Co-Agents and the Banks and any subsequent holder or holders of the Notes are hereby authorized by each of the Borrowers at any time or from time to time, without notice to any Borrower or to any other Person, any such notice being hereby expressly waived, to set-off, appropriate and apply any and all deposits (general or special, time or demand, including, but not limited to, Indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured) and any other Indebtedness at any time held or owing by any of the Agent, the Co-Agents, or the Banks or such holder to or for the credit or the account of any Borrower, against and on account of the obligations and liabilities of such Borrower, to any of the Agent, the Co-Agents, or the Banks or such holder under this Agreement, the Notes and any other Loan Document, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, the Notes or any other Loan Document, irrespective of whether or not (a) the Agent, on behalf of the Co-Agents and the Banks, or the holder of the Notes, shall have made any demand hereunder or (b) the Agent, on behalf of the Co-Agents and the Banks, shall have declared the principal of and interest on the Loans and Notes and other amounts due hereunder to be due and payable as permitted by Section 8.2 and although such obligations and liabilities, or any of them, shall be contingent or unmatured. Any sums obtained by any Co-Agent or Bank or by any subsequent holder of the Notes shall be subject to the application of payment provisions of Section 2.11 hereof. The Agent will notify such Borrower within three (3) Business Days after the exercise of set-off rights under this Section.

     Section 11.5  Assignment.

          (a) The Borrower may not assign or transfer any of its rights or obligations hereunder, under the Notes or under the other Loan Documents without the prior written consent of each Bank.

          (b) Each Bank may enter freely into participation agreements with respect to or otherwise grant participations in the Loans to one or more banks or other financial institutions organized under the laws of the United States of America or a state thereof, or which have a branch located in the United States of America; provided, however, that (i) such Bank's obligations hereunder shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall not be entitled by the benefit of its participation to vote or otherwise take action under this Agreement or any other Loan Document, except with respect to items (b), (c), (d) and (e) of
Section 11.12 hereof, (iv) the Borrower shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations hereunder, (v) such Bank shall not sell more than forty-nine percent (49%) of its interest in the Loans through participations, and (vi) each participation shall be in a principal amount of not less than $5,000,000. In addition, each Bank (x) may also sell or assign up to one hundred percent (100%) of its rights hereunder to any of its affiliates or any Federal Reserve Bank without limitation, and (y) may sell or assign up to forty-nine percent (49%) of its rights hereunder and under the other Loan Documents on an assignment basis, provided that (A) the Borrower has given prior written consent to the identity of any proposed assignee of a Bank hereunder, which consent shall not be unreasonably delayed or withheld, (B) the assignee assumes a pro rata share of the assignor Bank's obligations hereunder determined by the percentage of the

Commitment assigned, for the period from the date of the assignment through the Maturity Date, and (C) each such assignment shall be in a principal amount of not less than $10,000,000. Each Bank who sells or assigns a portion of its Loans pursuant hereto shall pay to the Agent an assignment fee of $2,500 with respect to each assignment, such fee to be paid to the Agent not later than the effective date of the assignment of the Loans relating thereto. Each Bank agrees to provide the Agent and the Borrower with written notice of the assignment of all or any part of its rights hereunder, and the Agent shall keep a record of all such assignments in order to be able to calculate the Commitment Ratios of the Banks as of any time. All assignments by any of the Banks of any interests hereunder shall be made pursuant to an Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit W. Each Bank may provide any proposed participant or assignee with confidential information provided to such Bank regarding the Borrower and its Subsidiaries on a confidential basis, and such participant or assignee shall agree to maintain such confidentiality. Further, each permitted assignee of any portion of the Loans shall be entitled to the benefits of Sections 2.10, 2.12 and
Article 10 hereof and all other provisions hereof and of the other Loan Documents as a 'Bank' hereunder.

          (c) Nothing in this Agreement, the Notes or the other Loan Documents, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement, the Notes or the other Loan Documents.

     Section 11.6 Accounting Principles; Materiality. All references in this Agreement to generally accepted accounting principles shall be to such principles as in effect from time to time in the United States. All accounting terms used herein without definition shall be used as defined under generally accepted accounting principles. Unless otherwise indicated, all defined terms of an accounting or financial nature referring to the Borrower shall include the Borrower and its Subsidiaries on a consolidated basis. Unless otherwise expressly indicated, the word 'material' when used in reference to the Borrower or its Subsidiaries, is intended to mean, 'material to the Borrower and its Subsidiaries, taken as a whole.'

     Section 11.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

     Section 11.8 Governing Law, Etc. This Agreement and the other Loan Documents shall be construed in accordance with and governed by the law of the State of New York. The Borrower hereby irrevocably consents to personal jurisdiction and venue in the trial courts of New York County, New York or the United States District Court for the Southern District of New York over any suit, action or proceeding arising out of or relating to this Agreement or any Loan Document, or arising out of the obligations, and the Borrower hereby irrevocably agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in such courts. The Borrower hereby agrees that service of the summons and complaint and all other process which may be served in any such suit, action or proceeding may be effected by mailing by registered mail a copy of such process in care of CT Corporation System, 1633 Broadway, New York, New York 10009, and that personal service of process shall not be required. Nothing herein shall be construed to prohibit service of process by any other method permitted by law, or the bringing of any suit, action or proceeding in any other jurisdiction. The Borrower agrees that final judgment in such suit, action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.

     Section 11.9 Severability. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 11.10 Interest.

          (a) In no event shall the amount of interest due or payable hereunder or under the Notes exceed the maximum rate of interest allowed by Applicable Law, and in the event any such payment is inadvertently made by any Borrower or inadvertently received by any Bank, then such excess sum shall be credited as a payment of principal, unless such Borrower shall notify such Bank in writing that it elects to have such excess sum returned forthwith. It is the express intent hereof that the Borrowers not pay and the Banks not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by any Borrower under Applicable Law.

          (b) Notwithstanding the use by the Banks of the Prime Rate, the Eurodollar Rate, the CD Rate and the Federal Funds Rate as reference rates for the determination of interest on the Loans, the Banks shall be under no obligation to obtain funds from any particular source in order to charge interest to the Borrowers at interest rates tied to such reference rates.

     Section 11.11 Headings. Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

     Section 11.12 Amendment and Waiver. Neither this Agreement nor any term hereof may be amended orally, nor may any provision hereof be waived orally but only by an instrument in writing signed by the Majority Banks and, in the case of an amendment, by the Borrowers, except that in the event of (a) any increase in the amount of the Commitments, (b) any change (by waiver or otherwise) in the terms of repayment of the Loans provided in Section 2.7 hereof (waiver of a prepayment provision being deemed not to constitute an extension of the date on which principal repayment is due), (c) any forgiveness of principal, or any reduction of the stated rate of interest or fees due hereunder, (d) any delay in the timing of payments of principal, interest and fees due hereunder, (e) the release or impairment of Collateral (other than releases of Collateral permitted or consented to under Section 7.4 hereof) or the impairment of the value of any Collateral for the Loans, in either case having a value in excess of $5,000,000 in the aggregate during the term of this Agreement, or the release of any guarantor under any Guaranty of all or any part of the Obligations, or (f) any amendment of this Section 11.12 or of the definition of Majority Banks, any amendment or waiver may be made only by an instrument in writing signed by the Agent, each Co-Agent, and each of the Banks, and, in the case of an amendment, by the Borrower. Notwithstanding the foregoing, any amendment hereto required by the exercise of the rights of the Borrower under
Section 2.13 hereof may be effected by a writing signed only by the Borrowers, the Agent, acting on behalf of the Co-Agents and the Banks, and the new Bank or the Bank or Banks assuming additional Commitment.

     Section 11.13 Entire Agreement. Except as otherwise expressly provided herein, this Agreement and the other documents described or contemplated herein embody the entire Agreement and understanding among the parties hereto and thereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

     Section 11.14 Other Relationships. No relationship created hereunder or under any other Loan Document shall in any way affect the ability of the Agent and each Co-Agent and Bank to enter into or maintain business relationships with the Borrower or any of its Affiliates beyond the relationships specifically contemplated by this Agreement and the other Loan Documents.

     Section 11.15 Exhibits and Schedules. This Agreement is being executed and delivered by the parties hereto prior to the Initial Funding Date, which is the date on which the initial Advance of the Loans shall be made, the Security Interest created, and North Central and the Meyer Systems acquired by the Borrower. Accordingly, the Schedules reflect the Borrower's best judgment on the Agreement Date as to their likely form on the Initial Funding Date, after giving effect to the acquisition by the Borrower of the Meyer Systems and North Central. The Borrower agrees to update the Schedules prior to the Initial Funding Date in form and substance reasonably acceptable to all parties hereto. In addition, the form of certain of the various Exhibits to the Loan Agreement has not yet been finalized. The parties hereto agree to negotiate in good faith forms of the Exhibits to be executed on the Initial Funding Date or thereafter (with respect to future Acquisitions and Investments) which are reasonably acceptable to all parties hereto.


                                  ARTICLE 12
                             Waiver of Jury Trial

     Section 12.1 Waiver of Jury Trial. THE BORROWER HEREBY AGREES TO WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY COURT AND IN ANY ACTION OR PROCEEDING OF ANY TYPE IN WHICH THE BORROWER OR ANY OF ITS SUBSIDIARIES AND ANY OF THE AGENT AND THE BANKS, OR ANY OF THEIR RESPECTIVE SUCCESSORS OR ASSIGNS IS A PARTY, AS TO ALL MATTERS AND THINGS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT, ANY OF THE NOTES OR THE OTHER LOAN DOCUMENTS AND THE RELATIONS AMONG THE PARTIES LISTED IN THIS SECTION 12.1.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused it to be executed under seal by their duly authorized officers, all as of the day and year first above written.

BORROWER:                         MEREDITH/NEW HERITAGE STRATEGIC
                                  PARTNERS L.P., an Iowa limited
                                  partnership

                                  By its General Partner:

                                  MEREDITH/NEW HERITAGE PARTNERSHIP

                                  By a General Partner:

                                  NEW HERITAGE ASSOCIATES, an Iowa
                                  general partnership

                                  By its General Partner:

                                  INGERSOLL GROUP, INC., an Iowa
                                  corporation

                                  By:______________________________
                                       Its:________________________

BUYER SUB:                        MEREDITH/NEW HERITAGE SUBSIDIARY,
                                     INC., a Delaware corporation

                                  By:______________________________
                                       Its:________________________


AGENT:                            THE TORONTO-DOMINION BANK TRUST
                                  COMPANY

                                  By:______________________________
                                       Its:  122___________________

CO-AGENTS                         THE BANK OF NEW YORK

                                  By:______________________________
                                       Its:  122___________________

                                  THE FIRST NATIONAL BANK OF CHICAGO

                                  By:______________________________
                                       Its:  122___________________

                                  NATIONSBANK OF TEXAS, N.A.

                                  By:______________________________
                                       Its:  122___________________

BANKS:                            THE TORONTO-DOMINION BANK

                                  By:______________________________
                                       Its:  122___________________

                                  THE BANK OF NEW YORK

                                  By:______________________________
                                       Its:  122___________________

                                  THE FIRST NATIONAL BANK OF CHICAGO

                                  By:______________________________
                                       Its:  122___________________

                                  NATIONSBANK OF TEXAS, N.A.

                                  By:______________________________
                                       Its:  122___________________

                                  BANK OF MONTREAL

                                  By:______________________________
                                       Its:  122___________________


                                  CIBC, INC.

                                  By:______________________________
                                       Its:  122___________________


                                  CREDIT LYONNAIS CAYMAN ISLAND
                                     BRANCH

                                  By:______________________________
                                       Its:________________________


                                  CONNECTICUT NATIONAL BANK

                                  By:______________________________
                                       Its:  122___________________


                                  BANK OF HAWAII

                                  By:______________________________
                                       Its:  122___________________

                       FIRST AMENDMENT TO LOAN AGREEMENT



     THIS FIRST AMENDMENT TO LOAN AGREEMENT (the "Amendment"), made as of this 1st day of September, 1992 among Meredith/New Heritage Strategic Partners L.P., a partnership among Meredith/New Heritage Partnership, Continental Cablevision of Minnesota, Inc., and New Heritage Associates (the "Borrower"), North Central Cable Communications Corporation ("North Central"), Meredith/New Heritage Subsidiary, Inc. (the "Buyer Sub" and, collectively with the Borrower and North Central, the "Borrowers"), The Toronto-Dominion Bank and the Banks named herein whose names and signatures appear on the signature pages hereof (collectively, the "Banks"), The Bank of New York, The First National Bank of Chicago, and NationsBank of Texas, N.A. (collectively, the "Co-Agents"), and The Toronto-Dominion Bank Trust Company, as agent for the Co-Agents and the Banks (the "Agent"),


                              W I T N E S S E T H:

     WHEREAS, the Agent, the Co-Agents, and the Banks are parties to that certain Loan Agreement dated as of March 31, 1992 (the "Loan Agreement"); and

     WHEREAS, the parties to the Loan Agreement wish to amend the Loan Agreement by adding a new Bank, correcting certain definitions, making certain other technical corrections, naming North Central as a Borrower under the Loan Agreement, and changing the notices section, and the Banks, at the request of the Borrower, wish to give their consent to an amendment to the North Central Purchase Agreement;

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree that all capitalized terms used herein shall have the meanings ascribed thereto in the Loan Agreement, and further agree as follows:

     1.  Amendment to Article 1.

         (a) New Definitions. Article 1 of the Loan Agreement, Definitions, is hereby amended by adding the following definitions:

              "Borrower Guaranty" shall mean that certain Borrower Guaranty issued as of the Initial Funding Date by the Borrower in favor of the Agent (on behalf of the Co-Agents and the Banks), in substantially the form attached hereto as Exhibit Z, pursuant to which the Borrower shall guaranty the Obligations of North Central under this Agreement.

              "Collateral Assignment of Intercompany Notes" shall mean any Collateral Assignment of Intercompany Notes issued by the Borrower or any of its Subsidiaries in favor of the Agent (on behalf of the Co-Agents and the Banks) dated, with respect to the Collateral Assignment of Intercompany Notes given by the Borrower, as of the Initial Funding Date, each in substantially the form attached hereto as Exhibit X.

         (b) Amendments to Existing Definitions. (i) The definition of "Pledge Agreement" shall be amended by the deletion of the second sentence thereof.

         (ii) In addition, the definition of "Commitment Ratios" shall be changed by the deletion of the existing table therein and the substitution of the following table therefor:

     Bank                        Percentage                  Dollar Amount

The Toronto-Dominion
  Bank                           14.634146341%               $ 30,000,000

The Bank of New York             12.195121951%               $ 25,000,000

NationsBank of Texas,            12.195121951%               $ 25,000,000
  N.A.

Bank of Montreal                 12.195121951%               $ 25,000,000

CIBC, Inc.                       12.195121951%               $ 25,000,000

Credit Lyonnais
  Cayman Island Branch           12.195121951%               $ 25,000,000

Connecticut
  National Bank                   7.317073171%               $ 15,000,000

The First National
  Bank of Chicago                 6.219512195%               $ 12,750,000

Union Bank of
  California                      5.975609756%               $ 12,250,000

Bank of Hawaii                    4.878048780%               $ 10,000,000

TOTAL                             100%                       $205,000,000

     2. Amendment to Section 5.15. Section 5.15 of the Loan Agreement, Merger Covenant, is hereby amended by deleting the first sentence thereof in its entirety and by substituting the following therefor:

     "The Borrower covenants that it will, not later than the fifth (5th) Business Day after the Initial Funding Date, merge the Buyer Sub and NCC Holding Co., Inc. with North Central, after which mergers North Central shall be the surviving entity."

     3. Amendment to Section 7.7. Section 7.7 of the Loan Agreement, Restricted Payments and Purchases, is hereby amended by deleting clause (2) appearing therein in its entirety and by substituting the following therefor:

     "(2) may repay Indebtedness for Money Borrowed permitted under Section 7.1(k) hereof."

     4. Amendment to Section 11.1. Section 11.1 of the Loan Agreement, Notices, is hereby amended by deleting clauses (ii) and (iii) of subsection (a) appearing therein and by substituting the following therefor:

            "(ii)  If to the Agent, to it at:





                   The Toronto-Dominion Bank Trust Company
                   42 Wall Street
                   New York, New York 10005
                   Attn: Vice President and Secretary

                   with a copy to:

                   The Toronto-Dominion Bank
                   USA Division
                   31 West 52nd Street
                   New York, New York 10019-6101
                   Attn: Melissa Glass

                   and to:

                   The Toronto-Dominion Bank Trust Company
                   c/o The Toronto-Dominion Bank
                   909 Fannin Street, Suite 1700
                   Houston, Texas 77010
                   Attn: Martha L. Gariepy

           (iii)   If to the Banks, to them at:

                   The Toronto-Dominion Bank
                   Three First National Plaza, 19th Floor
                   70 West Madison Street
                   Chicago, Illinois 60602
                   Attn: Manager Credit Administration

                   The Bank of New York
                   One Wall Street
                   16th Floor
                   New York, New York 10286
                   Attn: Vince Pacillio

                   The First National Bank of Chicago
                   One First National Plaza
                   Chicago, Illinois 60670
                   Attn: Richard Elmendorf

                   NationsBank of Texas, N.A.
                   901 Main Street, 67th Floor
                   Dallas, Texas 75202
                   Attn: Sarah W. Rathjen, Senior Vice President

                   Bank of Montreal
                   430 Park Avenue, 16th Floor
                   New York, New York 10022
                   Attn: Gretchen Shugart

                   CIBC, Inc.
                   425 Lexington Avenue
                   New York, New York 10017
                   Attn: Lelia Kelly

                   Credit Lyonnais Cayman Island Branch
                   1301 Avenue of the Americas
                   New York, New York 10019
                   Attn: Joseph P. Duggan

                   Connecticut National Bank
                   777 Main Street
                   MSN 397
                   Hartford, Connecticut 06115
                   Attn: Robert West

                   Bank of Hawaii
                   130 Merchant Street
                   Bancorp Tower, 20th Floor
                   Honolulu, Hawaii 96813
                   Attn: Buddy Montgomery

                   Union Bank of California
                   445 South Figueroa Street
                   15th Floor
                   Los Angeles, California 90071"

     5. Consent. The Agent, the Co-Agents, and the Banks hereby consent to the amendment of the North Central Purchase Agreement substantially in the form attached hereto as Schedule 1.

     6. No other Amendment or Waiver. Except for the amendments and consent set forth above, the text of the Loan Agreement and all other Loan Documents shall remain unchanged and in full force and effect. The amendments and waiver agreed to herein shall not constitute a modification of the Loan Agreement or a course of dealing with the Agent and the Banks, or any of them, at variance with the Loan Agreement such as to require further notice by the Agent, the Co-Agents, the Banks, the Majority Banks, or any of them, to require strict compliance with the terms of the Loan Agreement, as amended by this Amendment, and the other Loan Documents in the future.

     7. Representations and Warranties. The Borrowers hereby represent and warrant in favor of the Agent, the Co-Agents, and the Banks as follows:

     (a) Each representation and warranty set forth in Article 4 of the Loan Agreement is hereby restated and affirmed as true and correct as of the date hereof;

     (b) Each of the Borrowers has the corporate power and authority (i) to enter into this Amendment, and (ii) to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it;

     (c) This Amendment has been duly authorized, validly executed and delivered by one or more Authorized Signatories, and constitutes the legal, valid and binding obligation of the Borrowers, enforceable against them in accordance with its terms; and

     (d) The execution and delivery of this Amendment and performance by the Borrowers under the Loan Agreement, as amended hereby, do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over any Borrower which has not already been obtained, nor be in contravention of or in conflict with the Certificate or Articles of Incorporation, or By-Laws or Partnership Agreement of any Borrower, or the provision of any statute, judgment, order, indenture, instrument, agreement, or undertaking, to which any Borrower is party or by which any Borrower's assets or properties are or may become bound.

     8. Conditions Precedent to Effectiveness of Amendment. The effectiveness of this Amendment is subject to receipt of any other documents that the Agent, the Co-Agents, the Banks, or any of them, may reasonably request, certified by an officer of any Borrower if so requested, and the execution and delivery hereof by the Borrowers, the Agent and the Majority Banks.

     9. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

     10. Law of Contract. This Amendment shall be deemed to be made pursuant to the laws of the State of New York with respect to agreements made and to be performed wholly in the State of New York and shall be construed, interpreted, performed and enforced in accordance therewith.

     11. Effective Date. Upon satisfaction of the conditions precedent referred to in Section 8 above, this Amendment shall be effective as of September 1, 1992.

     12. Loan Document. This Amendment shall be deemed to be a Loan Document for all purposes.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused it to be executed under seal by their duly authorized officers, all as of the day and year first above written.

BORROWER:                              MEREDITH/NEW HERITAGE STRATEGIC
                                       PARTNERS L.P., an Iowa limited
                                       partnership

                                       By its General Partner:

                                       MEREDITH/NEW HERITAGE PARTNERSHIP

                                       By a General Partner:

                                       NEW HERITAGE ASSOCIATES, an Iowa
                                       general partnership

                                       By its General Partner:

                                       INGERSOLL GROUP, INC., an Iowa
                                       corporation

                                       By:

                                          Its:


BUYER SUB:                             MEREDITH/NEW HERITAGE SUBSIDIARY,
                                         INC., a Delaware corporation


                                       By:

                                          Its:








NORTH CENTRAL:                         NORTH CENTRAL CABLE COMMUNICATIONS
                                       CORPORATION, a Delaware corporation

                                       By:

                                          Its:


AGENT:                                 THE TORONTO-DOMINION BANK TRUST
                                       COMPANY

                                       BY:

                                          Its:


CO-AGENTS:                             THE BANK OF NEW YORK

                                       By:

                                          Its:

                                       THE FIRST NATIONAL BANK OF CHICAGO

                                       By:

                                          Its:


                                       NATIONSBANK OF TEXAS, N.A.

                                       By:

                                          Its:


BANKS:                                 THE TORONTO-DOMINION BANK

                                       By:

                                          Its:


                                       THE BANK OF NEW YORK

                                       By:

                                          Its:



                                       THE FIRST NATIONAL BANK OF CHICAGO

                                       By:

                                          Its:




                                       NATIONSBANK OF TEXAS, N.A.

                                       By:

                                          Its:

                                       BANK OF MONTREAL

                                       By:

                                          Its:


                                       CIBC, INC.

                                       By:

                                          Its:


                                       CREDIT LYONNAIS CAYMAN ISLAND
                                         BRANCH

                                       By:

                                          Its:


                                       CONNECTICUT NATIONAL BANK

                                       By:

                                          Its:


                                       BANK OF HAWAII

                                       By:

                                          Its:


                                       UNION BANK OF CALIFORNIA

                                       By:

                                          Its:


(Supplementary Exhibits and Schedules to this amendment to the loan agreement are not included in this filing. Copies of any exhibits and/or schedules to this amendment will be furnished upon request.)

                       SECOND AMENDMENT TO LOAN AGREEMENT



     THIS SECOND AMENDMENT TO LOAN AGREEMENT (the "Amendment"), made as of this 31st day of December, 1993 among Meredith/New Heritage Strategic Partners L.P., a partnership among Meredith/New Heritage Partnership, Continental Cablevision of Minnesota, Inc., and New Heritage Associates (the "Borrower"), and North Central Cable Communications Corporation ("North Central" and, collectively with the Borrower, the "Borrowers"), The Toronto-Dominion Bank and the Banks named herein whose names and signatures appear on the signature pages hereof (collectively, the "Banks"), The Bank of New York, The First National Bank of Chicago, and NationsBank of Texas, N.A. as co-agents (collectively, the "Co-Agents"), and Toronto Dominion (Texas), Inc., as agent for the Co-Agents and the Banks (the "Agent"),

                             W I T N E S S E T H:

     WHEREAS, the Borrowers and the Agent, the Co-Agents, and the Banks are parties to that certain Loan Agreement dated as of March 31, 1992, as amended by that certain First Amendment to Loan Agreement dated as of September 1, 1992 (the "Loan Agreement"); and

     WHEREAS, the parties to the Loan Agreement wish to amend the Loan Agreement by amending the financial covenants contained in Sections 7.7, 7.8,
7.11 and 7.12 and the Banks, the Co-Agents and the Agent are willing to consent to such amendments as are provided herein, in consideration of the Amendment Fee (as hereinafter defined);

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree that all capitalized terms used herein shall have the meanings ascribed thereto in the Loan Agreement, and further agree as follows:

     1. Amendment to Section 7.7. Section 7.7 of the Loan Agreement, Restricted Payments and Purchases, is hereby amended by deleting existing
Section 7.7 in its entirety and by inserting in lieu thereof the following as a new Section 7.7:

         "Section 7.7 Restricted Payments and Purchases. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly declare or make any Restricted Payment or Restricted Purchase, except that (i) the Borrower may (x) make the Earn-Out Payments, (y) accrue Management Fees in an amount not to exceed five percent (5%) of the gross revenues of the Borrower and its Subsidiaries on a consolidated basis, and (z) make and permit intercompany transfers to, from, and among its Subsidiaries, and (ii) so long as (x) no Default hereunder then exists or would be caused thereby, and (y) the ratio of Operating Cash Flow (less Management Fees paid or payable) to Interest Expense, for the most recent quarter ended, prior to the proposed date of payment, for which financial statements are available, is greater than 1.25:1, the Borrower (1) may pay Management Fees then due and payable to the Manager under the Partnership Agreement on a monthly basis in an aggregate amount not to exceed (A) $420,000, in the aggregate during any fiscal quarter of the Borrower, for the period from October 1, 1993 through June 30, 1994, (B) three percent (3%) of the gross revenues of the Borrower and its Subsidiaries on a consolidated basis for each fiscal quarter for the period from July 1, 1994 through March 31, 1995, (C) two and one-half percent (2-1/2%) of the gross revenues of the Borrower and its Subsidiaries on a consolidated basis for the period from April 1, 1995 through March 31, 1997, and (D) two percent (2%) of the gross revenues of the Borrower and its Subsidiaries on a consolidated basis for the period from April 1, 1997 through the Maturity Date, and (2) may repay Indebtedness for Money Borrowed permitted under Section 7.1(k) hereof."

     2. Amendment to Section 7.8. Section 7.8 of the Loan Agreement, Total Indebtedness to Annualized Operating Cash Flow Ratio, is hereby amended by deleting the last six periods in the table contained therein and the corresponding ratios, and by substituting the following periods and corresponding ratios in lieu thereof:

           "Period                                   Ratio

           December 31, 1993                         5.95:1

           March 31, 1994                            5.90:1

           June 30, 1994                             5.75:1

           September 30, 1994                        5.00:1

           December 31,  1994                        4.75:1

           March 31, 1995 and                        4.50:1
            June 30, 1995

           September 30, 1995 and                    4.00:1
             thereafter"

     3. Amendment to Section 7.11. Section 7.11 of the Loan Agreement, Annualized Operating Cash Flow to Pro Forma Debt Service Requirements Ratio, shall be amended by adding thereto at the end of the existing text the following sentence:

     "Notwithstanding anything in this Section 7.11 which may be construed to impose any other requirement, for the calendar quarters of the Borrower ending March 31, 1994 and June 30, 1994, the Borrower shall not permit the ratio of its Annualized Operating Cash Flow to its Pro Forma Debt Service Requirements to be less than 1.0 to l."

     4. Amendment to Section 7.12. Section 7.12 of the Loan Agreement, Operating Cash Flow to Fixed Charges Ratio, shall be amended by deleting existing Section 7.12 in its entirety and by substituting in lieu thereof the following as a new Section 7.12:

         "Section 7.12 Operating Cash Flow to Fixed Charges Ratio. As of the end of each fiscal quarter of the Borrower (a) ending on June 30, 1994, the Borrower shall not permit the ratio of its Operating Cash Flow for the immediately preceding four fiscal quarters to its Fixed Charges for such period to be less than 0.9 to 1 and (b) ending on or after July 1, 1994, the Borrower shall not permit the ratio of its Operating Cash Flow for the immediately preceding four fiscal quarters to its Fixed Charges for such period to be less than 1.0 to l."

     5. Reduction in Commitment. The Borrower hereby gives irrevocable notice to the Banks, the Co-Agents and the Agent, pursuant to Section 2.5 of the Loan Agreement, that the Commitment shall be permanently reduced by $7,000,000 to $138,000,000 as of December 13, 1993. The foregoing notice and reduction in Commitment shall be irrevocable.

     6. Representations and Warranties. The Borrowers hereby represent and warrant in favor of the Agent, the Co-Agents and the Banks as follows:

         (a) The Borrowers have the partnership and corporate power and authority, as the case may be, (i) to enter into this Amendment and (ii) to do all other acts and things as are required or contemplated hereunder to be done, observed and performed by it;

         (b) This Amendment has been duly authorized, validly executed and delivered by one or more Authorized Signatories of the Borrowers and constitutes the legal, valid and binding obligations of the Borrowers, enforceable against them in accordance with its terms;

         (c) The execution and delivery of this Amendment and the performance by the Borrowers under the Loan Agreement and the other Loan Documents to which it is a party, as amended hereby, do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over either Borrower which has not already been obtained, nor contravene or conflict with, the partnership agreement or other similar agreement of the Borrower, or the articles of incorporation or by-laws of North Central, or the provision of any statute, judgment, order, indenture, instrument, agreement, or undertaking, to which either Borrower is a party or by which any of their respective assets or properties are or may become bound; and

         (d) As of the effective date of this Amendment, (i) no Default or Event of Default exists or is caused by this Amendment, and (ii) each representation and warranty set forth in Article 4 of the Loan Agreement is hereby restated and affirmed as true and correct in all material respects as of the date hereof, except to the extent previously fulfilled in accordance with the terms of the Loan Agreement, as amended hereby, and to the extent relating specifically to the Agreement Date.

     7. Conditions Precedent. The effectiveness of this Amendment is subject to the prior fulfillment of each of the following conditions:

         (a) The Agent shall have received such documents, instruments, consents or items as the Agent shall deem appropriate; and

         (b) The Agent, for the account of each of the Banks, shall have received from the Borrower an amendment fee (the "Amendment Fee") by wire transfer of immediately available funds equal to the product of (i) each Bank's pro rata portion of the Commitment as of the date of this Amendment, times (ii) 0.00125.

     8. No Other Amendment or Waiver. Except for the amendments set forth or referred to above, the text of the Loan Agreement and all other Loan Documents shall remain unchanged and in full force and effect. The Borrower acknowledges and expressly agrees that the Agent, the Co-Agents, and the Banks reserve the right to, and do in fact, require strict compliance with all terms and provisions of the Loan Agreement.

     9. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

     10. Law of Contract. This Amendment shall be deemed to be made pursuant to the laws of the State of New York with respect to agreements made and to be performed wholly in the State of New York and shall be construed, interpreted, performed and enforced in accordance therewith.

     11. Effective Date. Upon satisfaction of the conditions precedent referred to in Section 7 above, this Amendment shall be effective as of December 31, 1993.



IN WITNESS WHEREOF, the parties hereto have executed this Amendment or caused it to be executed under seal by their duly authorized officers, all as of the day and year first above written.



BORROWER:                              MEREDITH/NEW HERITAGE
                                       STRATEGIC PARTNERS L.P., an Iowa
                                       limited partnership

                                       By its General Partner:
                                       MEREDITH/NEW HERITAGE
                                       PARTNERSHIP

                                       By a General Partner:
                                       NEW HERITAGE ASSOCIATES, an Iowa
                                       general partnership

                                       By its General Partner:
                                       INGERSOLL GROUP, INC., an Iowa
                                       corporation

                                       By:

                                          Its:


NORTH CENTRAL:                         NORTH CENTRAL CABLE
                                       COMMUNICATIONS CORPORATIONS,
                                       a Delaware corporation

                                       By:

                                          Its:

AGENT:                                 THE TORONTO-DOMINION BANK TRUST
                                       COMPANY

                                       By:

                                          Its:


CO-AGENTS:                             THE BANK OF NEW YORK

                                       By:

                                          Its:


                                       THE FIRST NATIONAL BANK OF CHICAGO

                                       By:

                                          Its:


                                       NATIONSBANK OF TEXAS, N.A.

                                       By:

                                          Its:


BANKS:                                 THE TORONTO-DOMINION BANK

                                       By:

                                          Its:


                                       THE BANK OF NEW YORK

                                       By:

                                          Its:

                                       THE FIRST NATIONAL BANK OF CHICAGO

                                       By:

                                          Its:


                                       NATIONSBANK OF TEXAS, N.A.

                                       By:

                                          Its:


                                       BANK OF MONTREAL

                                       By:

                                          Its:


                                       CIBC, INC.

                                       By:

                                          Its:


                                       CREDIT LYONNAIS CAYMAN ISLAND
                                         BRANCH

                                       By:

                                          Its:


                                       CONNECTICUT NATIONAL BANK

                                       By:

                                          Its:

                                       BANK OF HAWAII

                                       By:

                                          Its:


                                       UNION BANK

                                       By:

                                          Its:






                       THIRD AMENDMENT TO LOAN AGREEMENT
                             AND AMENDMENT TO NOTES

     THIS THIRD AMENDMENT TO LOAN AGREEMENT AND AMENDMENT TO NOTES (the "Amendment"), made as of this 31st day of March, 1994, among Meredith/New Heritage Strategic Partners L.P., a partnership among Meredith/New Heritage Partnership, Continental Cablevision of Minnesota, Inc., and New Heritage Associates (the "Borrower"), North Central Cable Communications Corporation ("North Central" and, collectively with the Borrower, the "Borrowers"), The Toronto-Dominion Bank and the Banks named herein whose names and signatures appear on the signature pages hereof (collectively, the "Banks"), The Bank of New York, The First National Bank of Chicago, and NationsBank of Texas, N.A. (collectively, the "Co-Agents"), and Toronto Dominion (Texas), Inc., as agent for the Co-Agents and the Banks (the "Agent"),

                              W I T N E S S E T H:

     WHEREAS, the Borrowers, the Agent, the Co-Agents, and the Banks are parties to that certain Loan Agreement dated as of March 31, 1992, as amended by that certain First Amendment to Loan Agreement dated as of September 1, 1992, and as further amended by that certain Second Amendment to Loan Agreement dated as of December 31, 1993 (collectively, the "Loan Agreement"); and



     WHEREAS, the parties to the Loan Agreement wish to amend the Loan Agreement and the Notes (a) to extend the Conversion Date, (b) to amend the loan amortization schedule, and (c) as otherwise set forth herein;

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree that all capitalized terms used herein shall have the meanings ascribed thereto in the Loan Agreement, and further agree as follows:

     1. Amendment to Article 1. Article 1 of the Loan Agreement, Definitions, is hereby amended by deleting the existing definition of "Conversion Date" in its entirety and by substituting in lieu thereof the following:

     "'Conversion Date' shall mean June 30, 1994."

     2. Amendment to Section 2.7. Section 2.7 of the Loan Agreement, Repayment, is hereby amended by deleting existing Section 2.7(a) in its entirety and by substituting in lieu thereof the following:

               "(a) Scheduled Repayments. Commencing on September 30, 1994, the principal balance of the Loans outstanding on the Conversion Date shall be amortized by the Borrower and North Central, on a pro rata basis, in consecutive quarterly installments on September 30, December 31, March 31, and June 30 of each year until paid in full, in such amounts as follows:

                                                     Percent of
                                                     Principal
                                                     Outstanding on
                                                     the Conversion
                                                     Date Due on the
                                                     Last Day of
          Ouarters Ended                             Each Ouarter

          September 30, 1994
          December 31, 1994, March 31, 1995             1.9%

          June 30, 1995, September  30,  1995,
          December 31, 1995, March  31,  1996           2.4%

          June 30,  1996, September  30,  1996,
          December  31, 1996, March  31,  1997          3.6%

          June 30,  1997, September  30,  l997,
          December  31, 1997, March  31,  1998          4.0%

          June 30, 1998, September  30,  1998,
          December 31, 1998, March  31,  1999           2.95%

          June 30, 1999, September  30,  1999,
          December 31, 1999, March  31,  2000           5.1%

          June 30, 2000, September  30,  2000,
          December 31, 2000, March  31,  2001           5.525%"

     3. Amendment to Notes. Each of the Notes is hereby amended to conform to the amendments made in the foregoing Section 1 and Section 2 hereof.

     4. No Other Amendment or Waiver. Except for the amendments set forth above, the text of the Loan Agreement and all other Loan Documents shall remain unchanged and in full force and effect. The Borrower acknowledges and expressly agrees that the Agent, the Co-Agents, and the Banks reserve the right to, and do in fact, require strict compliance with all terms and provisions of the Loan Agreement.

     5. Representations and Warranties. The Borrowers hereby represent and warrant in favor of the Agent, the Co-Agents, and the Banks as follows:

          (a) The Borrowers have the partnership and corporate power and authority, as the case may be, (i) to enter into this Amendment, and (ii) to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it;

          (b) This Amendment has been duly authorized, validly executed and delivered by one or more Authorized Signatories of the Borrowers, and constitutes the legal, valid and binding obligation of the Borrowers, enforceable against them in accordance with its terms;

          (c) The execution and delivery of this Amendment and performance by the Borrowers under the Loan Agreement, as amended hereby, do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over any Borrower which has not already been obtained, nor contravene or conflict with the partnership agreement or other similar agreement of the Borrower, or the articles of incorporation or by-laws of North Central, or the provision of any statute, judgment, order, indenture, instrument, agreement, or undertaking, to which either Borrower is party or by which any of their respective assets or properties are or may become bound; and

          (d) As of the effective date of this Amendment, (i) no Default or Event of Default exists or is caused by this Amendment, and (ii) each representation and warranty set forth in Article 4 of the Loan Agreement is hereby restated and affirmed as true and correct in all material respects as of the date hereof, except to the extent previously fulfilled in accordance with the terms of the Loan Agreement, as amended hereby, and to the extent relating specifically to the Agreement Date.

     6. Conditions Precedent to Effectiveness of Amendment. The effectiveness of this Amendment is subject to receipt of any documents that the Agent may reasonably request, and the execution and delivery hereof by the Borrowers, the Agent, the Co-Agents and the Majority Banks.

     7. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

     8. Law of Contract. This Amendment shall be deemed to be made pursuant to the laws of the State of New York with respect to agreements made and to be performed wholly in the State of new York and shall be construed, interpreted, performed and enforced in accordance therewith.

     9. Effective Date. Upon satisfaction of the conditions precedent referred to in Section 6, above, this Amendment shall be effective as of March 31, 1994.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused it to be executed under seal by their duly authorized officers, all as of the day and year first above written.

BORROWER:                            MEREDITH/NEW HERITAGE STRATEGIC
                                     PARTNERS L.P., an Iowa limited
                                     partnership

                                     By its General Partner:
                                     MEREDITH/NEW HERITAGE PARTNERSHIP

                                     By a General Partner:
                                     NEW HERITAGE ASSOCIATES, an Iowa
                                     general partnership

                                     By its General Partner:
                                     INGERSOLL GROUP, INC., an Iowa
                                     corporation


                                     By:______________________________

                                        Its:__________________________

NORTH CENTRAL:                       NORTH CENTRAL CABLE COMMUNICATIONS
                                     CORPORATION, a Delaware corporation


                                     By:_______________________________

                                        Its:___________________________


AGENT:                               TORONTO DOMINION (TEXAS), INC.


                                     By:_______________________________

                                        Its:___________________________


CO-AGENTS:                           THE BANK OF NEW YORK


                                     By:_______________________________

                                        Its:___________________________


                                     THE FIRST NATIONAL BANK OF CHICAGO


                                     By:_______________________________

                                        Its:___________________________


                                     NATIONSBANK OF TEXAS, N.A.


                                     By:_______________________________

                                        Its:___________________________


BANKS:                               THE TORONTO-DOMINION BANK


                                     By:_______________________________

                                        Its:___________________________

                                     THE BANK OF NEW YORK


                                     By:_______________________________

                                        Its:___________________________


                                     THE FIRST NATIONAL BANK OF CHICAGO


                                     By:_______________________________

                                        Its:___________________________


                                     NATIONSBANK OF TEXAS, N.A.


                                     By:_______________________________

                                        Its:___________________________


                                     BANK OF MONTREAL


                                     By:_______________________________

                                        Its:___________________________


                                     CIBC, INC.


                                     By:_______________________________

                                        Its:___________________________


                                     CREDIT LYONNAIS CAYMAN ISLAND
                                     BRANCH


                                     By:_______________________________

                                        Its:___________________________

                                     SHAWMUT BANK, N.A.


                                     By:_______________________________

                                        Its:___________________________


                                     BANK OF HAWAII


                                     By:_______________________________

                                        Its:___________________________


                                     UNION BANK OF CALIFORNIA


                                     By:_______________________________

                                        Its:___________________________


                                     BANQUE FRANCAISE DU COMMERCE EXTERIEUR
                                     GRAND CAYMAN BRANCH


                                     By:_______________________________

                                        Its:___________________________




                       FOURTH AMENDMENT TO LOAN AGREEMENT
                             AND AMENDMENT TO NOTES

     THIS FOURTH AMENDMENT TO LOAN AGREEMENT AND AMENDMENT TO NOTES (the "Amendment"), made as of this 29th day of December, 1994, among Meredith/New Heritage Strategic Partners L.P., a partnership among Meredith/New Heritage Partnership, Continental Cablevision of Minnesota, Inc., and New Heritage Associates (the "Borrower"), North Central Cable Communications Corporation ("North Central" and, collectively with the Borrower, the "Borrowers"), The Toronto-Dominion Bank and the Banks named herein whose names and signatures appear on the signature pages hereof (collectively, the "Banks"), The Bank of

New York, The First National Bank of Chicago, and NationsBank of Texas, N.A. (collectively, the "Co-Agents"), and Toronto Dominion (Texas), Inc., as agent for the Co-Agents and the Banks (the "Agent"),


                              W I T N E S S E T H:

     WHEREAS, the Borrowers, the Agent, the Co-Agents, and the Banks are parties to that certain Loan Agreement dated as of March 31, 1992, as amended by that certain First Amendment to Loan Agreement dated as of September 1, 1992, by that certain Second Amendment to Loan Agreement dated as of December 31, 1993, and by that Third Amendment to Loan Agreement and Amendment to Notes dated as of March 31, 1994 (collectively, the "Loan Agreement"); and

     WHEREAS, the Borrower has entered into a letter of intent with Sioux Falls Cable, a general partnership of which Midco of South Dakota, Inc. and Liberty of South Dakota, Inc. are general partners (the "Purchaser"), to sell the Meyer Systems to the Purchasers on or before March 31, 1995; and

     WHEREAS, the Borrowers intend to locate a purchaser for the North Central Systems and to complete the sale of the North Central Systems no later than March 31, 1996; and

     WHEREAS, the Borrowers have requested that the Loan Agreement be amended so as to accommodate the Borrowers in completing the above-referenced sales;

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree that all capitalized terms used herein shall have the meanings ascribed thereto in the Loan Agreement, and further agree as follows:

     1. Amendment to Article 1. Article 1 of the Loan Agreement, Definitions, is hereby amended by deleting the existing definition of "Maturity Date" in its entirety and by substituting in lieu thereof the following:

          "'Maturity Date' shall mean the earliest of (i) March 31, 1996,
     (ii) the date of the sale of all or the remaining portion of the Systems, or (iii) any earlier date on which payment of the Loans under the Commitments shall be due (whether by acceleration or otherwise)."

     2. Amendment to Section 2.7. Section 2.7 of the Loan Agreement, Repayment, is hereby amended by deleting existing Sections 2.7(a) and 2.7(b) in the entirety and by substituting in lieu thereof the following:

          "(a) Repayments From Contemplated Sales of Systems. The principal balance of the Loans outstanding shall be paid by the Borrowers as follows:


               "(l) Upon the earlier of (i) June 30, 1995, and (ii) the sale of the Meyer Systems, the Borrowers shall pay an amount equal to the greater of (y) the Net Proceeds from the sale of the Meyer Systems, if any or (z) $44,250,000.

               "(2) A final payment of all principal amounts and other obligations hereunder then outstanding shall be due and payable in full on the Maturity Date.

          "(b)  Repayment in Connection with Commitment Reduction or From Other
     Asset Sales.   In addition to payments required under Section 2.7(a)
     hereof, the Borrowers shall repay outstanding principal of the Loans from time to time as necessary in order to comply with Section 2.5 hereof and, in the event of the sale of assets or the stock or other ownership interests of a Subsidiary of the Borrower permitted under Section 7.4 hereof (other than sales of immaterial assets, or sales of assets in the ordinary course of business, other than the sale of certain stock owned by North Central in QVC Network, Inc., any proceeds of the sale of which may be applied to pay any required refunds to Basic Subscribers or to working capital), the Borrower or North Central, as appropriate, shall, on the date of such sale, make a repayment of the principal of the Loans then outstanding in an amount equal to the Net Proceeds of such sale. Such repayments from the Net Proceeds of asset sales shall permanently reduce the outstanding principal balance of the Loans. Any Net Proceeds which constitute a portion of the sales price which was previously held in escrow or which is paid pursuant to a promissory note or other instrument constituting a portion of the purchase price for any such sale shall be paid by the Borrower or North Central, as appropriate, to the Agent for the benefit of the Banks as a repayment of principal within two (2) Business Days from the date such Net Proceeds are received by the Borrower or North Central."

     3.   Amendment to Section 7.8   Section 7.8 of the Loan Agreement, Total
Indebtedness to Annualized Operating Cash Flow Ratio, is hereby amended by deleting existing Section 7.8 in its entirety and by substituting in lieu thereof the following:

          "Section 7.8 Total Indebtedness to Annualized Operating Cash Flow Ratio. The Borrower shall not permit the ratio of its Total Indebtedness to its Annualized Operating Cash Flow to exceed the ratio set forth below for each fiscal quarter ending on the dates shown below:

          Dates                                  Ratio

     December 31, 1994                           5.85:1
     March 31, 1995                              5.85:1
     June 30, 1995                               5.20:1
     September 30, 1995 and thereafter           4.50:1

     For purposes of this Section 7.8, "Annualized Operating Cash flow" shall not include any portion of Operating Cash Flow which would have otherwise been included in respect of any Subsidiary of the Borrower or portion of the System which has been sold, for the fiscal period in which the sale occurs."

     4. Amendment to Section 7.10. Section 7.10 of the Loan Agreement, Capital Expenditures, is hereby amended by deleting existing Section 7.10 in its entirety and by substituting in lieu therefor the following:


          "Section 7.10 Capital Expenditures. During the period set forth below, the Borrower shall not permit the aggregate amount of Capital Expenditures of the Borrower and its Subsidiaries to exceed the sum of
     (a) the limit set forth below for such quarter, plus (b) any unexpended portion of the Capital Expenditures limit for the immediately preceding quarter.

                                            Capital
     Quarter                                Expenditure Limit

     December 31, 1994                      $4,000,000

     March 31, 1995                         $2,350,000

     June 30, 1995                          $2,550,000

     September 30, 1995                     $2,985,000

     December 31, 1995                      $3,450,000

     March 31, 1996                         $2,400,000"

     5. Deletion of Section 7.11. Section 7.11 of the Loan Agreement, Annualized Operating Cash Flow to Pro Forma Debt Service Requirements Ratio, is hereby deleted in its entirety.

     6. Deletion of Section 7.12. Section 7.12 of the Loan Agreement, Operating Cash Flow to Fixed Charges Ratio, is hereby deleted in its entirety.

     7. Amendment to Notes. Each of the Notes is hereby amended to conform to the amendments made in the foregoing Section 1 and Section 2 hereof.

     8. Waiver. The Agent, the Co-Agents, and each of the Banks hereby waive the Default and Event of Default that occurred and has been in existence, as a result of North Central's failure to pledge the QVC stock owned by it and referenced in Section 2.7(b) of the Loan Agreement, as amended by this Amendment.

     9. No Other Amendment or Waiver. Except for the amendments expressly set forth above, the text of the Loan Agreement and all other Loan Documents shall remain unchanged and in full force and effect. The Borrowers acknowledges and expressly agree that the Agent, the Co-Agents, and the Banks reserve the right to, and do in fact, require strict compliance with all terms and provisions of the Loan Agreement.

     10. Representations and Warranties. The Borrowers hereby represent and warrant in favor of the Agent, the Co-Agents, and the Banks as follows:

          (a) The Borrowers have the partnership and corporate power and authority, as the case may be, (i) to enter into this Amendment, and (ii) to do all acts and things as are required or contemplated hereunder to be done, observed and performed by them;

          (b) This Amendment has been duly authorized, validly executed and delivered by one or more Authorized Signatories of the Borrowers, and constitutes the legal, valid and binding obligation of the Borrowers, enforceable against them in accordance with its terms;

          (c) The execution and delivery of this Amendment and performance by the Borrowers under the Loan Agreement, as amended hereby, do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over either Borrower which has not already been obtained, nor contravene or conflict with the charter documents of either Borrower, or the provision of any statute, judgment, order, indenture, instrument, agreement, or undertaking, to which either Borrower is party or by which any of their respective assets or properties are or may become bound; and

          (d) As of the Effective Date of, and after giving effect to this Amendment, (i) no Default or Event of Default exists or is caused by this Amendment, and (ii) each representation and warranty set forth in Article 4 of the Loan Agreement is hereby restated and affirmed as true and correct in all material respects as of such date hereof, except to the extent previously fulfilled in accordance with the terms of the Loan Agreement, as amended hereby, and to the extent relating specifically to the Agreement Date.

     11. Conditions Precedent to Effectiveness of Amendment. This Amendment shall be effective on the date (the "Effective Date") on which the following conditions precedent have been satisfied:

          (a) The Borrower shall have paid to the Agent, for the account of the banks, an amendment fee in the amount of .25% of the principal balance of the Loans outstanding as of the date of this Amendment;

          (b) The Borrowers, Banks, Agent and Co-Agent shall have executed and delivered this Amendment; and

          (c) The Borrowers shall execute and deliver such other documents that the Agent may reasonably request.

     12. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

     13. Law of Contract. This Amendment shall be deemed to be made pursuant to the laws of the State of New York with respect to agreements made and to be performed wholly in the State of new York and shall be construed, interpreted, performed and enforced in accordance therewith.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused it to be executed under seal by their duly authorized officers, all as of the day and year first above written.

BORROWER:                         MEREDITH/NEW HERITAGE STRATEGIC
                                  PARTNERS L.P., an Iowa limited
                                  partnership

                                  By its General Partner:
                                  MEREDITH/NEW HERITAGE PARTNERSHIP

                                  By a General Partner:
                                  NEW HERITAGE ASSOCIATES, an Iowa
                                  general partnership

                                  By its General Partner:
                                  INGERSOLL GROUP, INC., an Iowa
                                  corporation


                                  By:___________________________________

                                     Its:_______________________________

NORTH CENTRAL:                    NORTH CENTRAL CABLE COMMUNICATIONS
                                  CORPORATION, a Delaware corporation


                                  By:__________________________________

                                     Its:______________________________


AGENT:                            TORONTO DOMINION (TEXAS), INC.


                                  By:__________________________________

                                     Its:______________________________


CO-AGENTS:                        THE BANK OF NEW YORK


                                  By:__________________________________

                                     Its:______________________________


                                  THE FIRST NATIONAL BANK OF CHICAGO


                                  By:__________________________________

                                     Its:______________________________


                                  NATIONSBANK OF TEXAS, N.A.


                                  By:__________________________________

                                     Its:______________________________


BANKS:                            THE TORONTO-DOMINION BANK


                                  By:__________________________________

                                     Its:______________________________

                                  THE BANK OF NEW YORK


                                  By:__________________________________

                                     Its:______________________________


                                  THE FIRST NATIONAL BANK OF CHICAGO


                                  By:__________________________________

                                     Its:______________________________


                                  NATIONSBANK OF TEXAS, N.A.


                                  By:__________________________________

                                     Its:______________________________


                                  BANK OF MONTREAL


                                  By:__________________________________

                                     Its:______________________________


                                  CIBC INC.


                                  By:__________________________________

                                     Its:______________________________


                                  CREDIT LYONNAIS CAYMAN ISLAND
                                  BRANCH


                                  By:__________________________________

                                     Its:______________________________

                                  SHAWMUT BANK, N.A.


                                  By:__________________________________

                                     Its:______________________________


                                  UNION BANK OF CALIFORNIA


                                  By:__________________________________

                                     Its:______________________________


                                  BANQUE FRANCAISE DU COMMERCE
                                  EXTERIEUR GRAND CAYMAN BRANCH


                                  By:__________________________________

                                     Its:______________________________